Exhibit 10.1

Execution Version

FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED

CREDIT AGREEMENT

This Fourth Amendment to Second Amended and Restated Credit Agreement (this “Fourth Amendment”) dated as of December 29, 2022 (the “Fourth Amendment Effective Date”), is among Sitio Royalties Operating Partnership, LP, a Delaware limited partnership (the “Borrower”), each of the Guarantors, each of the Lenders party hereto, the Issuing Bank and Bank of America, N.A. (in its individual capacity, “Bank of America”), as Administrative Agent (in such capacity, the “Administrative Agent”) for the Lenders.

R E C I T A L S

A. The Borrower, the Administrative Agent, the Lenders, the Issuing Bank and the other parties thereto are parties to that certain Second Amended and Restated Credit Agreement dated as of June 7, 2022 (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), pursuant to which the Lenders and the Issuing Bank have agreed to make extensions of credit to the Borrower for the purposes and subject to the terms and conditions set forth therein.

B. The Borrower has entered into that certain Agreement and Plan of Merger, dated as of September 6, 2022 (such agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, in each case, to the extent permitted by the Credit Agreement as amended hereby, the “Brigham Merger Agreement”), by and among the Borrower, Parent, Snapper Merger Sub I, Inc., a Delaware corporation, Snapper Merger Sub II, LLC, a Delaware limited liability company (“Merger Sub”), Brigham Minerals, Inc., a Delaware corporation, and Brigham Minerals Holdings, LLC, a Delaware limited liability company (“Brigham Holdings”), pursuant to which, among other things, Merger Sub will merge with and into Brigham Holdings, with Brigham Holdings surviving the merger (the “Brigham Merger”).

C. In connection with the Brigham Merger, the Borrower, the Administrative Agent, the Issuing Bank and the Lenders party hereto have agreed to amend the Credit Agreement as provided herein, subject to the terms and conditions hereof.

D. The Lenders desire to effectuate the Scheduled Redetermination of the Borrowing Base intended to be effective on or about October 1, 2022 by reaffirming the Borrowing Base at $300,000,000 on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1 Defined Terms. Each capitalized term used herein and not otherwise defined herein has the meaning assigned to such term in the Credit Agreement, as amended by this Fourth Amendment. Unless otherwise indicated, all section references in this Fourth Amendment refer to sections of the Credit Agreement.

Section 2 Amendments to Credit Agreement. In reliance on the representations, warranties, covenants and agreements contained in this Fourth Amendment, and subject to the satisfaction (or waiver) of the conditions precedent set forth in Section 4 hereof, effective as of the Fourth Amendment Effective Date the Credit Agreement (other than the signature pages, Annexes, Exhibits and Schedules thereto) shall be amended to read in its entirety as set forth on Exhibit A attached hereto.

Section 3 Scheduled Redetermination of Borrowing Base. In reliance on the representations, warranties, covenants and agreements contained in this Fourth Amendment, and subject to the satisfaction (or waiver) of the conditions precedent set forth in Section 4 hereof, the Administrative Agent and the Lenders party hereto, constituting at least the Required Lenders, hereby agree that the existing Borrowing Base of $300,000,000 shall be reaffirmed at $300,000,000 effective as of the Fourth Amendment Effective Date (the “October 2022 Scheduled Borrowing Base Redetermination”) and continuing until the next Redetermination Date or other adjustment to the Borrowing Base, whichever occurs first pursuant to the Credit Agreement as amended hereby. The Borrower, the Administrative Agent and the Lenders party hereto hereby further agree that the October 2022 Scheduled Borrowing Base Redetermination provided for herein shall constitute the Scheduled Redetermination of the Borrowing Base intended to be effective on or about October 1, 2022 (or such date thereafter as reasonably practicable) as referenced in Section 2.07(b) of the Credit Agreement and that this Fourth Amendment constitutes the New Borrowing Base Notice with respect to such Scheduled Redetermination.

Section 4 Conditions Precedent. The effectiveness of this Fourth Amendment is subject to the satisfaction of the following conditions precedent:

4.1 Counterparts. The Administrative Agent shall have received counterparts of this Fourth Amendment, duly executed by the Borrower, the Guarantors, the Administrative Agent and Lenders constituting the Required Lenders.

4.2 Fees and Expenses. The Administrative Agent shall have received all fees and other amounts due and payable by the Borrower on or prior to the Fourth Amendment Effective Date including, without limitation, reimbursement or payment of all invoiced documented out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

4.3 Brigham Merger Agreement. The Administrative Agent shall have received executed copies of the Brigham Merger Agreement (as in effect as of the Fourth Amendment Effective Date) and any other documents related to the Brigham Merger reasonably requested by the Administrative Agent, each certified as being true and complete by a Responsible Officer of the Borrower.

4.4 Amendment No. 1 to 2026 Senior Notes Note Purchase Agreement Amendment. All of the conditions precedent to the effectiveness of the Amendment No. 1 to 2026 Senior Notes Note Purchase Agreement shall have been satisfied (or waived) or will be satisfied (or waived) substantially concurrently with the effectiveness of this Fourth Amendment in accordance with the Amendment No. 1 to 2026 Senior Notes Note Purchase Agreement. The Administrative Agent shall have received an executed copy of the Amendment No. 1 to 2026 Senior Notes Note Purchase Agreement in form and substance reasonably satisfactory to the Administrative Agent, certified as being true and complete by a Responsible Officer of the Borrower.

4.5 Brigham Loan Papers. All of the conditions precedent to the effectiveness of the Sixth Amendment to the Brigham RBL Credit Agreement dated as of the Fourth Amendment Effective Date (the “Brigham RBL Amendment”), among Brigham Resources, as borrower, the financial institutions party thereto as lenders and Wells Fargo Bank, N.A., as administrative agent shall have been satisfied (or waived) or will be satisfied (or waived) substantially concurrently with the effectiveness of this Fourth Amendment in accordance with the Brigham RBL Amendment. The Administrative Agent shall have received executed copies of the Brigham RBL Credit Agreement (as in effect as of the Fourth Amendment Effective Date), the Brigham RBL Amendment, and the other Brigham RBL Loan Papers (other than the Notes (as defined in the Brigham RBL Credit Agreement), the Letters of Credit (as defined in the Brigham RBL Credit Agreement), fee letters, certificates and any other Brigham RBL Loan Papers not required by the Administrative Agent to be delivered in connection herewith), each certified as being true and complete by a Responsible Officer of the Borrower.

4.6 No Default or Borrowing Base Deficiency. Immediately prior to and after giving effect to this Fourth Amendment and any Borrowing being made on the Fourth Amendment Effective Date, (a) no Default shall have occurred and be continuing, (b) no Borrowing Base Deficiency shall have occurred and (c) each of the representations and warranties of the Borrower and the Guarantors set forth in the Credit Agreement, as amended hereby, and in the other Loan Documents shall be true and correct in all material respects (except to the extent any such representations and warranties are limited by materiality, in which case, they shall be true and correct in all respects) on and as of the Fourth Amendment Effective Date.

4.7 Borrower’s Agreement of Limited Partnership. The Borrower’s limited partnership agreement and all amendments or other modifications thereto, certified as being true and complete as of the Fourth Amendment Effective Date by a Responsible Officer of the Borrower.

4.8 Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent or counsel to the Administrative Agent may reasonably request.

Notwithstanding anything to the contrary set forth in Section 12.02 of the Credit Agreement or otherwise, the Administrative Agent is hereby authorized and directed to declare this Fourth Amendment to be effective on the date that it receives the foregoing, to the reasonable satisfaction of the Administrative Agent, or the waiver of such conditions as permitted hereby. Such declaration shall be final, conclusive and binding upon the Lenders and all other parties to the Credit Agreement, as amended hereby, for all purposes.

Section 5 Miscellaneous.

5.1 Counterparts. This Fourth Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and all parties need not execute the same counterpart. Delivery of an executed counterpart of a signature page of this Fourth Amendment by telecopy, emailed .pdf, .tif or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Fourth Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Fourth Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

5.2 Severability. Any provision of this Fourth Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

5.3 Confirmation and Effect. The provisions of the Credit Agreement (as amended by this Fourth Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this Fourth Amendment, and this Fourth Amendment shall not constitute a waiver of any provision of the Credit Agreement or any other Loan Document. Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

5.4 Ratification and Affirmation of Loan Parties. Each of the Loan Parties hereby expressly (a) acknowledges the terms of this Fourth Amendment, (b) ratifies and affirms its obligations under the Credit Agreement and the other Loan Documents to which it is a party, (c) acknowledges and renews its continued liability under the Credit Agreement and the other Loan Documents to which it is a party, (d) represents and warrants to the Lenders and the Administrative Agent that each representation and warranty of such Loan Party contained in the Credit Agreement and the other Loan Documents to which it is a party is true and correct in all material respects as of the date hereof and immediately prior to and after giving effect to this Fourth Amendment, except (i) to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date hereof, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date, and (ii) to the extent that any such representation and warranty is expressly qualified by materiality or by reference to Material Adverse Effect, such representation and warranty (as so qualified) shall continue to be true and correct in all respects, (e) represents and warrants to the Lenders and the Administrative Agent that the execution, delivery and performance by such Credit Party of this Fourth Amendment are within such Loan Party’s corporate, limited partnership or limited liability company powers (as applicable), have been duly authorized by all necessary action and that this Fourth Amendment constitutes the valid and binding obligation of such Credit Party enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (f) represents and warrants to the Lenders and the Administrative Agent that, immediately prior to and after giving effect to this Fourth Amendment, no Default exists.

5.5 Governing Law. This Fourth Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, and shall be subject to the provisions of Section 12.09(b) through (d) of the Credit Agreement, and such provisions shall apply to this Fourth Amendment mutatis mutandis.

5.6 ENTIRE AGREEMENT. THIS FOURTH AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

5.7 Successors and Assigns. The provisions of this Fourth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted by the Credit Agreement.

[Remainder of this page intentionally left blank. Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by their respective officers or other authorized signatory thereunto duly authorized, as of the date first written above.

BORROWER:	SITIO ROYALTIES OPERATING PARTNERSHIP, LP

By: Sitio Royalties GP, LLC, its general partner

By:
Name:
Title:

GUARANTORS:	KMF LAND, LLC DPM HOLDCO LLC NOBLE EF GP LLC NOBLE MARCELLUS GP, LLC NOBLE EF DLG GP LLC

By:
Name:
Title:

DGK ORRI COMPANY, L.P.

By: Sitio Royalties GP, LLC, its general partner

By:
Name:
Title:

NOBLE EF DLG LP

By: Noble EF DLG GP LLC, its general partner

By:
Name:
Title:

NOBLE EF LP

By: Noble EF GP LLC, its general partner

By:
Name:
Title:

SIGNATURE PAGE TO FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

– SITIO ROYALTIES OPERATING PARTNERSHIP, LP

NOBLE MARCELLUS LP

By: Noble Marcellus GP, LLC, its general partner

By:
Name:
Title:

VICKICRISTINA, L.P.

By: Sitio Royalties GP, LLC, its general partner

By:
Name:
Title:

FALCON EAGLE FORD, LP

By: Sitio Royalties GP, LLC, its general partner

By:
Name:
Title:

SIGNATURE PAGE TO FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

– SITIO ROYALTIES OPERATING PARTNERSHIP, LP

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent, Issuing Bank and Lender

By:
Name:
Title:

SIGNATURE PAGE TO FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

– SITIO ROYALTIES OPERATING PARTNERSHIP, LP

BARCLAYS BANK PLC, as a Lender

By:
Name:
Title:

SIGNATURE PAGE TO FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

– SITIO ROYALTIES OPERATING PARTNERSHIP, LP

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

SIGNATURE PAGE TO FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

– SITIO ROYALTIES OPERATING PARTNERSHIP, LP

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

SIGNATURE PAGE TO FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

– SITIO ROYALTIES OPERATING PARTNERSHIP, LP

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

SIGNATURE PAGE TO FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

– SITIO ROYALTIES OPERATING PARTNERSHIP, LP

CITIBANK, N.A., as a Lender

By:
Name:
Title:

SIGNATURE PAGE TO FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

– SITIO ROYALTIES OPERATING PARTNERSHIP, LP

ROYAL BANK OF CANADA, as a Lender

By:
Name:
Title:

SIGNATURE PAGE TO FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

– SITIO ROYALTIES OPERATING PARTNERSHIP, LP

CREDIT SUISSE AG, New York Branch, as a Lender

By:
Name:
Title:

By:
Name:
Title:

SIGNATURE PAGE TO FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

– SITIO ROYALTIES OPERATING PARTNERSHIP, LP

COMERICA BANK, as a Lender

By:
Name:
Title:

SIGNATURE PAGE TO FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

– SITIO ROYALTIES OPERATING PARTNERSHIP, LP

EXHIBIT A

Conformed Credit Agreement (as of the Fourth Amendment Effective Date)

[Attached]

EXHIBIT A TO FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT – SITIO

ROYALTIES OPERATING PARTNERSHIP, LP

Exhibit A to Fourth Amendment to Second Amended and Restated Credit Agreement

Execution Version

THIS COPY OF THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT HAS BEEN CONFORMED TO SHOW CHANGES MADE PURSUANT TO (I) THE FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF JUNE 24, 2022, (II) THE SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF JULY 8, 2022, (III) THE THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF SEPTEMBER 21, 2022 AND (IV) THE FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF DECEMBER 29, 2022.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

DATED AS OF

JUNE 7, 2022

AMONG

SITIO ROYALTIES OPERATING PARTNERSHIP, LP,

AS BORROWER,

BANK OF AMERICA, N.A.,

AS ADMINISTRATIVE AGENT AND ISSUING BANK

AND

THE LENDERS PARTY HERETO

BARCLAYS BANK PLC, CAPITAL ONE, NATIONAL ASSOCIATION,

FIFTH THIRD BANK, NATIONAL ASSOCIATION AND KEYBANK NATIONAL ASSOCIATION,

AS CO-DOCUMENTATION AGENTS

BOFA SECURITIES, INC.,

AS SOLE LEAD ARRANGER AND SOLE BOOKRUNNER

TABLE OF CONTENTS

		Page

Article I Definitions and Accounting Matters		7

Section 1.01	Terms Defined Above	7
Section 1.02	Certain Defined Terms	7
Section 1.03	Rounding	52
Section 1.04	Terms Generally; Rules of Construction	52
Section 1.05	Accounting Terms and Determinations; GAAP	53
Section 1.06	Interest Rates	53
Section 1.07	Designation and Conversion of Restricted and Unrestricted Subsidiaries	54
Section 1.08	Letter of Credit Amounts	55
Section 1.09	Divisions	55

Article II The Credits		55

Section 2.01	Commitments	55
Section 2.02	Loans and Borrowings	56
Section 2.03	Requests for Borrowings	57
Section 2.04	Interest Elections	58
Section 2.05	Funding of Borrowings	59
Section 2.06	Termination, Revision and Reduction of Commitments and Aggregate Maximum Credit Amounts; Increase, Reduction and Termination of Aggregate Elected Commitment	60
Section 2.07	Borrowing Base	64
Section 2.08	Letters of Credit	68

Article III Payments of Principal and Interest; Prepayments; Fees		74

Section 3.01	Repayment of Loans	74
Section 3.02	Interest	75
Section 3.03	Inability to Determine Rates	76
Section 3.04	Prepayments	78
Section 3.05	Fees	83

Article IV Payments; Pro Rata Treatment; Sharing of Set-offs		84

Section 4.01	Payments Generally; Pro Rata Treatment; Sharing of Set-offs	84
Section 4.02	Presumption of Payment by the Borrower	86
Section 4.03	Deductions by the Administrative Agent; Defaulting Lenders	86
Section 4.04	Disposition of Proceeds	89

i

Article V Increased Costs; Break Funding Payments; Taxes; Illegality		89

Section 5.01	Increased Costs	89
Section 5.02	Break Funding Payments	90
Section 5.03	Taxes	91
Section 5.04	Mitigation Obligations; Replacement of Lenders	94
Section 5.05	Illegality	97

Article VI Conditions Precedent		97

Section 6.01	Effective Date	96
Section 6.02	Each Credit Event	99

Article VII Representations and Warranties		100

Section 7.01	Organization; Powers	100
Section 7.02	Authority; Enforceability	100
Section 7.03	Approvals; No Conflicts	100
Section 7.04	Financial Condition; No Material Adverse Change	101
Section 7.05	Litigation	101
Section 7.06	Environmental Matters	102
Section 7.07	Compliance with the Laws and Agreements; No Defaults	103
Section 7.08	Investment Company Act	103
Section 7.09	Taxes	103
Section 7.10	ERISA	103
Section 7.11	Disclosure; No Material Misstatements	103
Section 7.12	Insurance	104
Section 7.13	Restriction on Liens	104
Section 7.14	Subsidiaries	104
Section 7.15	Jurisdiction of Organization	104
Section 7.16	Properties; Titles, Etc.	104
Section 7.17	Maintenance of Properties	105
Section 7.18	Gas Imbalances, Prepayments	106
Section 7.19	Marketing of Production	106
Section 7.20	Swap Agreements and Qualified ECP Counterparty	106
Section 7.21	Use of Loans and Letters of Credit	106
Section 7.22	Solvency	107
Section 7.23	International Operations	107
Section 7.24	USA PATRIOT; AML Laws; Anti-Corruption Laws and Sanctions	107
Section 7.25	Affected Financial Institution	107

Article VIII Affirmative Covenants		108

Section 8.01	Financial Statements; Other Information	108
Section 8.02	Notices of Material Events	114
Section 8.03	Existence; Conduct of Business	114
Section 8.04	Payment of Obligations	114
Section 8.05	Performance of Obligations under Loan Documents	114
Section 8.06	Operation and Maintenance of Properties	114
Section 8.07	Insurance	115

ANNEXES, EXHIBITS AND SCHEDULES

Annex I	List of Applicable Percentage, Maximum Credit Amounts and Elected Commitments

Exhibit A	Form of Note
Exhibit B	Form of Borrowing Request
Exhibit C	Form of Interest Election Request
Exhibit D	Form of Compliance Certificate
Exhibit E	Security Instruments
Exhibit F	Form of Guarantee Agreement
Exhibit G	Form of Assignment and Assumption
Exhibit H-1	Form of U.S. Tax Compliance Certificate
(Foreign Lenders That Are Not Partnerships)
Exhibit H-2	Form of U.S. Tax Compliance Certificate
(Foreign Participants That Are Not Partnerships)
Exhibit H-3	Form of U.S. Tax Compliance Certificate
(Foreign Participants That Are Partnerships)
Exhibit H-4	Form of U.S. Tax Compliance Certificate
(Foreign Lenders That Are Partnerships)
Exhibit I	Elected Commitment Increase Certificate
Exhibit J	Additional Lender Certificate
Exhibit K	Form of Discretionary Cash Flow Utilization Certificate

Schedule 7.05	Litigation
Schedule 7.14	Subsidiaries and Partnerships
Schedule 7.18	Gas Imbalances; Other Prepayments
Schedule 7.19	Marketing Agreements
Schedule 7.20	Swap Agreements
Schedule 8.19	Post-Closing Matters

v

THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of June 7, 2022 is among Sitio Royalties Operating Partnership, LP, a Delaware limited partnership formerly known as Falcon Minerals Operating Partnership, LP, a Delaware limited partnership (the “Borrower”), each of the Lenders (as defined below) from time to time party hereto, Bank of America, N.A. (in its individual capacity, “Bank of America”), as Administrative Agent (as defined below) and Issuing Bank (as defined below), and, solely for the purposes of Section 12.23, KMF Land, LLC, a Delaware limited liability company (“KMF Land”).

R E C I T A L S

A. KMF Land, as borrower, DPM HoldCo, LLC, a Delaware limited liability company (“DPM Holdco”), as parent, the lenders party thereto (the “Existing Lenders”), Bank of America, as administrative agent, and the other parties thereto are party to that certain Amended and Restated Credit Agreement dated as of October 8, 2021 (as amended, supplemented or otherwise modified prior to the Effective Date (as defined below), the “Existing Credit Agreement”), pursuant to which the Existing Lenders have made certain loans to and extensions of credit on behalf of KMF Land for the purposes set forth therein.

B. Prior to or contemporaneously with the Effective Date, Ferrari Merger Sub A LLC, a Delaware limited liability company and a Wholly-Owned Subsidiary (as defined below) of the Borrower (“Merger Sub”) shall merge with and into DPM Holdco pursuant to the Merger Agreement (as defined below) (the “Merger”), with DPM Holdco surviving the Merger as a direct Wholly-Owned Subsidiary of the Borrower and with KMF Land being an indirect Wholly-Owned Subsidiary of the Borrower after the Merger.

C. Subject to the conditions precedent set forth herein, the parties hereto desire to (i) allow KMF Land to assign to the Borrower its rights, duties, liabilities and obligations as the borrower under the Existing Credit Agreement and the other “Loan Documents” (as defined in the Existing Credit Agreement) (collectively, the “Existing Loan Documents”) executed in connection with the Existing Credit Agreement, (ii) reflect the reorganization effectuated by the Merger and (iii) amend and restate the Existing Credit Agreement in its entirety in the form of this Agreement.

D. KMF Land and the Borrower have requested that the Lenders provide certain loans to and extensions of credit on behalf of the Borrower.

E. The Lenders have agreed to make such loans and extensions of credit subject to the terms and conditions of this Agreement.

F. In consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree to amend and restate the Existing Credit Agreement as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING MATTERS

Section 1.01 Terms Defined Above. As used in this Agreement, each term defined above has the meaning indicated above.

Section 1.02 Certain Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“2026 Senior Notes” means the senior unsecured notes of Borrower due September 21, 2026 and issued pursuant to the 2026 Senior Notes Note Purchase Agreement.

“2026 Senior Notes Agent” means U.S. Bank Trust Company, National Association, as agent for the 2026 Senior Notes Holders or any permitted successor or assignee under the 2026 Senior Notes Documents.

“2026 Senior Notes Discharge” means and shall have occurred when (i) all principal, interest (including interest accruing during the pendency of an insolvency or liquidation proceeding, regardless of whether allowed or allowable in such insolvency or liquidation proceeding), premium and Make-Whole Amount (as defined in the 2026 Senior Notes Note Purchase Agreement), if any, on all Notes (as defined in the 2026 Senior Notes Note Purchase Agreement) outstanding under the 2026 Senior Notes Note Purchase Agreement shall have been paid in full in cash, (b) all other 2026 Senior Notes Obligations or amounts that are outstanding under the 2026 Senior Notes Note Purchase Agreement and the other 2026 Senior Notes Documents (other than indemnity obligations for which notice of potential claim has not been given) shall have been paid in full in cash and (c) all Commitments (as defined in the 2026 Senior Notes Note Purchase Agreement) shall have terminated.

“2026 Senior Notes Documents” means, collectively, each “Note Document” as defined in the 2026 Senior Notes Note Purchase Agreement, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with this Agreement.

“2026 Senior Notes Guaranty” means the guaranty by the subsidiaries of the Borrower party as guarantors to the 2026 Senior Notes Note Purchase Agreement of the Guaranteed Obligations (as defined in the 2026 Senior Notes Note Purchase Agreement) pursuant to Article X of the 2026 Senior Notes Note Purchase Agreement, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with this Agreement.

“2026 Senior Notes Holders” has the meaning assigned to the term “Holders” in the 2026 Senior Notes Note Purchase Agreement.

“2026 Senior Notes Obligations” has the meaning assigned to the term “Obligations” in the 2026 Senior Notes Note Purchase Agreement.

“2026 Senior Notes Note Purchase Agreement” means that certain Note Purchase Agreement dated as of the Third Amendment Effective Date, by and among the Borrower, as Issuer under and as defined therein, the subsidiaries of the Borrower party thereto as guarantors, the 2026 Senior Notes Holders and the 2026 Senior Notes Agent, as amended by the Amendment No. 1 to 2026 Senior Notes Note Purchase Agreement and as the same may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with this Agreement.

“ABR Borrowing” means any Borrowing comprised of ABR Loans.

“ABR Loan” means a Loan bearing interest based on the Alternate Base Rate.

“Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

“Acquisition” has the meaning given to such term in the First Amendment.

“Acquisition Agreement” has the meaning given to such term in the First Amendment.

“Additional Lender” has the meaning assigned to such term in Section 2.06(c)(i).

“Additional Lender Certificate” has the meaning assigned to such term in Section 2.06(c)(ii)(H).

“Administrative Agent” means Bank of America in its capacity as administrative agent hereunder, or any successor administrative agent as provided in Section 11.06.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent” means each of the Administrative Agent and any syndication agent, documentation agent or other agent or sub-agent pursuant to Section 11.05 appointed by the Administrative Agent with respect to matters related to the Loan Documents (including any trustee appointed pursuant to any mortgage or deed of trust, in each case, to the extent constituting a Security Instrument).

“Aggregate Elected Commitment” means, at any time, an amount equal to the sum of the aggregate Elected Commitments, as the same may be increased, reduced or terminated pursuant to Section 2.06(c). The Aggregate Elected Commitment as of the Effective Date is $300,000,000.

“Aggregate Maximum Credit Amounts” at any time shall equal the sum of the Maximum Credit Amounts in effect at such time, as the same may be reduced or terminated pursuant to Section 2.06(b). The Aggregate Maximum Credit Amounts as of the Effective Date is $750,000,000.

“Agreement” means this Second Amended and Restated Credit Agreement, including the Annexes, Schedules and Exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated.

“Alternate Base Rate” means, for any day, a fluctuating rate per annum equal to the greatest of (a) the Prime Rate in effect on such day as publicly announced from time to time by the Administrative Agent, (b) the Federal Funds Rate in effect on such day plus 1⁄2 of 1.0%, (c) Term SOFR plus 1.00% and (d) 1.00%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Rate or Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or Term SOFR, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Alternate Base Rate shall be the greater of clause (a), (b) and (d) above and shall be determined without reference to clause (c) above.

“Amendment No. 1 to 2026 Senior Notes Note Purchase Agreement” means that certain First Amendment to the 2026 Senior Notes Note Purchase Agreement dated as of the Fourth Amendment Effective Date, by and among the Borrower, as Issuer under and as defined therein, the subsidiaries of the Borrower party thereto as guarantors, the 2026 Senior Notes Holders and the 2026 Senior Notes Agent, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with this Agreement.

“AML Laws” means the USA Patriot Act and all other laws, rules, and regulations of any jurisdiction applicable to any Lender, the Borrower, the Subsidiaries or any Guarantor from time to time concerning or relating to anti-money laundering.

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and all other laws, rules, and regulations of any jurisdiction applicable to the Borrower or the Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Margin” means, for any day, with respect to any ABR Loan or Term SOFR Loan, or with respect to the Commitment Fee Rate, as the case may be, the rate per annum set forth in the Borrowing Base Utilization Grid below based upon the Borrowing Base Utilization Percentage then in effect:

Borrowing Base Utilization Grid
Borrowing Base Utilization Percentage	<25.0%	≥25.0 but <50.0	%, %	≥50.0 but <75.0	%, %	≥75.0 <90.0	%, but %	≥90.0%
ABR Loan Margin	1.500%	1.750%		2.000%		2.250%		2.500%
Term SOFR Loan Margin	2.500%	2.750%		3.000%		3.250%		3.500%
Commitment Fee Rate	0.375%	0.375%		0.500%		0.500%		0.500%

Each change in the Applicable Margin and the Commitment Fee Rate shall apply during the period commencing on the effective date of such change in the Borrowing Base Utilization Percentage and ending on the date immediately preceding the effective date of the next such change; provided, however, that if at any time the Borrower fails to deliver a Reserve Report pursuant to Section 8.12(a), then the “Applicable Margin” and the “Commitment Fee Rate” shall mean the rate per annum set forth on the grid when the Borrowing Base Utilization Percentage is at its highest level, until such Reserve Report is delivered.

“Applicable Parties” has the meaning assigned to such term in Section 12.01(d)(iii).

“Applicable Percentage” means, with respect to any Lender at any time, the percentage of the Aggregate Maximum Credit Amounts represented by such Lender’s Maximum Credit Amount; provided that if the Commitments have terminated or expired, each Lender’s Applicable Percentage shall be determined based upon the Commitments most recently in effect.

“Approved Counterparty” means (a) any Lender or any Affiliate of a Lender, (b) any other Person whose (or, if such Person’s obligations under the applicable Swap Agreement are guaranteed by such Person’s Affiliate, whose Affiliate’s) long term senior unsecured debt rating is A-/A3 by S&P or Moody’s (or their equivalent) or higher, and (c) any other Person that is reasonably acceptable to the Administrative Agent in its sole discretion.

“Approved Electronic Platform” means IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system.

“Approved Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Petroleum Engineers” means (a) Ryder Scott Company Petroleum Consultants, L.P., (b) Cawley, Gillespie & Associates, Inc., (c) Netherland, Sewell & Associates, Inc., (d) DeGolyer and MacNaughton and (e) any other independent petroleum engineers reasonably acceptable to the Administrative Agent.

“Arranger” means BofA Securities, Inc., in its capacity as sole lead arranger and sole bookrunner hereunder.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.04(b)), and accepted by the Administrative Agent, in the form of Exhibit G or any other form approved by the Administrative Agent.

“Availability Period” means the period from and including the Effective Date until the Termination Date.

“Available Discretionary Cash Flow” means, as of any time of determination, an amount equal to (a) Discretionary Cash Flow for the fiscal quarter most recently ended for which financial statements have been delivered pursuant to Section 8.01(a) or Section 8.01(b) minus (b) the aggregate amount of all Discretionary Cash Flow Utilizations that have been made during the then-current Discretionary Cash Flow Utilization Period.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article

55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” has the meaning set forth in the preamble.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof; provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.

“Borrower” has the meaning set forth in the preamble.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of a Term SOFR Borrowing, as to which a single Interest Period is in effect.

“Borrowing Base” means at any time an amount equal to the amount determined in accordance with Section 2.07, as the same may be adjusted from time to time pursuant to Section 2.07(e), Section 2.07(f) or Section 8.13(c).

“Borrowing Base Deficiency” occurs if at any time the total Revolving Credit Exposures exceeds the Borrowing Base then in effect. The amount of the Borrowing Base Deficiency at such time is the amount by which the total Revolving Credit Exposures exceeds the Borrowing Base then in effect; provided, that, for purposes of determining the existence and amount of any Borrowing Base Deficiency, obligations under any Letter of Credit will not be deemed to be outstanding to the extent such obligations are cash collateralized or otherwise backstopped in such amounts and pursuant to such arrangements as are satisfactory to the Issuing Bank in its sole discretion.

“Borrowing Base Properties” means the proved Oil and Gas Properties of the Loan Parties included in the most recently delivered Reserve Report hereunder (including, for the avoidance of doubt, the Initial Reserve Report).

“Borrowing Base Utilization Percentage” means, as of any day, the fraction expressed as a percentage, the numerator of which is the sum of the Revolving Credit Exposures of the Lenders on such day, and the denominator of which is the Borrowing Base in effect on such day.

“Borrowing Request” means a request by the Borrower substantially in the form of Exhibit B or otherwise reasonably acceptable to the Administrative Agent for a Borrowing in accordance with Section 2.03.

“Bridge Guarantee Agreement” means that certain Guarantee Agreement dated as of the First Amendment Effective Date, by and among the Borrower, the Subsidiaries party thereto as guarantors and Bank of America, as administrative agent, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with this Agreement.

“Bridge Loan Debt” means the Debt owing to the Credit Parties (as defined in the Bridge Term Loan Agreement) from time to time under the Bridge Loan Documents.

“Bridge Loan Documents” means the “Loan Documents” as defined in the Bridge Term Loan Agreement.

“Bridge Term Loan Agreement” means that certain 364-Day Bridge Term Loan Agreement dated as of the First Amendment Effective Date, by and among the Borrower, as borrower, Bank of America, as administrative agent, and the lenders party thereto, as amended by the Bridge Term Loan First Amendment and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with this Agreement.

“Bridge Term Loan First Amendment” has the meaning given to such term in the Second Amendment.

“Brigham Borrowing Base” means, at any particular time, the Dollar amount determined to be the “Borrowing Base” under and as defined in, and as redetermined or otherwise adjusted in accordance with the terms of, the Brigham RBL Credit Agreement (as in effect on the Fourth Amendment Effective Date).

“Brigham Entities” means Brigham Holdings and the Subsidiaries thereof, including Brigham Resources, Brigham Minerals, and Rearden Minerals, LLC, a Delaware limited liability company.

“Brigham Holdings” means Brigham Minerals Holdings, LLC, a Delaware limited liability company.

“Brigham Loan Papers” means, collectively, each “Loan Paper” as defined in the Brigham RBL Credit Agreement as in effect on the Fourth Amendment Effective Date.

“Brigham Merger” means the “Mergers” as defined in the Brigham Merger Agreement as in effect on the Fourth Amendment Effective Date.

“Brigham Merger Agreement” means that certain Agreement and Plan of Merger, dated as of September 6, 2022, by and among the Borrower, Parent, TopCo, Snapper Merger Sub II, LLC, a Delaware limited liability company, Brigham Minerals and Brigham Holdings, as amended, restated, supplemented or otherwise modified as permitted hereunder.

“Brigham Merger Closing Date” means the “Closing Date” as defined in the Brigham Merger Agreement as in effect on the Fourth Amendment Effective Date.

“Brigham Minerals” means Brigham Minerals, Inc., a Delaware corporation.

“Brigham Permitted Holders” means (a) Pine Brook BXP Intermediate, L.P., Pine Brook BXP II Intermediate, L.P., Pine Brook PD Intermediate, L.P., (b) Warburg Pincus Private Equity (E&P) XI-A (Brigham), LLC, Warburg Pincus XI (E&P) Partners-A (Brigham), LLC, Warburg Pincus Energy (E&P) Partners-A (Brigham), LLC, Warburg Pincus Energy (E&P)-A (Brigham), LLC, (c) Yorktown Energy Partners IX, L.P., Yorktown Energy Partners X, L.P., Yorktown Energy Partners XI, L.P., YT Brigham Co Investment Partners, LP, and (d) any of the foregoing Persons’ Affiliates (other than portfolio companies thereof) or any fund managed or administered by any such Person or any of its Affiliates.

“Brigham RBL Credit Agreement” means that certain Credit Agreement dated as of May 16, 2019, among Brigham Resources, each of the lenders from time to time party thereto and Wells Fargo Bank, N.A., as administrative agent, as amended on or prior to the Fourth Amendment Effective Date and as such agreement may be further amended, extended, supplemented, waived or otherwise modified from time to time.

“Brigham Resources” means Brigham Resources, LLC, a Delaware limited liability company.

“Brigham Unrestricted Subsidiary Distribution” has the meaning set forth in Section 9.04(h).

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City, New York are authorized or required by law to remain closed or are in fact closed.

“Capital Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, recorded as capital (or finance) leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder. It is understood that this definition is subject to the terms and conditions set forth in Section 1.05.

“Cash Equivalents” means any of the following types of Investments:

(a)

direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency or instrumentality thereof, in each case maturing within one year from the date of any Loan Party’s acquisition thereof;

(b)

commercial paper maturing within one year from the date of any Loan Party’s acquisition thereof rated no lower than A2 or P2, as such rating is set forth from time to time, by S&P or Moody’s, respectively;

(c)

deposits (including, but not limited to, certificates of deposit, time deposits, banker’s acceptances, and overnight bank deposits) maturing within one year from the date of any Loan Party’s acquisition thereof with (or issued by) any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, which has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such bank or trust company’s most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by S&P or Moody’s, respectively;

(d)	Dollars;

(e)

marketable short-term money market and similar funds (including such funds investing a portion of their assets in municipal securities) having a rating of at least A2 or P2, as such rating is set forth from time to time, by S&P or Moody’s, respectively;

(f)

repurchase obligations for underlying securities of the types described in clauses (a), (b), (c), and (e) entered into with any financial institution meeting the qualifications specified in clause (c) above;

(g)

readily marketable direct obligations, with average maturities of one year or less from the date of any Loan Party’s acquisition thereof, issued by any state, commonwealth, or territory of the United States, or any political subdivision or taxing authority thereof, having one of the two highest rating categories obtainable from either S&P or Moody’s; and

(h)

Investments in investment funds or deposits in money market funds investing at least 95% of their assets in securities of the types (including as to credit quality and maturity) described in clauses (a) through (g) above.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management services.

“Cash Receipts” means all cash received by or on behalf of the Loan Parties, including without limitation: (a) any amounts payable under or in connection with any Oil and Gas Properties; (b) cash representing operating revenue earned or to be earned by the Loan Parties; (c) proceeds from Loans; and (d) any other cash received by the Loan Parties from whatever source (including, without limitation, amounts received in respect of the Liquidation of any Swap Agreement).

“Casualty Event” means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of the Loan Parties.

“Chambers Minerals” means Chambers Minerals, LLC, a Delaware limited liability company.

“Change in Control” means the occurrence of any of the following:

(a)

prior to the Brigham Merger Closing Date, (i) any “person” or “group” (within the meaning of Rules 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders (or any Persons that are wholly-owned (directly or indirectly), and Controlled, by the Sitio Permitted Holders), shall have acquired beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 of the Exchange Act) or Control of 35.0% or more on a fully diluted basis of the voting interest in the Equity Interests of Parent necessary for the election of directors of Parent or (ii) the occupation of a majority of the seats (other than vacant seats) on the board of directors of Parent by Persons who were neither (1) directors of Parent on the Effective Date, (2) nominated nor approved by the board of directors of Parent nor (3) appointed by directors so nominated or approved;

(b)

on or after the Brigham Merger Closing Date, (i) any “person” or “group” (within the meaning of Rules 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders (or any Persons that are wholly-owned (directly or indirectly), and Controlled, by the Permitted Holders), shall have acquired beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 of the Exchange Act) or Control of thirty-five percent (35.0%) or more on a fully diluted basis of the voting interest in the Equity Interests of TopCo necessary for the election of directors of TopCo or (ii) the occupation of a majority of the seats (other than vacant seats) on the board of directors of TopCo by Persons who were neither (1) directors of Parent on the Third Amendment Effective Date or directors of Brigham Minerals on the Third Amendment Effective Date, as applicable, (2) nominated nor approved by the board of directors of Parent (during the period between the Third Amendment Effective Date and the Brigham Merger Closing Date), the board of directors of Brigham Minerals (during the period between the Third Amendment Effective Date and the Brigham Merger Closing Date) or the board of directors of TopCo (from and after the Brigham Merger Closing Date) nor (3) appointed by directors so nominated or approved;

(c)	on or after the Brigham Merger Closing Date, TopCo shall cease to (i) own 100% of the voting interest in the Equity Interests of Parent or (ii) Control Parent;

(d)	Parent shall cease to Control the GP Pledgor;

(e)	the GP Pledgor shall cease to be the sole general partner of the Borrower; or

(f)	at any time, a “Change in Control” (or similar event howsoever described or howsoever defined) occurs under any Permitted Additional Debt.

Notwithstanding the preceding or any provision of Section 13d-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Equity Interests subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Equity Interests in connection with the transactions contemplated by such agreement and (ii) if any group includes one or more Permitted Holders, the issued and outstanding Equity Interests owned, directly or indirectly, and as to which sole and exclusive voting power with respect to, and authority over the disposition of, such Equity Interests is retained at any time of determination, by any such Permitted Holders that are part of such group shall be treated as being beneficially owned by such Permitted Holders and shall not be treated as being beneficially owned by such group or any other member of such group for purposes of determining whether a Change in Control has occurred.

“Change in Law” means the occurrence after the date of this Agreement or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement of (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 5.01(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith (whether or not having the force of law) or in implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted, promulgated, issued or implemented.

“CME” means CME Group Benchmark Administration Limited.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Collateral” means all Property of the Borrower and the Guarantors now owned or hereafter acquired which is subject to a Lien created or purported to be created under one or more Security Instruments; provided that, the Collateral shall not include Excluded Property.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make or continue Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) modified from time to time pursuant to Section 2.06, (b) modified from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04(b) or (c) otherwise modified pursuant to this Agreement. The amount representing each Lender’s Commitment shall at any time be the lesser of (i) such Lender’s Maximum Credit Amount, (ii) such Lender’s Elected Commitment and (iii) such Lender’s Applicable Percentage of the then effective Borrowing Base.

“Commitment Fee Rate” has the meaning set forth in the definition of “Applicable Margin”.

“Commodity Account” has the meaning assigned to such term in the UCC.

“Communications” means this Agreement, any Loan Document and any document, any amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.

“Conforming Borrowing Base” means a conforming borrowing base determined based on customary oil and gas lending criteria as they exist at the particular time for commercial banks that are in the business of valuing and redetermining the value of oil and gas properties in connection with reserve-based oil and gas loan transactions in the United States, including by employing customary mechanisms for periodic redeterminations thereof.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate or Term SOFR, as applicable, any conforming changes to the definitions of “Alternate Base Rate, “SOFR”, “Term SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Net Income” means with respect to the Borrower and the Consolidated Restricted Subsidiaries, for any period, the aggregate of the net income (or loss) of the Borrower and the Consolidated Restricted Subsidiaries after allowances for taxes for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (a) the net income of (i) any Unrestricted Subsidiary and (ii) any Person in which the Borrower or any Consolidated Restricted Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower and the Consolidated Restricted Subsidiaries in accordance with GAAP), except, in the case of the foregoing clauses (i) and (ii), to the extent of the amount of dividends or distributions actually paid in cash during such period by such Unrestricted Subsidiary or other Person, as the case may be, to the Borrower or to a Consolidated Restricted Subsidiary, as the case may be; provided that, for purposes of calculating Discretionary Cash Flow for any fiscal quarter, Consolidated Net Income shall not include the amount of any Brigham Unrestricted Subsidiary Distributions received by the Borrower or any Consolidated Restricted Subsidiaries during such fiscal quarter solely to the extent such Brigham Unrestricted Subsidiary Distributions were distributed by the Borrower to the holders of its Equity Interests within five (5) Business Days after the Borrower’s or a Consolidated Restricted Subsidiary’s

receipt of the corresponding Brigham Unrestricted Subsidiary Distribution; (b) the net income (but not loss) during such period of any Consolidated Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Restricted Subsidiary to the Borrower or another Consolidated Restricted Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Restricted Subsidiary or is otherwise restricted or prohibited, in each case determined in accordance with GAAP; (c) the net income (or deficit) of any Person accrued prior to the date it becomes a Consolidated Restricted Subsidiary or is merged into or consolidated with the Borrower or any of its Consolidated Restricted Subsidiaries; (d) any extraordinary gains or losses during such period; (e) any gains or losses attributable to writeups or writedowns of assets; and (f) any non-cash gains or losses (including any positive or negative adjustments under FASB ASC 815 as a result of changes in the fair market value of derivatives).

“Consolidated Restricted Subsidiaries” means any Restricted Subsidiaries that are Consolidated Subsidiaries.

“Consolidated Subsidiaries” means each Subsidiary of the Borrower (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Borrower in accordance with GAAP; provided that when used in reference to any Person other than the Borrower, the term “Consolidated Subsidiaries” means each subsidiary of such Person (whether now existing or hereafter created or acquired), including the Borrower, the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP.

“Consolidated Total Assets” means, at any date, the total assets of the Loan Parties determined on a consolidated basis in accordance with GAAP.

“Consolidated Unrestricted Subsidiaries” means any Unrestricted Subsidiaries that are Consolidated Subsidiaries.

“consolidation” has the meaning assigned to such term in Section 9.11.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement” means a control agreement, in form and substance reasonably satisfactory to the Administrative Agent, providing for the Administrative Agent’s control of a Deposit Account, Securities Account or Commodity Account, as applicable, after notice, executed and delivered by the Borrower or any other Loan Party, as applicable, and the applicable securities intermediary (with respect to a Securities Account), bank (with respect to a Deposit Account) or commodity intermediary (with respect to a Commodity Account), in each case at which such relevant account is maintained.

“Control Agreement Delivery Date” has the meaning assigned to such term in Section 8.17.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to such term in Section 12.20.

“Credit Event” means and includes the making (but not the conversion or continuation) of a Loan and the issuance of a Letter of Credit.

“Credit Party” means the Administrative Agent, the Issuing Bank or any Lender.

“Cumulative Retained Discretionary Cash Flow Amount” means, as of any time of determination, an amount equal to Retained Discretionary Cash Flow for each fiscal quarter during the most recently ended period of four consecutive fiscal quarters for which financial statements have been delivered, or were required to be delivered, pursuant to Section 8.01(a) or Section 8.01(b); provided that the Cumulative Retained Discretionary Cash Flow Amount for the period of four consecutive fiscal quarters ending (a) September 30, 2022 shall be an amount equal to Retained Discretionary Cash Flow for the fiscal quarter ending September 30, 2022 multiplied by four, (b) December 31, 2022 shall be an amount equal to Retained Discretionary Cash Flow for the two consecutive fiscal quarters ending December 31, 2022 multiplied by two, and (c) March 31, 2023 shall be an amount equal to Retained Discretionary Cash Flow for the three consecutive fiscal quarters ending March 31, 2023 multiplied by 4/3.

“Cumulative Retained Discretionary Cash Flow Utilization Period” means each period commencing on the first calendar day of the most recently ended period of four consecutive fiscal quarters for which financial statements have been delivered, or were required to be delivered, pursuant to Section 8.01(a) or Section 8.01(b) through the applicable date of determination of usage of the Cumulative Retained Discretionary Cash Flow Amount under Section 9.05(n).

“Cure Period” has the meaning assigned to such term in Section 9.01(c).

“Current Ratio” has the meaning assigned to such term in Section 9.01(b).

“Daily Simple SOFR” with respect to any applicable determination date means the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).

“Debt” means, for any Person, the sum of the following (without duplication):

(a)	all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments;

(b)	all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments;

(c)

all accounts payable and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services (excluding accounts payable and accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services from time to time incurred in the ordinary course of business which are not greater than ninety (90) days past the date of invoice or delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP);

(d)	all obligations under Capital Leases;

(e)	all obligations under Synthetic Leases;

(f)

all Debt (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Debt is assumed by such Person;

(g)

all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss;

(h)	all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others;

(i)

obligations to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments, other than gas balancing arrangements in the ordinary course of business;

(j)	obligations to pay for goods or services even if such goods or services are not actually received or utilized by such Person;

(k)	any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability;

(l)	Disqualified Capital Stock; and

(m)	the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment.

The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of certification) to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has, or whose Lender Parent has, become the subject of (i) a Bankruptcy Event or (ii) a Bail-In Action. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to the last paragraph of Section 4.03(c)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the Issuing Bank and each other Lender promptly following such determination.

“Deposit Account” has the meaning assigned to such term in the UCC.

“Discretionary Cash Flow” means, as of any time of determination, an amount equal to (a) EBITDA for the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Sections 8.01(a) or 8.01(b), minus (b) the sum, without duplication, of (i) interest expense actually paid in cash by the Borrower and its Consolidated Restricted Subsidiaries during such fiscal quarter, (ii) taxes actually paid in cash by the Borrower and its Consolidated Restricted Subsidiaries during such fiscal quarter, (iii) Permitted Tax Distributions actually made in cash by the Borrower to the Parent during such fiscal quarter (other than, during the Specified Unrestricted Period, any such Permitted Tax Distributions in respect of the Brigham Entities that are Unrestricted Subsidiaries for which one or more corresponding Brigham Unrestricted Subsidiary Distributions were made to fund such Permitted Tax Distributions and such Permitted Tax Distributions were funded within five (5) Business Days after the Borrower’s or a Consolidated Restricted Subsidiary’s receipt of the corresponding Brigham Unrestricted Subsidiary Distribution) and (iv) Operational Capital Expenditures actually paid in cash by the Borrower and its Consolidated Restricted Subsidiaries during such fiscal quarter.

“Discretionary Cash Flow Utilization” means any Restricted Payment made pursuant to Section 9.04(d).

“Discretionary Cash Flow Utilization Certificate” means a Discretionary Cash Flow Utilization Certificate substantially in the form of Exhibit K.

“Discretionary Cash Flow Utilization Period” means each period commencing on the date of delivery of the Compliance Certificate pursuant to Section 8.01(c) for the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Sections 8.01(a) or 8.01(b), to but excluding the date of delivery of the Compliance Certificate pursuant to Section 8.01(c) for the immediately succeeding fiscal quarter.

“Disposition” means any conveyance, sale, lease, sale and leaseback, assignment, farm-out, transfer or other disposition of any Property, and includes, for the avoidance of doubt, any Casualty Event. “Dispose” and “Disposed” have correlative meanings thereto. It is understood and agreed that “Disposition” and “Dispose” and “Disposed” shall not be deemed to include any issuance by the Borrower, Parent or TopCo of any of its Equity Interests to another Person or by any Restricted Subsidiary of any of its Equity Interests to the Borrower or another Restricted Subsidiary.

“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part (but if in part, only with respect to such amount that meets the criteria set forth in this definition), on or prior to the date that is one year after the earlier of (a) the Final Maturity Date and (b) the date on which there are no Loans, LC Exposure or other obligations hereunder outstanding and all of the Commitments are terminated.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Restricted Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia.

“DPM Holdco” has the meaning set forth in the recitals hereto.

“Duplicated G&A Expenses” means, for the period ending June 30, 2022, duplicative expenses and operating costs projected by the Borrower in good faith to be eliminated following the consummation of the Merger and acceptable to the Administrative Agent; provided that Public Company Compliance costs and related expenses shall not be included as Duplicated G&A Expenses.

“EBITDA” means, with respect to the Borrower and its Consolidated Restricted Subsidiaries, for any period, the sum of:

(a) Consolidated Net Income for such period, plus

(b) the following expenses or charges to the extent deducted from Consolidated Net Income in such period:

(i) interest expense,

(ii) provision for taxes based on income or profits or capital, including federal and state income taxes, franchise taxes and similar taxes (such as the Delaware franchise tax),

(iii) depreciation, depletion, amortization, and other similar noncash charges (including any provision for the reduction in the carrying value of assets recorded in accordance with GAAP and including non-cash charges and losses resulting from the requirements of ASC 815),

(iv) one-time transaction costs and expenses (including, for the avoidance of doubt, legal and accounting costs and expenses, retention charges and severance costs) incurred in connection with the negotiation, execution, delivery and consummation of (A) the Transactions, the First Amendment Transactions, the Second Amendment Transactions, the Third Amendment Transactions and the Fourth Amendment Transactions, (B) the other transactions contemplated by this Agreement and the other Loan Documents and (C) the transactions expressly permitted by the Existing Credit Agreement and the other “Loan Documents” as described in the Existing Credit Agreement which occurred prior to the Effective Date,

(v) unusual and nonrecurring expenses reasonably acceptable to the Administrative Agent,

(vi) any fees, costs or expenses arising from any management equity plan, stock option plan, the grant of stock appreciation or similar rights, any other rights or equity incentive plan, any other management or employee benefit plan or agreement, and any stock subscription or shareholder agreement; provided that the aggregate amount of addbacks to EBITDA under this clause (vi) and clause (vii) below, individually or in the aggregate shall not exceed 10% of EBITDA for any Reference Period (as defined below), calculated prior to giving effect to such addbacks,

(vii) any fees, expenses or charges incurred for such period, or any amortization thereof for such period, in connection with any acquisition, incurrence of Debt, Investment, or Disposition (in each case, whether or not any such transaction is completed but only if such acquisition, incurrence of Debt, Investment or Disposition is not in the ordinary course of business); provided that the aggregate amount of addbacks to EBITDA under clause (vi) above and this clause (vii), individually or in the aggregate shall not exceed 10% of EBITDA for any Reference Period (as defined below), calculated prior to giving effect to such addbacks, minus

(c) to the extent included in Consolidated Net Income for such period, the sum of (1) interest income, (2) income tax credits (to the extent not netted from income tax expense), (3) all noncash income added to Consolidated Net Income, (4) any cash payments made during such period in respect of items described in clause (b)(iii) above subsequent to the fiscal quarter in which the relevant non-cash expenses or charges were reflected as a charge in the statement of Consolidated Net Income and (5) gains on asset Dispositions, disposals and abandonments.

For the purposes of calculating EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”), (i) if during such Reference Period the Borrower or any Consolidated Restricted Subsidiary shall have made (A) a Material Disposition, EBITDA for such Reference Period shall be calculated on a pro forma basis as if such Material Disposition occurred on the first day of such Reference Period and (B) any Disposition of Property or series of related Dispositions of Property other than a Material Disposition, EBITDA for such Reference Period may, at the election of the Borrower, be calculated on a pro forma basis as if such Disposition of Property or series of related Dispositions of Property occurred on the first day of such Reference Period, (ii) if during such Reference Period the Borrower or any Consolidated Restricted Subsidiary shall have made (A) a Material Acquisition, EBITDA for such Reference Period shall be calculated on a pro forma basis as if such Material Acquisition occurred on the first day of such Reference Period, provided, however, that, from and after the 2026 Senior Notes Discharge, if the EBITDA generated from such Material Acquisition would result in an increase of EBITDA, EBITDA for such Reference Period may, at the election of the Borrower, be calculated on a pro forma basis as if such acquisition or series of related acquisitions occurred on the first day of such Reference Period, and (B) any acquisition of Property or series of related acquisitions of Property other than a Material Acquisition, EBITDA for such Reference Period may, at the election of the Borrower, be calculated on a pro forma basis as if such acquisition or series of related acquisitions occurred on the first day of such Reference Period and (iii) if during such Reference Period a Consolidated Subsidiary shall be designated as either a Consolidated Unrestricted Subsidiary or a Consolidated Restricted Subsidiary, EBITDA shall be calculated on a pro forma basis as if such designation had occurred on the first day of such Reference Period. For purposes of determining EBITDA for the Reference Period ending (a) March 31, 2022 and June 30, 2022, EBITDA shall be calculated on a pro forma basis as if the Merger had occurred on the first day of the applicable Reference Period; provided that Duplicated G&A Expenses shall be added back to EBITDA, (b) September 30, 2022, EBITDA shall be calculated as EBITDA for the fiscal quarter ending September 30, 2022 multiplied by four, (c) December 31, 2022, EBITDA shall be calculated as EBITDA for the two consecutive fiscal quarters ending December 31, 2022 multiplied by two, and (d) March 31, 2023, EBITDA shall be calculated as EBITDA for the three consecutive fiscal quarters ending March 31, 2023 multiplied by 4/3.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 6.01 are satisfied (or waived in accordance with Section 12.02).

“Effective Date Refinancing” means the repayment in full of all third party Debt of the Borrower and its Subsidiaries existing prior to the Effective Date (other than Debt permitted pursuant to Section 9.02), and the termination and release of all commitments, security interests and guarantees in connection therewith.

“Elected Commitment” means, as to each Lender, the amount set forth opposite such Lender’s name on Annex I under the caption “Elected Commitment”, as the same may be increased, reduced or terminated from time to time in connection with an optional increase, reduction or termination of the Aggregate Elected Commitment pursuant to Section 2.06(b) or (c).

“Elected Commitment Increase Certificate” has the meaning assigned to such term in Section 2.06(c)(ii)(G).

“Electronic Copy” has the meaning assigned to such term in Section 12.22(a).

“Electronic Record” has the meaning assigned to such term by 15 USC §7006, as it may be amended from time to time.

“Electronic Signature” has the meaning assigned to such term by 15 USC §7006, as it may be amended from time to time.

“Engineering Reports” has the meaning assigned to such term in Section 2.07(c)(i).

“Environmental Laws” means any and all Governmental Requirements pertaining to pollution or the preservation of the environment, natural resources, or human health and safety (as it relates to exposure to Hazardous Materials), or the management, Release or threatened Release of any Hazardous Materials, in effect in any and all jurisdictions in which the Borrower or any Subsidiary is conducting, or at any time has conducted business, or where any Property of the Borrower or any Subsidiary is located, including the Oil Pollution Act of 1990, as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980, as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, and the Hazardous Materials Transportation Law, as amended.

“Environmental Permit” means any permit, registration, license, notice, approval, consent, exemption, variance, or other authorization required under or issued pursuant to any applicable Environmental Law.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder, and any successor statute.

“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with the Loan Parties would be deemed to be a “single employer” within the meaning of section 4001(b) (1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

“ERISA Event” means any of the following: (a) a reportable event described in Section 4043(b) of ERISA (or, unless the 30-day notice requirement has been duly waived under the applicable regulations, Section 4043(c) of ERISA) with respect to a Plan; (b) the withdrawal of the Borrower, any Subsidiary or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the incurrence by the Borrower, any Subsidiary or any ERISA Affiliate of liability due to the complete or partial withdrawal from any Multiemployer Plan; (d) with respect to any Multiemployer Plan, the receipt by the Borrower or any Subsidiary of a notice of insolvency or termination under Section 4041A of ERISA; (e) the receipt by the Borrower or any Subsidiary of a notice of intent to terminate a Plan under Section 4041 of ERISA; (f) the receipt by the Borrower or any Subsidiary of any notice of the institution of proceedings to terminate a Plan by the PBGC; (g) the failure by the Borrower or any Subsidiary or ERISA Affiliate to make by its due date any required contribution under Section 430(j) of the Code to any Plan; (h) the imposition of a Lien (other than an Excepted Lien) under Section 412 or 430(k) of the Code or Section 303 or 4068 of ERISA on any property (or rights to property, whether real or personal) of the Borrower or any Subsidiary.

“Erroneous Payment” has the meaning assigned to such term in Section 11.15(a).

“Erroneous Payment Return Deficiency” has the meaning assigned to such term in Section 11.15(d).

“Erroneous Payment Subrogation Rights” has the meaning assigned to such term in Section 11.15(d).

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Section 10.01.

“Excepted Liens” means: (a) Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (b) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (c) statutory landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (d) contractual Liens which arise in the ordinary course of business under real property leases, operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, service agreements, supply agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, fresh water supply agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements, in each case, which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; provided that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Borrower or any Restricted Subsidiary or materially impair the value of such Property subject thereto; (e) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution; provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by the Loan Parties to provide collateral to the depository institution; (f) zoning and land use requirements, easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of the Borrower or any Restricted Subsidiary for the purpose of roads, pipelines, shared facilities, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, zoning restrictions, rights of way, facilities and equipment or immaterial title defects, that do not secure any monetary obligations and which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by the Borrower or any Restricted Subsidiary or materially impair the value of such Property subject thereto; (g) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business; (h) judgment and attachment Liens not giving rise to an Event of Default; provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced (which has not been stayed); (i) Liens, titles and interests of lessors of personal Property leased by such lessors to the Loan Parties, restrictions and prohibitions on encumbrances and transferability with respect to such Property and the Loan Parties’ interests therein imposed by such leases, and Liens and encumbrances encumbering such lessors’ titles and interests in such Property and to which the Loan Parties’ leasehold interests may be subject or subordinate, in each case, whether or not evidenced by UCC financing statement filings or other documents of record; provided that such Liens do not secure Debt of the Loan Parties and do not encumber Property of Loan Parties other than the Property that is the subject of such leases; (j) liens, titles and interests of licensors of software and other intangible personal Property licensed by such licensors to the Loan Parties, restrictions and prohibitions on encumbrances and transferability with respect to such Property and the Loan Parties’ interests therein imposed by such licenses, and Liens and encumbrances encumbering such licensors’ titles and interests in such Property and to which the Loan Parties’ license interests may be subject or subordinate, in each case, whether or not evidenced by UCC financing statement filings or other documents of record and none of which interfere in any material respect with the business of the Loan Parties or materially detract from the value of the relevant assets of the Loan Parties; (k) Liens arising from UCC financing statement precautionary filings regarding operating leases entered into by the Loan Parties in the ordinary course of business covering the personal Property under lease; and (l) Liens in favor of depository banks arising under documentation governing deposit accounts which Liens secure the payment of returned items, settlement item amounts, customary bank fees for maintaining deposit accounts and other related services, and similar items and fees; provided, that (x) no intention to subordinate the first priority Lien granted in favor of the Administrative Agent and the Lenders is to be hereby implied or expressed by the permitted existence of such Excepted Liens and (y) in no event shall “Excepted Liens” secure Debt for borrowed money.

“Excess Cash” means, at any time, the aggregate amount of cash, Cash Equivalents, marketable securities, treasury bonds and bills, certificates of deposit, investments in money market funds and commercial paper (other than Excluded Cash), in each case, held or owned by (whether directly or indirectly), credited to the account of, or otherwise reflected as an asset on the balance sheet of, the Loan Parties in excess of the greater of (a) $25 million and (b) 10% of the then effective Borrowing Base; provided, that prior to August 5, 2022 (as such date may be extended by the Administrative Agent in its sole discretion), Excess Cash shall exclude any such cash, Cash Equivalents, marketable securities, treasury bonds and bills, certificates of deposit, investments in money market funds or commercial paper, in each case, held in or credited to a Specified Bank Account).

“Excess Cash Test Date” has the meaning assigned to such term in Section 3.04(c)(vi).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Accounts” means (a) each account all or substantially all of the deposits in which consist of amounts utilized to fund payroll, healthcare, employee benefit or tax obligations of the Loan Parties, (b) fiduciary accounts, trust accounts and escrow accounts that in each case are contractually obligated to be segregated from the other assets of any Loan Party for the benefit of unaffiliated third parties, (c) “zero balance” accounts or disbursement accounts and (d) other accounts so long as the average daily maximum balance in any such other account over any three Business Day period does not at any time exceed $1,000,000; provided that, the aggregate maximum balance for all such bank accounts excluded pursuant to this clause (d) on any day shall not exceed $2,500,000.

“Excluded Cash” means (a) any cash of the Loan Parties allocated for, reserved or otherwise set aside to pay (i) amounts then due and owing to unaffiliated third parties for which any of the Loan Parties have issued (or will issue within five (5) Business Days) checks or have initiated (or will initiate within five (5) Business Days) wires or ACH transfers in order to pay such amounts or (ii) the reasonably estimated balance of the purchase price and closing costs anticipated to be paid to unaffiliated third parties in connection with a “sign and close” purchase and sale agreement or other acquisition agreement for which any of the Loan Parties have issued (or will issue within five (5) Business Days) checks or have initiated (or will initiate within five (5) Business Days) wires or ACH transfers in order to pay such amounts, (b) cash allocated for, reserved or otherwise set aside for and solely used for (i) payroll or employee benefit payment obligations, (ii) the payment of severance and ad valorem taxes and other taxes of any Loan Party, and (iii) royalty and working interest payments, vendor payments and suspense payments owing to third parties, (c) cash collateral accounts with respect to letters of credit, (d) any cash or cash equivalents of any Loan Party (1) held in escrow by an unaffiliated third party and constituting purchase price deposits and/or (2) held by any Loan Party constituting the reasonably estimated balance of the purchase price and closing costs, in each case held in connection with a pending acquisition from an unaffiliated third party reasonably projected to close within the next succeeding sixty (60) days pursuant to a binding and enforceable purchase and sale agreement, and (e) any cash or cash equivalents of any Loan Party held by any Loan Party constituting the reasonably estimated amount of any cash distributions with respect to the Borrower’s Equity Interests that the Borrower intends to make to holders of its Equity Interests, in each case which distributions are expressly permitted pursuant to Section 9.04(d) and which distributions shall be made within the next succeeding thirty (30) days.

“Excluded Property” has the meaning assigned to such term in the Guarantee Agreement.

“Excluded Swap Obligations” has the meaning assigned to such term in the Guarantee Agreement.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by the Borrower under Section 5.04) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.03, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 5.03(e), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” has the meaning set forth in the recitals hereto.

“Existing Lenders” has the meaning set forth in the recitals hereto.

“Existing Loan Documents” has the meaning set forth in the recitals hereto.

“Existing Loan Parties” has the meaning given to the term “Loan Parties” in the Existing Credit Agreement.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Rate” means, for any day, the greater of (a) the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate and (b) 0.00% per annum.

“Fee Letters” means (a) that certain fee letter dated as of June 2, 2022, among KMF Land, the Administrative Agent and the Arranger and (b) any other letter agreements entered into from time to time after the Effective Date among the Borrower, on the one hand, and the Administrative Agent and/or the Arranger and/or any other arrangers or agents appointed after the Effective Date (with the consent of the Administrative Agent or its Affiliates), on the other hand, providing for the payment of fees to any such agent and/or arranger in connection with this Agreement or any transactions contemplated hereby.

“Final Maturity Date” means June 5, 2026.

“Financial Officer” means, for any Person, the chief executive officer, chief financial officer, principal accounting officer, treasurer or controller or other natural person principally responsible for the financial matters of such Person (or in the case of any Person that is a partnership, of such Person’s general partner). Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of the Borrower.

“Financial Statements” means the financial statement or statements referred to in Section 7.04(a).

“First Amendment” means that certain First Amendment to Second Amended and Restated Credit Agreement dated as of the First Amendment Effective Date, by and among the Borrower, the Administrative Agent, the Issuing Bank and the Lenders party thereto.

“First Amendment Effective Date” means June 24, 2022.

“First Amendment Transactions” means (i) the consummation of the Acquisition and the other transactions occurring under the Acquisition Agreement on or about the First Amendment Effective Date, (ii) (a) the execution, delivery and performance by the Borrower of the Bridge Term Loan Agreement and each other Bridge Loan Document to which it is a party, the borrowing of Loans (as such term is defined in the Bridge Term Loan Agreement) and the use of the proceeds thereof and (b) the execution, delivery and performance by each guarantor of each Bridge Loan Document to which it is a party, the guaranteeing of the Obligations (as such term is defined in the Bridge Term Loan Agreement) and the other obligations under the Bridge Guarantee Agreement by such guarantor and (iii) the payment of fees, costs and expenses in connection with the foregoing.

“Flood Insurance Regulations” means (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time, (d) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder and (e) the Biggert-Waters Flood Reform Act of 2012 and, in each case, any regulations promulgated thereunder.

“Floor” means a rate of interest equal to 0.00% per annum.

“Fold In” means the designation of each of the Brigham Entities as (a) Restricted Subsidiaries under this Agreement and (b) “Restricted Subsidiaries” (as defined in the 2026 Senior Notes Note Purchase Agreement) under the 2026 Senior Notes Note Purchase Agreement.

“Fold In Date” means the date of consummation of the Fold In.

“Fourth Amendment” means that certain Fourth Amendment to Second Amended and Restated Credit Agreement dated as of the Fourth Amendment Effective Date, by and among the Borrower, the Guarantors, the Administrative Agent, the Issuing Bank and the Lenders party thereto.

“Fourth Amendment Effective Date” means December 29, 2022.

“Fourth Amendment Transactions” means (i) the execution, delivery and performance by the Parent, the Borrower and their subsidiaries (including those entities that will become subsidiaries of TopCo, the Parent or the Borrower on a pro forma basis after giving effect to the Brigham Merger) of the Brigham Merger Agreement and the consummation of the Brigham Merger, (ii) the execution, delivery and performance by TopCo, the Parent, the Borrower and their subsidiaries (including those entities that will become subsidiaries of TopCo, the Parent or the Borrower on a pro forma basis after giving effect to the Brigham Merger) of any amendment, waiver or modification of their respective debt financing facilities on or prior to the Brigham Merger Closing Date in connection with the Brigham Merger, including any borrowing base redeterminations thereunder and (iii) the payment of fees, costs and expenses in connection with the foregoing.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Subsidiary” means any Restricted Subsidiary that is not a Domestic Subsidiary.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to the Issuing Bank, such Defaulting Lender’s LC Exposure other than LC Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.05.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, rules of common law, authorization or other legally-binding determination, directive or requirement, whether now or hereafter in effect, of any Governmental Authority.

“GP Pledgor” means Sitio Royalties GP, LLC, a Delaware limited liability company.

“Guarantee Agreement” means the Second Amended and Restated Guarantee and Collateral Agreement executed by the GP Pledgor, Borrower and the Guarantors in substantially the form attached hereto as Exhibit F, as the same may be amended, restated, modified or supplemented from time to time.

“Guarantors” means each Subsidiary that is a party to the Guarantee Agreement as a “Guarantor” and “Grantor” (as such terms are defined in the Guarantee Agreement) and guarantees the Obligations (including pursuant to Section 6.01 and Section 8.14(b)).

“Hazardous Material” means any chemical, substance or waste designated or regulated as a “hazardous substance,” “hazardous material,” “hazardous waste,” “toxic waste,” “extremely hazardous substance,” “toxic substance,” “contaminant,” “pollutant,” or words of similar meaning or import under any applicable Environmental Law, including Hydrocarbons, petroleum products, petroleum substances, and any components, fractions, or derivatives thereof, and radioactive materials, explosives, asbestos or asbestos containing materials, polychlorinated biphenyls, and radon.

“Highest Lawful Rate” means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Obligations under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature. Unless otherwise indicated herein, each reference to the term “Hydrocarbon Interests” shall mean Hydrocarbon Interests of the Loan Parties, as the context requires.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and all products refined or separated therefrom and all other minerals which may be produced and saved from or attributable to the Oil and Gas Properties of any Person.

“Immaterial Subsidiary” means any Restricted Subsidiary that is not a Material Subsidiary.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any Guarantor under any Loan Document and (b) to the extent not otherwise described in clause (a) hereof, Other Taxes.

“Ineligible Institution” means (a) a natural person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of one or more natural persons), (b) a Defaulting Lender or its Lender Parent or (c) the Borrower or any of its Affiliates.

“Information” has the meaning assigned to such term in Section 12.11.

“Initial Reserve Report” means (a) the Reserve Report with respect to the New Loan Parties dated as of December 31, 2021 prepared by Approved Petroleum Engineers and delivered to the Administrative Agent; and (b) the Reserve Report with respect to the Existing Loan Parties dated as of December 31, 2021 prepared by Approved Petroleum Engineers and delivered to the Administrative Agent.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing substantially in the form of Exhibit C or otherwise acceptable to the Administrative Agent.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and the Termination Date and (b) with respect to any Term SOFR Loan, the last day of each Interest Period applicable to such Loan and, in the case of a Term SOFR Loan with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and the Termination Date.

“Interest Period” means with respect to any Term SOFR Loan, the period commencing on the date such Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period pertaining to a Term SOFR Loan that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no Interest Period shall extend beyond the Maturity Date except in connection with an extension thereof permitted by this Agreement.

“Interim Redetermination” has the meaning assigned to such term in Section 2.07(b).

“Interim Redetermination Date” means the date on which a Borrowing Base that has been redetermined pursuant to an Interim Redetermination becomes effective as provided in Section 2.07(d).

“Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person (including, without limitation, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or capital contribution to, assumption of Debt of, purchase or other acquisition of any other Debt or equity participation or interest in, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of inventory, goods, supplies or services sold by such Person in the ordinary course of business); (c) the purchase or acquisition (in one or a series of transactions) of Property of another Person that constitutes a business unit; or (d) the entering into of any guarantee of, or other contingent obligation (including the deposit of any Equity Interests to be sold) with respect to, Debt or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

“IRS” means the United States Internal Revenue Service.

“ISP” means the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time).

“Issuing Bank” means Bank of America, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.08(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“KMF Land” has the meaning set forth in the preamble.

“LC Commitment” means $15,000,000.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the LC Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Lender shall remain in full force and effect until the Issuing Bank and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lenders” means the Persons listed on Annex I and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or otherwise, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement (including, for the avoidance of doubt, those letters of credit issued pursuant to the Existing Credit Agreement and deemed to be Letters of Credit issued pursuant to this Agreement pursuant to the operation of Section 2.08(b) and Section 12.23).

“Letter of Credit Agreements” means all letter of credit applications and other agreements (including any amendments, modifications or supplements thereto) submitted by the Borrower, or entered into by the Borrower, with the Issuing Bank relating to any Letter of Credit.

“Leverage Ratio” has the meaning assigned to such term in Section 9.01(a).

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a deed of trust, mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties. The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations that burden Property to the extent they secure an obligation owed to a Person other than the owner of the Property. For the purposes of this Agreement, a Loan Party shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing. In no event shall the term “Lien” be deemed to include any license of intellectual property unless such license contains a grant of a security interest in such intellectual property.

“Liquidate” means, with respect to any Swap Agreement, the sale, assignment, novation, unwind or early termination of all or any part of such Swap Agreement or the creation of an offsetting position against all or any part of such Swap Agreement. The terms “Liquidated” and “Liquidation” have correlative meanings thereto.

“Liquidity” means, as of any date of determination, the sum of (a) the amount of the unused Commitments as of such date plus (b) the aggregate amount of Unrestricted Cash on such date, minus (c) the amount of any Borrowing Base Deficiency on such date.

“Loan Documents” means this Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Notes, the Letter of Credit Agreements, the Letters of Credit, the Security Instruments, the Fee Letters, any certificate required to be delivered under this Agreement by or on behalf of any Loan Party, and any agreement executed by a Credit Party and any Loan Party which states that it is a “Loan Document” as defined herein.

“Loan Parties” means, collectively, the Borrower and each Guarantor, and “Loan Party” means any one of the foregoing.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Majority Lenders” means, at any time while no Loans or LC Exposure is outstanding, Lenders having more than fifty percent (50.0%) of the Aggregate Maximum Credit Amounts; and at any time while any Loans or LC Exposure is outstanding, Lenders holding more than fifty percent (50.0%) of the outstanding aggregate principal amount of the Loans and participation interests in Letters of Credit (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)); provided that the Maximum Credit Amounts and the principal amount of the Loans and participation interests in Letters of Credit of the Defaulting Lenders (if any) shall be excluded from the determination of Majority Lenders.

“Material Acquisition” means any acquisition of Property or series of related acquisitions of Property that involves the payment of consideration by the Loan Parties in excess of the greater of (x) $15,000,000 and (y) 5.0% of the then-effective Borrowing Base.

“Material Adverse Effect” means a material adverse change in, or material adverse effect on (a) the business, Property, operations or financial condition of the Loan Parties taken as a whole, (b) when taken as a whole, the ability of the Borrower or any Guarantor to perform any of its obligations under any Loan Document, (c) the validity or enforceability of any Loan Document or (d) the rights and remedies of the Administrative Agent, the Issuing Bank or any Lender under any Loan Document.

“Material Debt” means Debt (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Loan Parties in an aggregate principal amount exceeding the greater of (x) $22,500,000 and (y) 7.5% of the then-effective Borrowing Base. For purposes of determining Material Debt, the “principal amount” of the obligations of the Loan Parties in respect of any Swap Agreement at any time shall be the Swap Termination Value of such Swap Agreement.

“Material Disposition” means any Disposition of Property or series of related Dispositions of Property that yields gross proceeds to the Loan Parties (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of the greater of (x) $15,000,000 and (y) 5.0% of the then-effective Borrowing Base.

“Material Subsidiary” means, as of any date: (a) any Restricted Subsidiary that owns, or has an interest in, any Borrowing Base Property, as determined by the Administrative Agent; (b) any Restricted Subsidiary that incurs or guarantees any Debt for borrowed money (including under any Permitted Additional Debt); and (c) any Restricted Subsidiary that is a Wholly-Owned Subsidiary and which, together with its subsidiaries that are Restricted Subsidiaries, for or as of the last day of the period of four consecutive fiscal quarters (or, if applicable, the relevant annualized period determined in accordance with the definition of “EBITDA”) most recently ended for which financial statements have been delivered pursuant to Section 8.01(a) or Section 8.01(b) (or, if applicable, the Financial Statements), contributed greater than (i) two and one half percent (2.5%)

of EBITDA for such period or (ii) two and one half percent (2.5%) of the Consolidated Total Assets as of the last day of such period; provided that, if at any time the aggregate amount of EBITDA or Consolidated Total Assets attributable to all Immaterial Subsidiaries, taken together, exceeds two and one half percent (2.5%) of EBITDA for any such period or two and one half percent (2.5%) of Consolidated Total Assets as of the end of any such period, then the Borrower shall designate in the compliance certificate required to be delivered pursuant to Section 8.01(c) for such fiscal quarter or fiscal year, as applicable, one or more Immaterial Subsidiaries as “Material Subsidiaries” to the extent necessary to eliminate such excess, and upon the delivery of such compliance certificate to the Administrative Agent, such designated Subsidiaries shall for all purposes of this Agreement constitute Material Subsidiaries, and the Borrower shall cause such designated Material Subsidiaries to comply with Section 8.14(b). In the event the Borrower fails to so designate sufficient additional Restricted Subsidiaries as “Material Subsidiaries” in the compliance certificate as aforesaid, the Administrative Agent may, by written notice to the Borrower, designate sufficient additional Restricted Subsidiaries as “Material Subsidiaries” on the Borrower’s behalf, whereupon such Restricted Subsidiaries, effective as of the date of such designation, shall constitute “Material Subsidiaries” for all purposes of this Agreement.

“Maturity Date” means the earlier of (a) the Final Maturity Date and (b) the Springing Maturity Date.

“Maximum Credit Amount” means, as to each Lender, the amount set forth opposite such Lender’s name on Annex I under the caption “Maximum Credit Amounts”, as the same may be (a) reduced or terminated from time to time in connection with a reduction or termination of the Aggregate Maximum Credit Amounts pursuant to Section 2.06(b), (b) modified from time to time pursuant to any assignment permitted by Section 12.04(b) or (c) modified from time to time pursuant to Section 2.06(c)(v).

“Merger” has the meaning set forth in the recitals hereto.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of January 11, 2022, by and among Falcon Minerals Corporation, a Delaware corporation, Falcon Minerals Operating Partnership, LP, a Delaware limited partnership, Merger Sub and DPM Holdco, as amended, restated, supplemented or otherwise modified as permitted hereunder.

“Merger Sub” has the meaning set forth in the recitals hereto.

“Momentum Acquisition” has the meaning given to such term in the Second Amendment.

“Momentum Acquisition Agreement” has the meaning given to such term in the Second Amendment.

“Momentum Assets” means the “Assets” as defined in the Momentum Acquisition Agreement, as in effect on the Second Amendment Effective Date without giving effect to any subsequent amendments thereto.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

“Mortgaged Property” means any Property owned by the Borrower or any Guarantor which is subject to the Liens existing and to exist under the terms of the Security Instruments.

“Multiemployer Plan” means any multiemployer plan, as defined in Section 3(37) or 4001(a)(3) of ERISA, which (a) is currently or hereafter contributed to by the Borrower, a Subsidiary or an ERISA Affiliate or (b) was at any time during the six calendar years preceding the date hereof contributed to by the Borrower, a Subsidiary or an ERISA Affiliate.

“Net Asset Sale Proceeds” means, with respect to any Disposition of assets of the Borrower or any of its Restricted Subsidiaries, an amount equal to: (a) the sum of cash payments and Cash Equivalents received by TopCo, the Parent, the GP Pledgor, the Borrower or any of the Borrower’s Restricted Subsidiaries from such Disposition (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received), minus (b) any bona fide costs and expenses (including, without limitation, legal, accounting and investment banking fees, and sales commissions) incurred in connection with such Disposition, including income or gains taxes paid or payable as a result of such Disposition (after taking into account any available tax credits or deductions and any tax-sharing arrangements) or reserves taken in respect of taxes and/or any Permitted Tax Distributions arising as a result thereof, (c) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Disposition undertaken by the Borrower or any other Loan Party in connection with such Disposition; provided that upon release of any such reserve, the amount released shall be considered Net Asset Sale Proceeds, (d) any other reasonable fees, costs and expenses payable by the Borrower or any other Loan Party in connection with such Disposition and (e) payments applied towards amounts outstanding under the Loan Documents to (i) eliminate any Borrowing Base Deficiency, in an amount equal to such Borrowing Base Deficiency or (ii) pay other amounts due under the Loan Documents as a result of such Disposition (other than as required under Section 3.04(c)(ix); provided, further, that, the Borrower may, in lieu of applying the proceeds as set forth in Section 3.04(c)(ix) at such time, reinvest any portion of such proceeds in Oil and Gas Properties in accordance with Section 3.04(c)(ix)(C) within 365 days of such receipt (or, if contractually committed to be reinvested within 365 days of the date of such receipt, within 545 days of the date of such receipt) and such portion of such proceeds shall not constitute Net Asset Sale Proceeds except to the extent not so reinvested within 365 days of such receipt (or, if contractually committed to be reinvested within 365 days of the date of such receipt, within 545 days of the date of such receipt).

“Net Casualty Event Proceeds” means, with respect to any Casualty Event, an amount equal to: (a) the sum of cash payments and Cash Equivalents received by TopCo, the Parent, the GP Pledgor, the Borrower or any of the Borrower’s Restricted Subsidiaries from such Casualty Event minus (b) (i) any bona fide costs and expenses incurred in connection with the adjustment or settlement of any claims of the Borrower or any of its Restricted Subsidiaries in respect thereof, (ii) amounts expended to repair and/or replace property subject to such Casualty Event, (iii) payments applied towards amounts outstanding under the Loan Documents to (A) eliminate any Borrowing Base Deficiency, in an amount equal to such Borrowing Base Deficiency or (B) pay other amounts due under the Loan Documents as a result of such Casualty Event (other than as required under Section 3.04(c)(vii)); provided, further, that, the Borrower may, in lieu of applying the proceeds as set forth in Section 3.04(c)(vii) at such time, reinvest any portion of such proceeds in Oil and Gas

Properties in accordance with Section 3.04(c)(vii)(C) within 365 days of such receipt (or, if contractually committed to be reinvested within 365 days of the date of such receipt, within 545 days of the date of such receipt) and such portion of such proceeds shall not constitute Net Casualty Event Proceeds except to the extent not so reinvested within 365 days of such receipt (or, if contractually committed to be reinvested within 365 days of the date of such receipt, within 545 days of the date of such receipt).

“New Borrowing Base Notice” has the meaning assigned to such term in Section 2.07(d).

“New Loan Parties” means the Borrower and its Subsidiaries other than the Existing Loan Parties.

“Non-Consenting Lender” means any Lender that fails to consent to an amendment, waiver, consent or other modification to this Agreement or any other Loan Document requested by the Borrower (excluding, for the avoidance of doubt, any Borrowing Base increase) that requires the consent of all Lenders or all affected Lenders in accordance with the terms of Section 12.02(b), and such amendment, waiver, consent or other modification is otherwise consented to by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Notes” means the promissory notes of the Borrower described in Section 2.02(d) and being substantially in the form of Exhibit A, together with all amendments, modifications, replacements, extensions and rearrangements thereof.

“Obligations” means (a) any and all amounts owing or to be owing by the Borrower or any Guarantor (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising) to the Administrative Agent, the Arranger, the Issuing Bank, any Lender or any Related Party of any of the foregoing under any Loan Document; (b) all Secured Swap Obligations; (c) all Secured Cash Management Obligations; and (d) all renewals, extensions and/or rearrangements of any of the above. Without limitation of the foregoing, the term “Obligations” shall include the unpaid principal of and interest on the Loans and LC Exposure (including, without limitation, interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans and LC Exposure and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or any Guarantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), reimbursement obligations (including, without limitation, to reimburse LC Disbursements), obligations to post cash collateral in respect of, or otherwise backstop, Letters of Credit, payments in respect of an early termination of Secured Swap Obligations and unpaid amounts, fees, expenses, indemnities, costs, and all other obligations and liabilities of every nature of the Loan Parties, whether absolute or contingent, due or to become due, now existing or hereafter arising under this Agreement, the other Loan Documents, any Secured Swap Agreement or any Secured Cash Management Agreement.

“OFAC” means the U.S. Department of the Treasury Office of Foreign Assets Control.

“Oil and Gas Properties” means (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization agreements, communitization agreements, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing. Unless otherwise indicated herein, each reference to the term “Oil and Gas Properties” shall mean Oil and Gas Properties with respect to which a Loan Party, as the context requires, has any right, title or interest.

“Operational Capital Expenditures” means capital expenditures incurred by the Borrower and its Consolidated Restricted Subsidiaries in the ownership, development, operation and maintenance of the Oil and Gas Properties. For the avoidance of doubt, Operational Capital Expenditures shall not include any expenditures associated with any acquisition of Oil and Gas Properties.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.04).

“Parent” means Sitio Royalties Corp., a Delaware corporation, to be renamed “STR Sub Inc.” upon consummation of the Brigham Merger on the Brigham Merger Closing Date.

“Participant” has the meaning set forth in Section 12.04(c).

“Participant Register” has the meaning set forth in Section 12.04(c).

“Payment in Full” means (a) the Commitments have expired or have been terminated, (b) all Obligations (including, without limitation, all principal, interest (including interest accruing during the pendency of an insolvency or liquidation proceeding, regardless of whether allowed or allowable in such insolvency or liquidation proceeding), and all fees, costs, expenses and other amounts payable under this Agreement and the other Loan Documents) shall have been paid in full in cash (other than inchoate or contingent indemnification obligations, Secured Swap Obligations and Secured Cash Management Obligations), and (c) all Letters of Credit shall have expired or terminated, without any pending draw (or are cash collateralized or otherwise backstopped in such amounts and pursuant to such arrangements as are satisfactory to the Issuing Bank in its sole discretion) and all LC Disbursements shall have been reimbursed.

“Payment Recipient” has the meaning set forth in Section 11.15(a).

“PBGC” means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA.

“Permitted Additional Debt” means (a) unsecured senior notes or unsecured senior subordinated notes incurred by the Loan Parties after the Effective Date under Section 9.02(g), including the 2026 Senior Notes and (b) the Bridge Loan Debt incurred by the Loan Parties under Section 9.02(j).

“Permitted Additional Debt Documents” means any credit agreement, notes, indenture, agreement, instrument or other definitive document governing, evidencing or related to, or securing, guaranteeing or otherwise providing credit support for, any Permitted Additional Debt, including, without limitation, (a) solely for the period from the First Amendment Effective Date through the first Business Day immediately following the Third Amendment Effective Date, the Bridge Loan Documents, as the same may be amended, modified or supplemented to the extent permitted by Section 9.21 and (b) the 2026 Senior Notes Documents, as the same may be amended, modified or supplemented to the extent permitted by Section 9.21.

“Permitted Equity Acquisition” means the acquisition, by merger or otherwise, by the Borrower or any Guarantor of Equity Interests (other than Disqualified Capital Stock) in another Person, so long as (a) at the time of and immediately after giving effect thereto, no Event of Default has occurred and is continuing or would result therefrom, (b) after giving effect to such acquisition, the Borrower will be in compliance with Section 9.06, (c) all actions required to be taken with respect to any acquired or newly formed Subsidiary under Section 8.14(b) and Section 8.17 shall have been taken or will be taken within the time periods set forth therein, and (d) the Leverage Ratio, calculated on a pro forma basis immediately after giving effect to such acquisition and any related incurrence or repayment of Debt occurring in connection therewith, is (i) not greater than the Leverage Ratio calculated immediately prior to giving effect to such acquisition and any related incurrence or repayment of Debt occurring in connection therewith and (ii) less than or equal to 3.50 to 1.00, in each case, as the Leverage Ratio is recomputed on the date of such acquisition using (x) Total Net Debt outstanding on such date and (y) EBITDA for the four fiscal quarters (or, if applicable, the relevant annualized period determined in accordance with the definition thereof) ending on the last day of the fiscal quarter immediately preceding such date for which financial statements are available.

“Permitted Holders” means, (a) prior to the Brigham Merger Closing Date, the Sitio Permitted Holders and (b) on and after the Brigham Merger Closing Date, collectively, the Sitio Permitted Holders and the Brigham Permitted Holders.

“Permitted Intercompany Activities” means any services rendered or transactions between or among the Borrower and its Subsidiaries (for the avoidance of doubt, including Unrestricted Subsidiaries) in respect of (a) payroll, purchasing and insurance, (b) management, technology and licensing arrangements and (c) land file and revenue statement administration, land management services, engineering services, mineral and royalty management and administration, lease negotiation and any other similar activities that are necessary or advisable to the business of the Borrower and its Subsidiaries (including Unrestricted Subsidiaries); provided that Permitted Intercompany Activities shall not include any purchase, sale, lease or exchange of any cash, Oil and Gas Properties or other Property between or among TopCo, the Parent, the Borrower and its Subsidiaries (for the avoidance of doubt, including Unrestricted Subsidiaries).

“Permitted Tax Distributions” means, (a) for any taxable period (or portion thereof) for which any of the Loan Parties are members of a consolidated, combined, unitary or similar income or franchise tax group for U.S. federal or applicable state or local income or franchise tax purposes of which Ultimate Parent or any direct or indirect parent company of Ultimate Parent is the common parent (a “Tax Group”) or for which the Borrower is a partnership or disregarded entity for U.S. federal or applicable state or local income or franchise tax purposes in any applicable taxing jurisdiction that is wholly-owned (directly or indirectly) by an entity that is taxable as a corporation for such income or franchise tax purposes, cash distributions to pay the portion of any U.S. federal, state or local income or franchise taxes (as applicable) of such Tax Group or such parent company for such taxable period that are attributable to the net taxable income of the Loan Parties (and, to the extent permitted below, the applicable Unrestricted Subsidiaries); provided, that a distribution under this clause shall not exceed the amount of Taxes that the Loan Parties would have paid as a single corporation or as a stand-alone Tax Group, and (b) without duplication of amounts payable under clause (a), with respect to any taxable period during which the Borrower is a partnership for U.S. federal income tax purposes, or is disregarded as separate from an entity classified as a partnership for United States federal income tax purposes, cash distributions to the holders of its Equity Interests, on or prior to each estimated tax payment date as well as each other applicable due date, in an amount described in Section 4.01(b) of the Agreement of Limited Partnership of the Borrower (as in effect on the Fourth Amendment Effective Date); provided, that, notwithstanding the foregoing, distributions or dividends under this definition in respect of any Unrestricted Subsidiary shall be permitted only to the extent that cash distributions were made by such Unrestricted Subsidiary (or any of its direct or indirect parent companies that are Unrestricted Subsidiaries) to the Borrower or any of its Restricted Subsidiaries for such purpose.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan, as defined in section 3(2) of ERISA subject to Section 412 of the Code or Section 302 or Title IV of ERISA (other than a Multiemployer Plan), which (a) is currently or hereafter sponsored, maintained or contributed to by the Loan Parties or an ERISA Affiliate or (b) was at any time during the six calendar years preceding the date hereof, sponsored, maintained or contributed to by the Loan Parties or an ERISA Affiliate.

“Prime Rate” means a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“Proposed Borrowing Base” has the meaning assigned to such term in Section 2.07(c)(i).

“Proposed Borrowing Base Notice” has the meaning assigned to such term in Section 2.07(c)(ii).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Company Compliance” means compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, the provisions of the Securities Act and the Exchange Act, and the rules of national securities exchange listed companies (in each case, as applicable to companies with equity or debt securities held by the public), including procuring directors’ and officers’ insurance, legal and other professional fees, and listing fees.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to such term in Section 12.20.

“Qualified ECP Counterparty” means, in respect of any Swap Agreement, the Borrower and each Restricted Subsidiary and each Guarantor that (a) has total assets exceeding $10,000,000 at the time any guarantee of obligations under such Swap Agreement or grant of the relevant security interest to secure such Swap Agreement becomes effective or (b) otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) the Issuing Bank, as applicable.

“Redemption” means with respect to any Debt, the repurchase, redemption, prepayment, repayment, defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Debt. “Redeem” and “Redeemed” have correlative meanings thereto.

“Redetermination Date” means, with respect to any Scheduled Redetermination or any Interim Redetermination, the date that the redetermined Borrowing Base related thereto becomes effective pursuant to Section 2.07(d).

“Reference Period” has the meaning assigned to such term in the definition of EBITDA.

“Register” has the meaning assigned to such term in Section 12.04(b)(iv).

“Regulation D” means Regulation D of the Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees, agents and professional advisors (including attorneys, accountants and experts) of such Person and of such Person’s Affiliates.

“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing. “Released” has a meaning correlative thereto.

“Release Date” means the date on which (i) Payment in Full has occurred, (ii) no Secured Swap Agreement is outstanding and all amounts payable by the Loan Parties to any Secured Swap Party under any Secured Swap Agreement shall have been paid in full, or if any Secured Swap Agreement is outstanding, arrangements acceptable in the sole discretion of the Secured Swap Party thereto have been made, or such Secured Swap Agreement has been novated or assigned to one or more third parties and all amounts required to be paid by the Loan Parties in respect of such novation shall have been paid in full and (iii) the payment in full in cash of all amounts owing under and the termination of all Secured Cash Management Obligations has occurred (other than contingent indemnification obligations and Secured Cash Management Obligations as to which arrangements satisfactory to the applicable Secured Cash Management Provider shall have been made).

“Relevant Governmental Body” means the Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board or the Federal Reserve Bank of New York, or any successor thereto.

“Required Lenders” means, at any time while no Loans or LC Exposure is outstanding, Lenders having at least sixty-six and two-thirds percent (66-2/3%) of the Aggregate Maximum Credit Amounts of all Lenders; and at any time while any Loans or LC Exposure is outstanding, Lenders holding at least sixty-six and two-thirds percent (66-2/3%) of the outstanding aggregate principal amount of the Loans and participation interests in Letters of Credit of all Lenders (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)); provided that the Maximum Credit Amounts and the principal amount of the Loans and participation interests in Letters of Credit of the Defaulting Lenders (if any) shall be excluded from the determination of Required Lenders.

“Reserve Report” means the Initial Reserve Report and any other subsequent report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of each January 1st or July 1st (or such other date as may be acceptable to the Administrative Agent in its sole discretion or as applicable in the event of an Interim Redetermination) the oil and gas reserves attributable to the Oil and Gas Properties of the Loan Parties, together with a projection of the rate of production and future net income, Taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the pricing assumptions consistent with the Administrative Agent’s lending requirements at the time.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial

Institution, a UK Resolution Authority.

“Responsible Officer” means, as to any Person, the Chief Executive Officer, the President, the General Counsel, any Financial Officer or any Vice President of such Person or of such Person’s manager, managing member, general partner or such other Person having authority to bind that Person (or in the case of any Person that is a partnership, of such Person’s general partner). Unless otherwise specified, all references to a Responsible Officer herein means a Responsible Officer of the Borrower.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in the Loan Parties, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Loan Parties or any option, warrant or other right to acquire any such Equity Interests in the Loan Parties.

“Restricted Subsidiary” means any Subsidiary of the Borrower that is not an Unrestricted Subsidiary.

“Retained Discretionary Cash Flow” means, for any fiscal quarter, an amount equal to (a) 35.0% of Discretionary Cash Flow for such fiscal quarter, less (b) the aggregate amount of all Specified Optional Prepayments made during such fiscal quarter, less (c) the aggregate amount of Permitted Tax Distributions actually made in cash by the Borrower to any Persons other than the Parent during such fiscal quarter (other than, during the Specified Unrestricted Period, any such Permitted Tax Distributions in respect of the Brigham Entities that are Unrestricted Subsidiaries for which one or more corresponding Brigham Unrestricted Subsidiary Distributions were made to fund such Permitted Tax Distributions and such Permitted Tax Distributions were funded within five (5) Business Days after the Borrower’s or a Consolidated Restricted Subsidiary’s receipt of the corresponding Brigham Unrestricted Subsidiary Distribution).

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans and its LC Exposure at such time.

“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto that is a nationally recognized rating agency.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, the so-called Donetsk People’s Republic (DNR) region of Ukraine, the non-government controlled areas of Zaporizhzhia and Kherson, the so-called Luhansk People’s Republic (LNR) region of Ukraine, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“Scheduled Redetermination” has the meaning assigned to such term in Section 2.07(b).

“Scheduled Redetermination Date” means the date on which a Borrowing Base that has been redetermined pursuant to a Scheduled Redetermination becomes effective as provided in Section 2.07(d).

“Scheduled Unavailability Date” has the meaning assigned to such term in Section 3.03(b).

“SEC” means the Securities and Exchange Commission of the United States of America or any successor Governmental Authority.

“Second Amendment” means that certain Second Amendment to Second Amended and Restated Credit Agreement dated as of the Second Amendment Effective Date, by and among the Borrower, the Administrative Agent, the Issuing Bank and the Lenders party thereto.

“Second Amendment Effective Date” means July 8, 2022.

“Second Amendment Transactions” means (i) the consummation of the Momentum Acquisition and the other transactions occurring under the Momentum Acquisition Agreement, (ii) the execution, delivery and performance by the Borrower of the Bridge Term Loan First Amendment and each other Bridge Loan Document dated as of the Second Amendment Effective Date to which it is a party and the borrowing of any Delayed Draw Loans (as such term is defined in the Bridge Term Loan Agreement, as amended by the Bridge Term Loan First Amendment) and the use of the proceeds thereof to fund the purchase price of the Momentum Acquisition and (iii) the payment of fees, costs and expenses in connection with the foregoing.

“Secured Cash Management Agreement” means a Cash Management Agreement between (a) any Loan Party and (b) a Secured Cash Management Provider.

“Secured Cash Management Obligations” means any and all amounts and other obligations owing by any Loan Party to any Secured Cash Management Provider under any Secured Cash Management Agreement.

“Secured Cash Management Provider” means, with respect to any Secured Cash Management Agreement, a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent who is the counterparty to any such Secured Cash Management Agreement.

“Secured Parties” means the Administrative Agent, each Lender, the Issuing Bank, each Secured Cash Management Provider and each Secured Swap Party, and “Secured Party” shall mean any one of them.

“Secured Swap Agreement” means any Swap Agreement between any Loan Party and any Person that is entered into prior to the time, or during the time, that such Person was, a Lender or an Affiliate of a Lender (including any such Swap Agreement in existence prior to the date hereof), even if such Person subsequently ceases to be a Lender (or an Affiliate of a Lender) for any reason (any such Person, a “Secured Swap Party”); provided that, the term “Secured Swap Agreement” shall not include any Swap Agreement or transactions under any Swap Agreement entered into after the time that such Secured Swap Party ceases to be a Lender or an Affiliate of a Lender.

“Secured Swap Obligations” means all amounts and other obligations, owing to any Secured Swap Party under any Secured Swap Agreement (other than Excluded Swap Obligations).

“Secured Swap Party” has the meaning assigned to such term in the definition of Secured Swap Agreement.

“Securities Account” has the meaning assigned to such term in the UCC.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Instruments” means the Guarantee Agreement, mortgages, deeds of trust, Control Agreements and other agreements, instruments or certificates described or referred to in Exhibit E, and any and all other agreements, instruments, consents or certificates now or hereafter executed and delivered by the Borrower or any other Person (other than Secured Swap Agreements or participation or similar agreements between any Lender and any other lender or creditor with respect to any Obligations pursuant to this Agreement), in each case in connection with, or as security for the payment or performance of the Obligations, the Notes, this Agreement, or reimbursement obligations under the Letters of Credit, as such agreements may be amended, modified, supplemented or restated from time to time.

“Sitio Permitted Holders” means, collectively, (a) The Blackstone Group, Inc., (b) Oaktree Capital Management, L.P., (c) Kimmeridge Energy Management Company, LLC, (d) Kimmeridge Mineral Fund, LP, and (e) trusts, partnerships, limited liability companies, corporations or other entities that are Controlled by one or more Persons in the foregoing clauses (a), (b), (c) and (d).

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Adjustment” means (a) with respect to Daily Simple SOFR, 0.10% (10 basis points); and (b) with respect to Term SOFR, 0.10% (10 basis points) for an Interest Period of one-month’s duration, 0.15% (15 basis points) for an Interest Period of three-month’s duration, and 0.25% (25 basis points) for an Interest Period of six-months’ duration.

“SOFR Administrator” means the Federal Reserve Bank of New York or a successor administrator of the secured overnight financing right.

“Specified Bank Accounts” has the meaning set forth in Section 8.17(a).

“Specified Equity Contribution” means, an amount equal to, without duplication, the amount of any capital contributions made in cash to, or any cash proceeds of an issuance of Equity Interests of the Borrower (other than Disqualified Capital Stock) received by, the Borrower during the applicable Cure Period that are made for the purpose of exercising the equity cure rights set forth in Section 9.01(c). For the avoidance of doubt, any capital contributions made to, or any cash proceeds of an issuance of Equity Interests of the Borrower received by, the Borrower for the purpose of making Investments pursuant to Section 9.05(m) shall not constitute a Specified Equity Contribution.

“Specified Optional Prepayment” has the meaning assigned to the term “Specified Optional Prepayment” in the 2026 Senior Notes Note Purchase Agreement.

“Specified Unrestricted Period” means the period commencing on the Brigham Merger Closing Date and ending on the earlier of (a) the Fold In Date and (b) June 30, 2023.

“Springing Maturity Date” means the date that is ninety-one (91) days prior to the final maturity date of the 2026 Senior Notes, if any 2026 Senior Notes remain outstanding on such date.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any other Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other Person (a) of which Equity Interests representing more than 50% of the equity or more than 50% of the ordinary voting power (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) or, in the case of a partnership, any general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower. Any subsidiary of GP Pledgor shall also be deemed a subsidiary of the Borrower.

“Successor Rate” has the meaning specified in Section 3.03(b).

“Supported QFC” has the meaning assigned to such term in Section 12.20.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of any Loan Party (or of the manager, managing member, general partner or such other Person having authority to bind any Loan Party) shall be a Swap Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) payable by any Loan Party, and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, with respect to which any Loan Party is “out-of-the-money”, as determined by the counterparties to such Swap Agreements (including, without duplication, any unpaid amounts due on the date of calculation).

“Synthetic Leases” means, in respect of any Person, all synthetic leases, tax retention operating leases, off balance sheet loans or similar off balance sheet financing products where such transactions are considered borrowed money indebtedness for tax purposes which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income Taxes.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, charges or, withholdings (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means,

(a) for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and

(b) for any interest calculation with respect to an ABR Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day plus the SOFR Adjustment for such Interest Period;

provided that if the Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, the Term SOFR shall be deemed zero for purposes of this Agreement.

“Term SOFR Borrowing” means any Borrowing comprised of Term SOFR Loans.

“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.

“Term SOFR Replacement Date” has the meaning assigned to such term in Section 3.03(b).

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“Termination Date” means the earlier of the Maturity Date and the date of termination of the Commitments.

“Third Amendment” means that certain Third Amendment to Second Amended and Restated Credit Agreement dated as of the Third Amendment Effective Date, by and among the Borrower, the Administrative Agent, the Issuing Bank and the Lenders party thereto.

“Third Amendment Effective Date” means September 21, 2022.

“Third Amendment Transactions” means (i) the execution, delivery and performance by the Borrower of the 2026 Senior Notes Note Purchase Agreement and each other 2026 Senior Notes Note Document to which it is a party, the issuing of the Notes (as such term is defined in 2026 Senior Notes Note Purchase Agreement) and the use of the proceeds thereof and (b) the execution, delivery and performance by each subsidiary of the Borrower party as guarantor to the 2026 Senior Notes Note Purchase Agreement of each 2026 Senior Notes Note Document to which such subsidiary is a party and the guaranteeing of the Guaranteed Obligations (as such term is defined in the 2026 Senior Notes Note Purchase Agreement) by such subsidiary and (iii) the payment of fees, costs and expenses in connection with the foregoing.

“TopCo” means Snapper Merger Sub I, Inc., a Delaware corporation, to be renamed “Sitio Royalties Corp.” upon consummation of the Brigham Merger on the Brigham Merger Closing Date.

“Total Debt” means, at any date, all Debt of the Loan Parties on a consolidated basis, excluding (i) non-cash obligations under FASB ASC 815 and (ii) Debt in respect of clause (b) under the definition thereof.

“Total Net Debt” means, at any date, an amount equal to (a) Total Debt minus (b) Unrestricted Cash in an aggregate amount not to exceed $25,000,000.

“Transactions” means, (i) the consummation of the Merger and the other transactions occurring under the Merger Agreement on or about the Effective Date, (ii) the Effective Date Refinancing, (iii) (a) the execution, delivery and performance by the Borrower of this Agreement and each other Loan Document to which it is a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, and the grant of Liens by the Borrower on Mortgaged Properties and other Properties pursuant to the Security Instruments, (b) the execution, delivery and performance by each Guarantor of each Loan Document to which it is a party, the guaranteeing of the Obligations and the other obligations under the Guarantee Agreement by such Guarantor, and the grant of Liens by such Guarantor on Mortgaged Properties and other Properties pursuant to the Security Instruments and (c) the execution, delivery and performance by the GP Pledgor of the Guarantee Agreement and the limited recourse grant of Liens by the GP Pledgor on its general partner interests in the Borrower and certain applicable Guarantors and (iv) the payment of fees, costs and expenses in connection with the foregoing.

“Type”, when used in reference to any Loan, refers to its character as an ABR Loan or a Term SOFR Loan.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“UCP” means the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Ultimate Parent” means (a) prior to the Brigham Merger Closing Date, the Parent and (b) from and after the Brigham Merger Closing Date, TopCo.

“Unrestricted Cash” means cash or Cash Equivalents of the Borrower or any of the Guarantors that is held in Deposit Accounts and/or Securities Accounts subject to a Control Agreement.

“Unrestricted Subsidiary” means any Subsidiary of the Borrower designated by the Borrower as an Unrestricted Subsidiary after the Effective Date in accordance with, and subject to the satisfaction of the conditions set forth in, Section 1.07.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning assigned to such term in Section 12.20.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 5.03(e)(ii)(B)(3).

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56), as amended.

“Wholly-Owned Subsidiary” means any Restricted Subsidiary of which all of the outstanding Equity Interests (other than any directors’ qualifying shares mandated by applicable law), on a fully-diluted basis, are directly or indirectly owned by (a) the Borrower, (b) GP Pledgor or (c) the Borrower and GP Pledgor.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.03 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.04 Terms Generally; Rules of Construction. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, and the word “or” shall not be exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Documents), (ii) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law, rule or regulation shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time, (iii) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Loan

Documents), (iv) the words “hereto”, “herein”, “hereof” and “hereunder”, and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (v) with respect to the determination of any time period, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including” and (vi) any reference in a Loan Document to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, the Loan Document in which such references appear. No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

Section 1.05 Accounting Terms and Determinations; GAAP. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the Financial Statements except for changes in which the Borrower’s independent certified public accountants concur and which are disclosed to the Administrative Agent on the next date on which financial statements are required to be delivered to the Lenders pursuant to Section 8.01(a); provided that, unless the Borrower and the Majority Lenders shall otherwise agree in writing, no such change shall modify or affect the manner in which compliance with the covenants set forth herein is computed such that all such computations shall be conducted utilizing financial information presented consistently with prior periods. Notwithstanding anything to the contrary contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Debt or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein and (ii) any treatment of Debt under Accounting Standards Codification 470-20 or 2015-03 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Debt in a reduced or bifurcated manner as described therein, and such Debt shall at all times be valued at the full stated principal amount thereof. In the event that any Accounting Change shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Majority Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred.

Section 1.06 Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

Section 1.07 Designation and Conversion of Restricted and Unrestricted Subsidiaries.

(a) Unless designated in writing to the Administrative Agent by the Borrower in accordance with Section 1.07(b), any Person that becomes a Subsidiary of the Borrower or any of its Restricted Subsidiaries after the Effective Date (whether by formation, acquisition, merger or otherwise) shall be classified as a Restricted Subsidiary. Notwithstanding anything to the contrary contained in this Section 1.07, during the Specified Unrestricted Period, each of the Brigham Entities shall be classified as an Unrestricted Subsidiary without further action (and for the avoidance of doubt, without compliance with the requirements under Section 1.07(b)).

(b) The Borrower may designate by prior written notice thereof to the Administrative Agent, any Restricted Subsidiary (including a newly formed or newly acquired Subsidiary) as an Unrestricted Subsidiary; provided that (i) both immediately before, and immediately after giving effect, to such designation, (A) no Event of Default or Borrowing Base Deficiency exists or would result from such designation and (B) the Borrower shall be in compliance, on a pro forma basis, with the covenants set forth in Section 9.01; (ii) such Subsidiary is not a “restricted subsidiary” for purposes of any indenture or other agreement governing Debt for borrowed money of the Borrower or a Restricted Subsidiary; (iii) such designation shall be deemed to be an Investment in an amount equal to the fair market value of Borrower’s direct and indirect ownership interest in such Subsidiary and such designation shall be permitted only to the extent such Investment is permitted under Section 9.05(h) or Section 9.05(n) on the date of such designation (without regard to any future fluctuations in value); (iv) such designation shall be deemed to be a Disposition pursuant to which the provisions of Section 2.07(e) and Section 9.12 shall apply; (v) after giving effect to such designation, such Subsidiary is in compliance with the requirements of Section 8.18; and (vi) the Administrative Agent shall have received a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying as to the satisfaction of the conditions and matters set forth in clauses (i)-(v) above (and in the case of clause (i)(B) above, setting forth reasonably detailed calculations demonstrating compliance on a pro forma basis with the covenants set forth in Section 9.01). Except as provided in this Section 1.07, no Subsidiary may be designated (and no Restricted Subsidiary may be redesignated) as an Unrestricted Subsidiary.

(c) The Borrower may designate by prior written notice thereof to the Administrative Agent any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (i) both immediately before, and immediately after giving effect, to such designation, (A) no Event of Default or Borrowing Base Deficiency exists or would result from such designation, (B) the Borrower shall be in compliance, on a pro forma basis, with the covenants set forth in Section 9.01, (C) the representations and warranties of the Loan Parties contained in this Agreement and each of the other Loan Documents shall be true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects) on and as of such date as if made on and as of the date of such designation (or, if stated to have been made expressly as of an earlier date, were true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects) as of such date), (iii) the designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall be deemed to be the incurrence at the time of designation of any Investment, Debt, or Liens of such Subsidiary existing at such time, and the Borrower shall be in compliance with Article IX after giving effect to such designation, (iv) immediately after giving effect to such designation, the Borrower and such Subsidiary shall be in compliance with the requirements of Section 8.14 and Section 8.17 and (v) the Administrative Agent shall have received a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying as to the satisfaction of the conditions and matters set forth in clauses (i)-(iv) above (and in the case of clause (i)(B) above, setting forth reasonably detailed calculations demonstrating compliance on a pro forma basis with the covenants set forth in Section 9.01).

Section 1.08 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the amount of such Letter of Credit available to be drawn at such time provided that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Agreement related thereto, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.

Section 1.09 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II

THE CREDITS

Section 2.01 Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrower during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment or (b) the total Revolving Credit Exposures exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.

Section 2.02 Loans and Borrowings.

(a) Borrowings. Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments.

(b) Types of Loans. Subject to Section 3.03, each Borrowing shall be comprised entirely of ABR Loans or Term SOFR Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) Minimum Amounts; Limitation on Number of Borrowings. At the commencement of each Interest Period for any Term SOFR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000; provided that, notwithstanding the foregoing, an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.08(e). Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of seven (7) Term SOFR Borrowings outstanding. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

(d) Notes. Any Lender may request that Loans made by it be evidenced by a single Note, dated, in the case of (i) any Lender party hereto as of the date of this Agreement, as of the Effective Date, (ii) any Lender that becomes a party hereto pursuant to an Assignment and Assumption, as of the effective date of such Assignment and Assumption, or (iii) in the case of a Lender that becomes a party hereto in connection with an increase in the Aggregate Elected Commitment pursuant to Section 2.06(c), as of the effective date of such increase, payable to such Lender in a principal amount equal to its Maximum Credit Amount as in effect on such date, and otherwise duly completed. In the event that any Lender’s Maximum Credit Amount increases or decreases for any reason (whether pursuant to Section 2.06, Section 12.04(b) or otherwise), upon the request of such Lender, the Borrower shall deliver or cause to be delivered on the effective date of such increase or decrease, a new Note payable to such Lender in a principal amount equal to its Maximum Credit Amount after giving effect to such increase or decrease, and otherwise duly completed and such Lender shall promptly return to the Borrower the previously issued Note held by such Lender. The date, amount, Type, interest rate and, if applicable, Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, may be recorded by such Lender on its books for its Note, and, prior to any transfer, may be endorsed by such Lender on a schedule attached to such Note or any continuation thereof or on any separate record maintained by such Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note.

(e) Obligations of Lenders Several. The obligations of the Lenders to make Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 12.03(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 12.03(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 12.03(c).

Section 2.03 Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone or electronic communication (a) in the case of a Term SOFR Borrowing, not later than 12:00 noon, Houston, Texas time, two Business Days before the date of the proposed Borrowing (or, with respect to the initial Borrowing on the Effective Date, such lesser period of time as approved by the Administrative Agent) or (b) in the case of an ABR Borrowing, not later than 12:00 noon, Houston, Texas time, on the date of the proposed Borrowing; provided that no such notice shall be required for any deemed request of an ABR Borrowing to finance the reimbursement of an LC Disbursement as provided in Section 2.08(e). Each such Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, facsimile or electronic communication to the Administrative Agent of a written Borrowing Request and signed by a Responsible Officer of the Borrower; provided that, subject to Section 5.02, the Borrower may condition a Borrowing Request on the consummation of an acquisition, Investment or other identifiable event or condition and any such Borrowing Request may be revoked by the Borrower if such acquisition or Investment is not consummated, or such event or condition does not occur, on the date specified in the applicable Borrowing Request. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(a) the aggregate amount of the requested Borrowing;

(b) the date of such Borrowing, which shall be a Business Day;

(c) whether such Borrowing is to be an ABR Borrowing or a Term SOFR Borrowing;

(d) in the case of a Term SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(e) the amount of the then effective Borrowing Base, the amount of the then effective Aggregate Elected Commitment, the current total Revolving Credit Exposures (without regard to the requested Borrowing) and the pro forma total Revolving Credit Exposures (giving effect to the requested Borrowing); and

(f) the location and number of the Borrower’s account (or another account as directed by the Borrower) to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Term SOFR Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Each Borrowing Request shall constitute a representation that (a) the amount of the requested Borrowing shall not cause the total Revolving Credit Exposures to exceed the total Commitments (i.e., the lesser of (A) the Aggregate Maximum Credit Amounts, (B) the Aggregate Elected Commitment and (C) the then effective Borrowing Base) and (b) after giving pro forma effect to the requested Borrowing, no Excess Cash exists.

Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04 Interest Elections.

(a) Conversion and Continuance. Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term SOFR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.04. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) Interest Election Requests. To make an election pursuant to this Section 2.04, the Borrower shall notify the Administrative Agent of such election by delivering a written Interest Election Request signed by a Responsible Officer of the Borrower or by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, facsimile or electronic communication to the Administrative Agent of a written Interest Election Request signed by a Responsible Officer of the Borrower.

(c) Information in Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to Section 2.04(c)(iii) and (iv) shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Term SOFR Borrowing; and

(iv) if the resulting Borrowing is a Term SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Term SOFR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Notice to Lenders by the Administrative Agent. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) Effect of Failure to Deliver Timely Interest Election Request and Events of Default and Borrowing Base Deficiencies on Interest Election. If the Borrower fails to deliver a timely Interest Election Request with respect to a Term SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted on such date to an ABR Borrowing. Notwithstanding any contrary provision hereof, if a Borrowing Base Deficiency or an Event of Default has occurred and is continuing and the Majority Lenders have elected in writing to the Borrower and the Administrative Agent to not allow such conversions or continuations: (i) no outstanding Borrowing may be converted to or continued as a Term SOFR Borrowing (and any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term SOFR Borrowing shall be ineffective) and (ii) unless repaid, each Term SOFR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.05 Funding of Borrowings.

(a) Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., Houston, Texas time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly delivering or crediting (as applicable) the amounts so received, in like funds, to an account of the Borrower, subject to, after the Control Agreement Delivery Date, a Control Agreement, and designated by the Borrower in the applicable Borrowing Request; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.08(e) shall be remitted by the Administrative Agent to the Issuing Bank. Nothing herein shall be deemed to obligate any Lender to obtain the funds for its Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for its Loan in any particular place or manner.

(b) Presumption of Funding by the Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.05(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent. A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable credit extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

Section 2.06 Termination, Revision and Reduction of Commitments and Aggregate Maximum Credit Amounts; Increase, Reduction and Termination of Aggregate Elected Commitment.

(a) Scheduled Termination of Commitments. Unless previously terminated, the Commitments shall terminate on the Maturity Date. If at any time the Aggregate Maximum Credit Amount, the Aggregate Elected Commitment or the Borrowing Base is terminated or reduced to zero, then the Commitments shall terminate on the effective date of such termination or reduction.

(b) Optional Termination and Reduction of Aggregate Maximum Credit Amounts.

(i) The Borrower may at any time terminate, or from time to time reduce, the Aggregate Maximum Credit Amounts; provided that (A) each reduction of the Aggregate Maximum Credit Amounts shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000 and (B) the Borrower shall not terminate or reduce the Aggregate Maximum Credit Amounts if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 3.04(c)(i), the total Revolving Credit Exposures would exceed the total Commitments.

(ii) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Aggregate Maximum Credit Amounts under Section 2.06(b)(i) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.06(b)(ii) shall be irrevocable; provided that such notice may state that it is conditioned upon the occurrence of one or more specified events (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such specified event(s) do not occur. Any termination or reduction of the Aggregate Maximum Credit Amounts shall be permanent and may not be reinstated. Each reduction of the Aggregate Maximum Credit Amounts pursuant to this Section 2.06(b)(ii) shall be made ratably among the Lenders in accordance with each Lender’s Applicable Percentage.

(c) Increase, Reduction and Termination of Aggregate Elected Commitment.

(i) Subject to the conditions set forth in Section 2.06(c)(ii) and the prior written approval of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed), the Borrower may increase the Aggregate Elected Commitment then in effect by increasing the Elected Commitment of a Lender and/or by causing a Person that at such time is not a Lender to become a Lender (any such Person that is not at such time a Lender and becomes a Lender, an “Additional Lender”). Notwithstanding anything to the contrary contained in this Agreement, in no case shall an Additional Lender be a natural person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of one or more natural persons), the Borrower or any Affiliate of the Borrower.

(ii) Any increase in the Aggregate Elected Commitment shall be subject to the following additional conditions:

(A) Any increase in the Aggregate Elected Commitment shall first be offered to each of the Lenders, who shall have until the earlier of (1) five (5) Business Days from the date of such offer and (2) the first date on which all Lenders have declined to increase their Elected Commitments, to elect to increase their applicable Elected Commitment and, if a Lender elects to increase its Elected Commitment during such period, the Borrower and such Lender shall execute and deliver an Elected Commitment Increase Certificate (as defined below), before the Borrower may elect to cause an Additional Lender to become a Lender;

(B) such increase shall not be less than $5,000,000 or, if less, the amount by which the Borrowing Base exceeds the Aggregate Elected Commitment prior to giving effect to such increase, unless the Administrative Agent otherwise consents, and no such increase shall be permitted if after giving effect thereto (A) the Aggregate Elected Commitment exceeds the Borrowing Base then in effect or (B) prior to the 2026 Senior Notes Discharge, the Aggregate Elected Commitment exceeds $600,000,000 unless the Administrative Agent shall have received evidence in form and substance satisfactory to it that such increase is permitted under the 2026 Senior Notes Documents;

(C) following any Scheduled Redetermination, the Borrower may not increase the Aggregate Elected Commitment more than twice before the next Scheduled Redetermination, unless the Administrative Agent otherwise consents (for the sake of clarity, all increases in the Aggregate Elected Commitment effective on a single date shall be deemed a single increase in the Aggregate Elected Commitment for purposes of this Section 2.06(c)(ii)(C));

(D) no Default or Event of Default shall have occurred and be continuing on the effective date of such increase;

(E) no Lender’s Elected Commitment may be increased without the consent of such Lender;

(F) on the effective date of such increase, no Term SOFR Borrowings shall be outstanding or if any Term SOFR Borrowings are outstanding, then the effective date of such increase shall be the last day of the Interest Period in respect of such Term SOFR Borrowings unless the Borrower pays compensation required by Section 5.02 or such compensation is waived by each Lender affected thereby;

(G) if the Aggregate Elected Commitment is increased by increasing the Elected Commitment of a Lender, the Borrower and such Lender shall execute and deliver to the Administrative Agent a certificate substantially in the form of Exhibit I (an “Elected Commitment Increase Certificate”);

(H) after the expiration of the time period set forth in clause (A) above, if the Borrower elects to increase the Aggregate Elected Commitment by causing an Additional Lender to become a party to this Agreement, then the Borrower and such Additional Lender shall execute and deliver to the Administrative Agent a certificate substantially in the form of Exhibit J (an “Additional Lender Certificate”), together with an Administrative Questionnaire and a processing and recordation fee of $3,500 (provided that the Administrative Agent may, in its discretion, elect to waive such processing and recordation fee in connection with any such increase), and the Borrower shall (1) if requested by the Additional Lender, deliver a Note payable to such Additional Lender in a principal amount equal to its Maximum Credit Amount, and otherwise duly completed and (2) pay any applicable fees as may have been agreed to between the Borrower and the Additional Lender, and, to the extent applicable and agreed to by the Borrower, the Administrative Agent;

(iii) Subject to acceptance and recording thereof pursuant to Section 2.06(c)(iv), from and after the effective date specified in the Elected Commitment Increase Certificate or the Additional Lender Certificate: (A) the amount of the Aggregate Elected Commitment shall be increased as set forth therein, and (B) in the case of an Additional Lender Certificate, any Additional Lender party thereto shall be a party to this Agreement and have the rights and obligations of a Lender under this Agreement and the other Loan Documents. In addition, the Lender or the Additional Lender, as applicable, shall purchase a pro rata portion of the outstanding Loans of each of the other Lenders (and such Lenders hereby agree to sell and to take all such further action to effectuate such sale) such that each Lender (including any Additional Lender, if applicable) shall hold its Applicable Percentage of the outstanding Loans (and participation interests) after giving effect to the increase in the Aggregate Elected Commitment (and the resulting modifications of each Lender’s Maximum Credit Amount pursuant to Section 2.06(c)(iv) or Section 2.06(c)(v)).

(iv) Upon its receipt of a duly completed Elected Commitment Increase Certificate or an Additional Lender Certificate, executed by the Borrower and the Lender or by the Borrower and the Additional Lender party thereto, as applicable, the processing and recording fee referred to in Section 2.06(c)(ii), and, if required, the Administrative Questionnaire referred to in Section 2.06(c)(ii), the Administrative Agent shall accept such Elected Commitment Increase Certificate or Additional Lender Certificate and record the information contained therein in the Register required to be maintained by the Administrative Agent pursuant to Section 12.04(b)(iv). No increase in the Aggregate Elected Commitment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 2.06(c)(iv).

(v) Upon any increase in the Aggregate Elected Commitment pursuant to Section 2.06(c)(iv), (A) each Lender’s Maximum Credit Amounts shall be automatically deemed amended to the extent necessary so that each such Lender’s Applicable Percentage equals the percentage of the Aggregate Elected Commitment represented by such Lender’s Elected Commitment, in each case after giving effect to such increase, and (B) Annex I to this Agreement shall be deemed amended to reflect the Elected Commitment of each Lender (including any Additional Lender) as thereby increased, any changes in the Lenders’ Maximum Credit Amounts pursuant to the foregoing clause (A), and any resulting changes in the Lenders’ Applicable Percentages.

(vi) The Borrower may from time to time terminate or reduce the Aggregate Elected Commitment; provided that (A) each reduction of the Aggregate Elected Commitment shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (B) the Borrower shall not reduce the Aggregate Elected Commitment if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 3.04(c), the total Revolving Credit Exposures of all Lenders would exceed the Aggregate Elected Commitment as reduced.

(vii) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Aggregate Elected Commitment under Section 2.06(c)(vi) at least three (3) Business Days prior to the effective date of such termination or reduction (or such lesser period as may be reasonably acceptable to the Administrative Agent), specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.06(c)(vii) shall be irrevocable; provided that such notice may state that it is conditioned upon the occurrence of one or more specified events (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such specified event(s) do not occur. Any termination or reduction of the Aggregate Elected Commitment shall be permanent and may not be reinstated, except pursuant to Section 2.06(c)(i). Each reduction of the Aggregate Elected Commitment shall be made ratably among the Lenders in accordance with each Lender’s Applicable Percentage.

(viii) Upon any redetermination or other adjustment in the Borrowing Base pursuant to this Agreement that would otherwise result in the Borrowing Base becoming less than the Aggregate Elected Commitment, the Aggregate Elected Commitment shall be automatically reduced (ratably among the Lenders in accordance with each Lender’s Applicable Percentage) so that they equal such redetermined Borrowing Base (and Annex I) shall be deemed amended to reflect such amendments to each Lender’s Elected Commitment and the Aggregate Elected Commitment).

(ix) Contemporaneously with any increase in the Borrowing Base pursuant to this Agreement, if (A) the Borrower elects to increase the Aggregate Elected Commitment and (B) each Lender has consented to such increase in its Elected Commitment, then the Aggregate Elected Commitment shall be increased (ratably among the Lenders in accordance with each Lender’s Applicable Percentage) by the amount requested by the Borrower without the requirement that any Lender deliver an Elected Commitment Increase Certificate or that the Borrower pay any amounts under Section 5.02, and Annex I shall be deemed amended to reflect such amendments to each Lender’s Elected Commitment and the Aggregate Elected Commitment. The Administrative Agent shall record the information regarding such increases in the Register required to be maintained by the Administrative Agent pursuant to Section 12.04(b)(iv).

(x) If, after giving effect to any reduction in the Aggregate Elected Commitment pursuant to this Section 2.06(c), the total Revolving Credit Exposures exceed the as reduced Aggregate Elected Commitment, then the Borrower shall (A) prepay the Borrowings on the date of such termination or reduction in an aggregate principal amount equal to such excess, and (B) if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, transfer to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j).

Section 2.07 Borrowing Base.

(a) Borrowing Base. For the period from and including the Effective Date until the first Redetermination Date, the amount of the Borrowing Base shall be $300,000,000. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 2.07(e), Section 2.07(f) or Section 8.13(c).

(b) Scheduled and Interim Redeterminations. The Borrowing Base shall be redetermined semi-annually in accordance with this Section 2.07 (each such redetermination, a “Scheduled Redetermination”), and, subject to Section 2.07(d), such redetermined Borrowing Base shall become effective and applicable to the Borrower, the Administrative Agent, the Issuing Bank and the Lenders on April 1st and October 1st of each year (or, in each case, such date promptly thereafter as reasonably practicable), commencing October 1, 2022. In addition, (i) the Borrower may, by notifying the Administrative Agent thereof, one time between successive Scheduled Redeterminations (including prior to the first Scheduled Redetermination), elect to cause the Borrowing Base to be redetermined, (ii) after the first Scheduled Redetermination, the Administrative Agent may, at the direction of the Required Lenders, by notifying the Borrower thereof, one time between successive Scheduled Redeterminations, elect to cause the Borrowing Base to be redetermined, and (iii) the Borrower may, by notifying the Administrative Agent of any acquisition of Oil and Gas Properties by the Loan Parties with a purchase price in the aggregate of at least five percent (5%) of the then effective Borrowing Base, elect to cause the Borrowing Base to be redetermined (in the case of each of the foregoing clauses (i), (ii) and (ii), an “Interim Redetermination”), in each case in accordance with this Section 2.07.

(c) Scheduled and Interim Redetermination Procedure.

(i) Each Scheduled Redetermination and each Interim Redetermination shall be effectuated as follows: upon receipt by the Administrative Agent of (A) the Reserve Report and the certificate required to be delivered by the Borrower to the Administrative Agent, in the case of a Scheduled Redetermination, pursuant to Section 8.12(a) and (c), and, in the case of an Interim Redetermination, pursuant to Section 8.12(b) and (c), and (B) such other reports, data and supplemental information, including, without limitation, the information provided pursuant to Section 8.12(c), as may, from time to time, be reasonably requested by the Administrative Agent or the Majority Lenders (the Reserve Report, such certificate and such other reports, data and supplemental information being the “Engineering Reports”), the Administrative Agent shall evaluate the information contained in the Engineering Reports and shall, in its sole discretion, propose a new Borrowing Base (the “Proposed Borrowing Base”) based upon such information and such other information (including, without limitation, the status of title information with respect to the Oil and Gas Properties as described in the Engineering Reports and the existence of any other Debt) as the Administrative Agent deems appropriate in its sole discretion and consistent with its normal oil and gas lending criteria as it exists at the particular time. In no event shall the Proposed Borrowing Base exceed the Aggregate Maximum Credit Amounts.

(ii) The Administrative Agent shall notify the Borrower and the Lenders of the Proposed Borrowing Base (the “Proposed Borrowing Base Notice”):

(A) in the case of a Scheduled Redetermination (1) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and (c) in a timely and complete manner, then on or before March 15th and September 15th of such year following the date of delivery or (2) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and (c) in a timely and complete manner, then promptly after the Administrative Agent has received complete Engineering Reports from the Borrower and has had a reasonable opportunity to determine the Proposed Borrowing Base in accordance with Section 2.07(c)(i); and

(B) in the case of an Interim Redetermination, promptly, and in any event, within fifteen (15) days after the Administrative Agent has received the required Engineering Reports.

(iii) Subject to Section 12.02(b)(ii) with respect to any Defaulting Lender, any Proposed Borrowing Base that would increase the Borrowing Base then in effect must be approved by all of the Lenders (in each Lender’s sole discretion) as provided in this Section 2.07(c)(iii); and any Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect must be approved or be deemed to have been approved by the Required Lenders (in each Lender’s sole discretion) as provided in this Section 2.07(c)(iii). Upon receipt of the Proposed Borrowing Base Notice, each Lender shall have fifteen (15) days to agree with the Proposed Borrowing Base or disagree with the Proposed Borrowing Base by proposing an alternate Borrowing Base. All decisions regarding the Borrowing Base hereunder shall be made by each Lender in its sole discretion as such Lender deems appropriate and consistent with its normal oil and gas lending criteria as it exists at the particular time. If at the end of such fifteen (15) days, any Lender has not communicated its approval or disapproval in writing to the Administrative Agent, such silence shall be deemed to be (A) in the case of a Proposed Borrowing Base that would increase the Borrowing Base then in effect, a disapproval of the Proposed Borrowing Base and (B) in the case of a Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect, an approval of the Proposed Borrowing Base. If, at the end of such 15-day period, all of the Lenders, in the case of a Proposed Borrowing Base that would increase the Borrowing Base then in effect, or the Required Lenders, in the case of a Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect, have approved or deemed to have approved, as aforesaid, then the Proposed Borrowing Base shall become the new Borrowing Base, effective on the date specified in Section 2.07(d). If, however, at the end of such 15-day period, all of the Lenders or the Required Lenders, as applicable, have not approved or been deemed to have approved the Proposed Borrowing Base, then the Administrative Agent shall poll the Lenders to ascertain the highest Borrowing Base then acceptable to (x) in the case of a decrease or reaffirmation, a number of Lenders sufficient to constitute the Required Lenders or (y) in the case of an increase, all of the Lenders, and such amount shall become the new Borrowing Base, effective on the date specified in Section 2.07(d).

(d) Effectiveness of a Redetermined Borrowing Base. After a redetermined Borrowing Base is approved or is deemed to have been approved by all of the Lenders or the Required Lenders, as applicable, pursuant to Section 2.07(c)(iii), the Administrative Agent shall notify the Borrower and the Lenders of the amount of the redetermined Borrowing Base (the “New Borrowing Base Notice”), and such amount shall become the new Borrowing Base, effective and applicable to the Borrower, the Administrative Agent, the Issuing Bank and the Lenders:

(i) in the case of a Scheduled Redetermination, (A) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Sections 8.12(a) and (c) in a timely and complete manner, then on the April 1st or October 1st, as applicable, following such notice, or (B) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Sections 8.12(a) and (c) in a timely and complete manner, then on the Business Day next succeeding delivery of such notice; and

(ii) in the case of an Interim Redetermination, on the Business Day next succeeding delivery of such New Borrowing Base Notice (or such date as the Administrative Agent, the Lenders and the Borrower may otherwise agree to).

Such amount shall then become the Borrowing Base until the next Scheduled Redetermination Date, the next Interim Redetermination Date or the next adjustment to the Borrowing Base under Section 2.07(e), Section 2.07(f) or Section 8.13(c), whichever occurs first. Notwithstanding the foregoing, no Scheduled Redetermination or Interim Redetermination shall become effective until the New Borrowing Base Notice related thereto is received by the Borrower.

(e) Reduction of Borrowing Base Related to Dispositions of Borrowing Base Properties and/or Liquidation of Swap Agreements. If (i) any Swap Agreement to which any Loan Party is a party is Liquidated or (ii) any Loan Party Disposes of any Borrowing Base Property or Equity Interests in any Loan Party owning Borrowing Base Properties, and the Borrowing Base value assigned to the Liquidated portion of such Swap Agreement (after giving effect to any other Swap Agreements executed by the Borrower or any Guarantor contemporaneously with the Liquidation of such Swap Agreements or subsequent to the most recent Scheduled Redetermination Date) or the Borrowing Base value of such Borrowing Base Property (or in the case of any Disposition of Equity Interests in any Loan Party owning Borrowing Base Properties, the Borrowing Base value of the Borrowing Base Properties owned by such Loan Party), as applicable, in each case as determined by the Administrative Agent, when combined with the sum of (A) the Borrowing Base value of all other Borrowing Base Properties Disposed of (including, in the case of any Disposition of Equity Interests in any Loan Party owning Borrowing Base Properties, the Borrowing Base value of such Borrowing Base Properties owned by such Loan Party), in each case since the most recent Scheduled Redetermination Date and (B) the Borrowing Base value of the Liquidated portion of other Swap Agreements Liquidated since the most recent Scheduled Redetermination Date, exceeds seven and one half percent (7.5%) of the Borrowing Base as then in effect (as determined by the Administrative Agent), individually or in the aggregate, then the Borrowing Base then in effect shall be reduced by an amount equal to the value, if any, assigned to the Liquidated portion of such Swap Agreement in the then effective Borrowing Base and/or the value assigned to such Disposed Borrowing Base Property in the most recently delivered Reserve Report, as the case may be, in each case as determined by the Administrative Agent. The Borrowing Base as so reduced shall become the new Borrowing Base immediately upon the date of such Disposition or Liquidation, as the case may be, effective and applicable to the Borrower, the Administrative Agent, the Issuing Bank and the Lenders on such date until the next redetermination or adjustment thereof hereunder. For purposes of this Section 2.07(e), until the first Scheduled Redetermination Date occurs hereunder, the phrase “the most recent Scheduled Redetermination Date” shall mean “the Effective Date”.

(f) Reduction of Borrowing Base Upon Incurrence of Permitted Additional Debt. If the Loan Parties incur any Permitted Additional Debt in accordance with Section 9.02(g) (other than (i) any Permitted Additional Debt incurred to refinance then-outstanding Permitted Additional Debt, but, solely in the case of this clause (i), only to the extent that the aggregate principal amount of new Permitted Additional Debt incurred to refinance such outstanding Permitted Additional Debt does not result in an increase in the principal amount of Permitted Additional Debt outstanding, except (x) in respect of an increase in the principal amount as a result of customary fees and expenses related to the refinancing of such outstanding Permitted Additional Debt and (y) as otherwise permitted under clause (ii), and (ii) an aggregate principal amount of Permitted Additional Debt consisting entirely of the 2026 Senior Notes incurred on or substantially contemporaneously with the Third Amendment Effective Date but, in any event, no later than the first Business Day immediately following the Third Amendment Effective Date, of up to $450,000,000, minus the aggregate principal amount of Permitted Additional Debt then outstanding that was incurred to refinance the Bridge Loan Debt, so long as, solely in the case of this clause (ii), (x) such Permitted Additional Debt is incurred on or before the Scheduled Redetermination of the Borrowing Base scheduled for on or about October 1, 2022 becomes effective in accordance with Section 2.07(d) and (y) to the extent any Bridge Loan Debt is then outstanding, the net proceeds of such Permitted Additional Debt are used to refinance one hundred percent (100%) of the Bridge Loan Debt), unless the Borrower and the Required Lenders shall otherwise agree, the Borrowing Base then in effect shall be reduced by an amount equal to the product of 0.25 multiplied by the stated principal amount of such Permitted Additional Debt (for the avoidance of doubt, without regard to any original issue discount). The Borrowing Base as so reduced shall become the new Borrowing Base immediately upon the date of such incurrence, effective and applicable to the Borrower, the Administrative Agent, the Issuing Banks and the Lenders on such date until the next redetermination or adjustment thereof hereunder.

Section 2.08 Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of dollar denominated Letters of Credit as the applicant thereof for the support of its or any Guarantor’s obligations, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the period from and including the Effective Date until the day which is five (5) Business Days prior to the Termination Date; provided that the Borrower may not request the issuance, amendment, renewal or extension of Letters of Credit hereunder if a Borrowing Base Deficiency exists at such time or would exist as a result thereof. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. All letters of credit issued pursuant to the Existing Credit Agreement are deemed to have been issued pursuant hereto, and from and after the Effective Date, shall be subject to and governed by the terms and conditions hereof. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (not less than three (3) Business Days in advance of the requested date of issuance, amendment, renewal or extension) a notice:

(i) requesting the issuance of a Letter of Credit or identifying the Letter of Credit to be amended, renewed, reinstated or extended;

(ii) specifying the date of issuance, amendment, renewal, reinstatement or extension (which shall be a Business Day);

(iii) specifying the date on which such Letter of Credit is to expire (which shall comply with Section 2.08(c));

(iv) specifying the amount of such Letter of Credit;

(v) specifying the name and address of the beneficiary thereof, the purpose and nature of the requested Letter of Credit and such other information as shall be necessary to prepare, amend, renew, reinstate or extend such Letter of Credit; and

(vi) specifying the amount of the then effective Borrowing Base and the then effective Aggregate Elected Commitment and whether a Borrowing Base Deficiency exists at such time, the current total Revolving Credit Exposures (without regard to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit) and the pro forma total Revolving Credit Exposures (giving effect to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit).

A Letter of Credit shall be issued, amended, renewed, reinstated or extended only if (and each notice shall constitute a representation and warranty by the Borrower that), after giving effect to the requested issuance, amendment, renewal, reinstatement or extension, as applicable, (i) the LC Exposure shall not exceed the LC Commitment, (ii) no Lender’s Revolving Credit Exposure shall exceed its Commitment and (iii) the total Revolving Credit Exposures shall not exceed the total Commitments (i.e., the lesser of (A) the Aggregate Maximum Credit Amounts, (B) the Aggregate Elected Commitment and (C) the then effective Borrowing Base).

If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application and reimbursement agreement on the Issuing Bank’s standard form in connection with any request for a Letter of Credit; provided that, in the event of any conflict between such application and the terms of this Agreement, the terms of this Agreement shall control.

The Issuing Bank shall not be under any obligation to issue any Letter of Credit if: (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or require or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense that was not applicable on the Effective Date and that the Issuing Bank in good faith deems material to it, (ii) the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank applicable to letters of credit generally, (iii) except as otherwise agreed by the Administrative Agent and the Issuing Bank, the Letter of Credit is in an initial stated amount less than $100,000 or (iv) if any Lender is at the time a Defaulting Lender, unless the Issuing Bank has entered into arrangements, including the delivery of cash collateral, satisfactory to Issuing Bank (in its sole discretion) with the Borrower or such Lender to eliminate the Issuing Bank’s actual or potential Fronting Exposure (after giving effect to Section 4.03(c)(iii)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other obligations in respect of Letters of Credit as to which the Issuing Bank has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date twelve months (or such later date as may be requested by the Borrower and agreed to by the Issuing Bank in its sole discretion) after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, twelve months (or such later date as may be requested by the Borrower and agreed to by the Issuing Bank in its sole discretion) after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date (or such later date as consented to by the Issuing Bank in its sole discretion and provided that such Letter of Credit is cash collateralized or otherwise backstopped in such amounts and pursuant to such arrangements as are satisfactory to the Issuing Bank in its sole discretion).

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in Section 2.08(e), or of any reimbursement payment required to be refunded to the Borrower for any reason, including after the Maturity Date. Each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.08(d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default, the existence of a Borrowing Base Deficiency or reduction or termination of the Commitments.

(e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, Houston, Texas time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., Houston, Texas time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, Houston, Texas time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., Houston, Texas time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower shall, subject to the conditions to Borrowing set forth herein, be deemed to have requested, and the Borrower does hereby request under such circumstances, that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this Section 2.08(e), the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this Section 2.08(e) to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this Section 2.08(e) to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in Section 2.08(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or any Letter of Credit Agreement, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.08(f), constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised all requisite care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by facsimile or electronic communication) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, until the Borrower shall have reimbursed the Issuing Bank for such LC Disbursement (either with its own funds or a Borrowing under Section 2.08(e)), the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans. Interest accrued pursuant to this Section 2.08(h) shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.08(e) to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Replacement and Resignation of the Issuing Bank.

(i) The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 3.05(b). From and after the effective date of any such replacement, (A) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (B) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Bank, as the context shall require. After the replacement of the Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit or extend or otherwise amend any existing Letter of Credit.

(ii) Subject to the appointment and acceptance of a successor Issuing Bank, the Issuing Bank may resign as the Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Lenders (or such shorter period of time as may be acceptable to the Issuing Bank, the Administrative Agent and the Borrower), in which case, the resigning Issuing Bank shall be replaced in accordance with Section 2.08(i)(i).

(j) Cash Collateralization. If (i) any Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent or the Majority Lenders demanding that the Borrower cash collateralize, or otherwise backstop in such amounts and pursuant to such arrangements as are satisfactory to the Issuing Bank in its sole discretion, the outstanding LC Exposure, (ii) the Borrower is required to cash collateralize, or backstop in such amounts and pursuant to such arrangements as are satisfactory to the Issuing Bank in its sole discretion, the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c)(i), Section 3.04(c)(ii), Section 3.04(c)(iii) or Section 3.04(c)(vi) or (iii) the Borrower is required to cash collateralize, or otherwise backstop in such amounts and pursuant to such arrangements as are satisfactory to the Issuing Bank in its sole discretion, a Defaulting Lender’s LC Exposure pursuant to Section 4.03(c)(iii)(B), then the Borrower shall either (x) pledge and deposit with or deliver to the Administrative Agent (as a first priority, perfected security interest), for the benefit of the Issuing Bank, at a location and pursuant to documentation in form and substance satisfactory to the Administrative Agent, an amount in cash in dollars equal to 102% of such LC Exposure or excess attributable to such LC Exposure, as the case may be, as of such date plus any accrued and unpaid interest thereon or (y) or otherwise backstop such LC Exposure or excess attributable to such LC Exposure, as the case may be, in such amounts and pursuant to such arrangements as are satisfactory to the Issuing Bank in its sole discretion; provided that the obligation to deposit such cash collateral or otherwise backstop shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default described in Section 10.01(h) or Section 10.01(i). The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Bank, an exclusive first priority and continuing perfected security interest in and Lien on such account and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in such account, all deposits or wire transfers made thereto, any and all investments purchased with funds deposited in such account, all interest, dividends, cash, instruments, financial assets and other Property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing, and all proceeds, products, accessions, rents, profits, income and benefits therefrom, and any substitutions and replacements therefor. The Borrower’s obligation to deposit amounts, or otherwise backstop in such amounts and pursuant to such arrangements as are satisfactory to the Issuing Bank in its sole discretion, pursuant to this Section 2.08(j), shall be absolute and unconditional, without regard to whether any beneficiary of any Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrower or any Subsidiary may now or hereafter have against any such beneficiary, the Issuing Bank, the Administrative Agent, the Lenders or any other Person for any reason whatsoever. Such deposit (if applicable) shall be held as collateral securing the payment and performance of the Borrower’s and the Guarantors’ obligations under this Agreement and the other Loan Documents. In addition, and without limiting the foregoing or Section 2.08(c), if any LC Exposure remain outstanding after the expiration date specified in Section 2.08(c), the Borrower shall either immediately (x) deposit into such account an amount in cash equal to 102% of such LC Exposure as of such date plus any accrued and unpaid interest thereon or (y) otherwise backstop in such amounts and pursuant to such arrangements as are satisfactory to the Issuing Bank in its sole discretion. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account, except that the Administrative Agent shall not invest any funds maintained in such account without the Borrower’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed). Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Borrower and the Guarantors under this Agreement and the other Loan Documents. If the Borrower is required to provide an amount of cash collateral hereunder or otherwise backstop as a result of the occurrence of an Event of Default or pursuant to Section 4.03(c)(iii)(B) as a result of a Defaulting Lender, and the Borrower is not otherwise required to cash collateralize or otherwise backstop the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c), then such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived or the events giving rise to such cash collateralization or backstopping pursuant to Section 4.03(c)(iii)(B) have been satisfied or resolved.

(k) Letters of Credit Issued for Account of Guarantors. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Guarantor, or states that a Guarantor is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Guarantor in respect of such Letter of Credit, the Borrower (i) shall reimburse, indemnify and compensate the Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of the Borrower and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Guarantor in respect of such Letter of Credit. The Borrower hereby acknowledges that the issuance of such Letters of Credit for its Restricted Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Guarantors.

(l) Applicability of ISP and UCP. Unless otherwise expressly agreed by the Issuing Bank and the Borrower when a Letter of Credit is issued by it, (i) the rules of the ISP shall apply to each standby Letter of Credit and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, the Issuing Bank shall not be responsible to the Borrower for, and the Issuing Bank’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the Issuing Bank required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the law or any order of a jurisdiction where the Issuing Bank or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade – International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

ARTICLE III

PAYMENTS OF PRINCIPAL AND INTEREST; PREPAYMENTS; FEES

Section 3.01 Repayment of Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Termination Date.

Section 3.02 Interest.

(a) ABR Loans. The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

(b) Term SOFR Loans. The Loans comprising each Term SOFR Borrowing shall bear interest at Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

(c) Post-Default Rate. Notwithstanding the foregoing, (i) if an Event of Default under Section 10.01(h) or (i) has occurred and is continuing, (ii) if any principal of or interest on any Loan or any fee or other amount payable by the Borrower or any Guarantor hereunder or under any other Loan Document is not paid when due, whether at stated maturity, upon acceleration or otherwise, and to the extent that such failure to pay constitutes an Event of Default under Section 10.01(a) or (b), or (iii) at the election of the Majority Lenders, if an Event of Default (other than with respect to Section 10.01(a), (b), (h) or (i)) has occurred and is continuing, then all Loans outstanding (in the case of clauses (i) and (iii)), and such overdue amount (in the case of clause (ii)), shall bear interest, after as well as before judgment, at a rate per annum equal to two percent (2%) plus the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 3.02, but in no event to exceed the Highest Lawful Rate.

(d) Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Termination Date; provided that (i) interest accrued pursuant to Section 3.02(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than an optional prepayment of an ABR Loan prior to the Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any Term SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) Interest Rate Computations. All interest hereunder shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted Term SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and shall be binding upon the parties hereto.

(f) Term SOFR Conforming Changes. With respect to SOFR or Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

Section 3.03 Inability to Determine Rates.

(a) Temporary Unavailability of Term SOFR. If in connection with any request for a Term SOFR Loan or a conversion of ABR Loans to Term SOFR Loans or a continuation of any of such Loans, as applicable, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with Section 3.03(b), and the circumstances under clause (i) of Section 3.03(b) or the Scheduled Unavailability Date has occurred, or (B) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or in connection with an existing or proposed ABR Loan, or (ii) the Administrative Agent or the Majority Lenders determine that for any reason the Term SOFR for any requested Interest Period with respect to a proposed Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.

Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Loans or to convert ABR Loans to Term SOFR Loans, shall be suspended (to the extent of the affected Term SOFR Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Alternate Base Rate, the utilization of the Term SOFR component in determining the Alternate Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Majority Lenders described in clause (ii) of this Section 3.03(a), until the Administrative Agent upon instruction of the Majority Lenders) revokes such notice.

Upon receipt of such notice, (i) the Borrower may revoke any pending request for a Borrowing of, or conversion to, or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of ABR Loans in the amount specified therein and (ii) any outstanding Term SOFR, Loans shall be deemed to have been converted to ABR Loans immediately at the end of their respective applicable Interest Period.

(b) Replacement of Term SOFR or Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or the Majority Lenders notify the Administrative Agent (with, in the case of the Majority Lenders, a copy to the Borrower) that the Borrower or the Majority Lenders (as applicable) have determined, that:

(i) adequate and reasonable means do not exist for ascertaining one month, three month and six month interest periods of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii) CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which one month, three month and six month interest periods of Term SOFR or the Term SOFR, Screen Rate are no longer available permanently or indefinitely, the “Scheduled Unavailability Date”);

then, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Successor Rate”).

If the Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a quarterly basis.

Notwithstanding anything to the contrary herein, (x) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (y) if the events or circumstances of the type described in Section 3.03(b)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then in each case, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Successor Rate in accordance with this Section 3.03 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments. shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Majority Lenders have delivered to the Administrative Agent written notice that such Majority Lenders object to such amendment.

The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate.

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than the Floor, the Successor Rate will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

For purposes of this Section 3.03, those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in Dollars shall be excluded from any determination of Majority Lenders.

Section 3.04 Prepayments.

(a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay, without premium or penalty (except with respect to any amounts due under Section 5.02), any Borrowing in whole or in part, subject to prior notice in accordance with Section 3.04(b).

(b) Notice and Terms of Optional Prepayment. The Borrower shall notify the Administrative Agent by telephone (confirmed by facsimile or electronic communication) of any prepayment hereunder (i) in the case of prepayment of a Term SOFR Borrowing, not later than 12:00 noon, Houston, Texas time, two Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, Houston, Texas time, on the date of prepayment. Each such notice shall be confirmed promptly by hand delivery or email to the Administrative Agent of a written notice of prepayment signed by a Responsible Officer of the Borrower. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.06(b), then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.06(b); provided further, that, subject to Section 5.02, the Borrower may rescind any notice of prepayment if such prepayment would have resulted from a refinancing of all or a material part of the Obligations, which refinancing shall not be consummated or shall otherwise be delayed. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 3.02 and any payments to the extent required by Section 5.02.

(c) Mandatory Prepayments.

(i) If, after giving effect to any termination or reduction of the Aggregate Maximum Credit Amounts pursuant to Section 2.06(b), the total Revolving Credit Exposures exceeds the total Commitments, then the Borrower shall (A) prepay the Borrowings on the date of such termination or reduction in an aggregate principal amount equal to such excess, and (B) if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, cash collateralize or otherwise backstop such excess as provided in Section 2.08(j).

(ii) Upon any redetermination or adjustment to the amount of the Borrowing Base in accordance with Section 2.07 (other than pursuant to Section 2.07(e) or Section 2.07(f)) or Section 8.13(c), if the total Revolving Credit Exposures exceeds the redetermined or adjusted Borrowing Base, then after receiving a New Borrowing Base Notice in accordance with Section 2.07(d) or a notice of adjustment pursuant to Section 8.13(c), as the case may be (the date of receipt of any such notice, the “Deficiency Notification Date”), the Borrower shall (i) deliver, within 10 Business Days after the Deficiency Notification Date, written notice to the Administrative Agent indicating the Borrower’s election to: (A) prepay the Borrowings in an aggregate principal amount equal to such Borrowing Base Deficiency (and to the extent that any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, cash collateralize or otherwise backstop such excess as provided in Section 2.08(j)) on or before the 30th day following the Deficiency Notification Date; (B) prepay the Borrowings in six consecutive equal monthly installments, the first installment being due and payable on the 30th day following the Deficiency Notification Date and each subsequent installment being due and payable on the same day in each of the subsequent calendar months, with each payment being equal to one-sixth (1/6th) of such Borrowing Base Deficiency, so that such Borrowing Base Deficiency is reduced to zero on or before such sixth prepayment date; (C) identify, within thirty (30) days following the Deficiency Notification Date, to the Administrative Agent additional Oil and Gas Properties with Borrowing Base value acceptable to the Required Lenders in their sole discretion not evaluated in the most recently delivered Reserve Report sufficient to cure the Borrowing Base Deficiency and, to the extent the mortgage requirement set forth in Section 8.14(a) has not been complied with on a pro forma basis including such additional Oil and Gas Properties, grant to the Administrative Agent a first-priority Lien (subject to Excepted Liens) on such additional Oil and Gas Properties sufficient to satisfy such requirement on a pro forma basis; provided that in no event may the Borrower elect the option specified in this clause (C) if fewer than ninety (90) days remain until the Maturity Date; or (D) combine the options provided in clauses (A), (B) and/or (C) above, and also indicating the amount to be prepaid and the amount to be provided as additional Collateral, and (ii) make such payment and deliver such additional Collateral within the time required under clauses (A), (B) and/or (C) above; provided that, notwithstanding the options set forth above, (x) in all cases, the Borrowing Base Deficiency must be eliminated on or prior to the Termination Date, (y) after making an election described above, with the consent of the Administrative Agent, the Borrower may make additional payments or identify additional Oil and Gas Properties (as contemplated by clause (C) without regard to the timeframe set forth therein) in order to accelerate the cure of the Borrowing Base Deficiency and (z) if the Borrowing Base Deficiency is reduced to zero through any combination of the options set forth herein or through a subsequent Borrowing Base increase, the Borrower’s obligations to cure the previously existing Borrowing Base Deficiency shall cease and the Borrower shall have no obligation to make additional scheduled prepayments in respect of such Borrowing Base Deficiency. The Borrower shall provide to the

Administrative Agent, within ten (10) Business Days following its receipt of the New Borrowing Base Notice in accordance with Section 2.07(d) or the date the adjustment occurs pursuant to Section 8.13(c), as applicable, an irrevocable written notice indicating which of the options specified in clauses (A), (B), (C) or (D) the Borrower elects to take in order to eliminate the Borrowing Base Deficiency. Such notice shall be irrevocable and, in the event the Borrower fails to provide such written notice to the Administrative Agent within the ten (10) Business Day period referred to above, the Borrower shall be deemed to have irrevocably elected the option set forth in clause (B) above. The failure of the Borrower to comply with any of the options elected (including any deemed election) pursuant to the provisions of this Section 3.04(c)(ii) and specified in such notice (or relating to such deemed election) shall constitute an Event of Default.

(iii) Upon any adjustment to the Borrowing Base pursuant to Section 2.07(e) or Section 2.07(f), if the total Revolving Credit Exposures exceeds the Borrowing Base as adjusted, then the Borrower shall (A) prepay the Borrowings in an aggregate principal amount equal to such excess, and (B) if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, cash collateralize or otherwise backstop such excess as provided in Section 2.08(j). The Borrower shall be obligated to make such prepayment and/or cash collateralize or otherwise backstop such excess on the date the adjustment occurs; provided that all payments required to be made pursuant to this Section 3.04(c)(iii) must be made on or prior to the Termination Date.

(iv) Unless the Borrower notifies the Administrative Agent in writing of an alternate application to the Borrowings then outstanding, each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied, first, ratably to any ABR Borrowings then outstanding, and, second, to any Term SOFR Borrowings then outstanding, and if more than one Term SOFR Borrowing is then outstanding, to each such Term SOFR Borrowing in order of priority beginning with the Term SOFR Borrowing with the least number of days remaining in the Interest Period applicable thereto and ending with the Term SOFR Borrowing with the most number of days remaining in the Interest Period applicable thereto.

(v) Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied ratably to the Loans included in the prepaid Borrowings. Prepayments pursuant to this Section 3.04(c) shall be accompanied by accrued interest to the extent required by Section 3.02.

(vi) Mandatory Prepayment with Excess Cash. If, as of the last day of any calendar month (whether or not such day is a Business Day) (the “Excess Cash Test Date”), the Loan Parties have Excess Cash as of the end of such Excess Cash Test Date (whether or not such Excess Cash Test Date is a Business Day), the Borrower shall, within three (3) Business Days of such Excess Cash Test Date, prepay Borrowings in an amount equal to the lesser of (i) the amount of such Excess Cash as of the end of such Excess Cash Test Date (whether or not such Excess Cash Test Date is a Business Day) and (ii) the amount of Borrowings as of the end of such Excess Cash Test Date (whether or not such Excess Cash Test Date is a Business Day); provided that if any such Excess Cash remains after such Borrowings are fully prepaid, the Borrower shall apply such remaining Excess Cash to cash collateralize or otherwise backstop any LC Exposure with such remaining Excess Cash as provided in Section 2.08(j).

(vii) Mandatory Prepayment with Net Casualty Event Proceeds. Prior to the 2026 Senior Notes Discharge, upon receipt by the Borrower or any of its Affiliates of any Net Casualty Event Proceeds in excess of $25,000,000 for any individual Casualty Event or series of related Casualty Events or $100,000,000 in the aggregate, then the Borrower shall apply an amount of such Net Casualty Event Proceeds as set forth in Section 3.04(c)(vii)(A), Section 3.04(c)(vii)(B), Section 3.04(c)(vii)(C) or any combination thereof within five (5) Business Days after the date of receipt of such Net Casualty Event Proceeds (or with respect to Section 3.04(c)(vii)(C), such other timeframe specified in Section 3.04(c)(vii)(C)):

(A) prior to any application of any such Net Casualty Event Proceeds as set forth in Section 3.04(c)(vii)(B), prepay the Borrowings in an amount equal to the lesser of (1) one hundred percent (100%) of the Net Casualty Event Proceeds and (2) the then outstanding Borrowings; provided that if any Net Casualty Event Proceeds remain after the Borrowings are fully prepaid, the Borrower shall apply such remaining Net Casualty Event Proceeds to cash collateralize or otherwise backstop any LC Exposure with such remaining Net Casualty Event Proceeds to the extent required by, and in accordance with, Section 2.08(j);

(B) to the extent any Net Casualty Event Proceeds remain after application as set forth in Section 3.04(c)(vii)(A), offer to prepay the 2026 Senior Notes in an aggregate principal amount equal to one hundred percent (100%) of the Net Casualty Event Proceeds; and/or

(C) so long as (1) no Default or Event of Default has occurred and is continuing and (2) on a pro forma basis (including after giving effect to the applicable Casualty Event and/or any reinvestment of such Net Casualty Event Proceeds) the Leverage Ratio is less than or equal to 3.00 to 1.00 (as the Leverage Ratio is recomputed on such date using (x) Total Net Debt outstanding on such date and (y) EBITDA for the four fiscal quarters (or, if applicable, the relevant annualized period determined in accordance with the definition thereof) ending on the last day of the fiscal quarter immediately preceding such date for which financial statements are available), reinvest such Net Casualty Event Proceeds in Oil and Gas Properties (including, for the avoidance of doubt, the acquisition of Oil and Gas Properties); provided that promptly following any determination by the Loan Parties of an election to invest Net Casualty Event Proceeds pursuant to this Section 3.04(c)(vii)(C), the Borrower shall, within thirty (30) days after the receipt of such Net Casualty Event Proceeds, deliver to the Administrative Agent a certificate of a Responsible Officer of the Borrower specifying that the Borrower intends to reinvest such Net Casualty Event Proceeds; provided further that if any such Net Casualty Event Proceeds are not reinvested within the 365-day period or 545-day period, as applicable, referenced in the definition of Net Casualty Event Proceeds, the Borrower shall be required to apply such Net Casualty Event Proceeds first, as set forth in Section 3.04(c)(vii)(A) and, to the extent any Net Casualty Event Proceeds remain after application as set forth in Section 3.04(c)(vii)(A), as set forth in Section 3.04(c)(vii)(B).

(viii) Mandatory Prepayment upon Issuance of Debt. Prior to the 2026 Senior Notes Discharge, upon receipt by or on behalf of any Loan Party or any of their Subsidiaries of any cash proceeds from the incurrence of any Debt (other than Debt that is permitted hereunder) by such Person, the Borrower shall such proceeds as set forth in Section 3.04(c)(viii)(A), Section 3.04(c)(viii)(B) or any combination thereof:

(A) prior to any application of any such proceeds as set forth in Section 3.04(c)(viii)(B), prepay the Borrowings in an amount equal to the lesser of (1) one hundred percent (100%) of such proceeds and (2) the then outstanding Borrowings; provided that if any such proceeds remain after the Borrowings are fully prepaid, the Borrower shall apply such remaining proceeds to cash collateralize or otherwise backstop any LC Exposure with such remaining proceeds to the extent required by, and in accordance with, Section 2.08(j); and

(B) to the extent any such proceeds remain after application as set forth in Section 3.04(c)(viii)(A), offer to prepay the 2026 Senior Notes in an aggregate principal amount equal to one hundred percent (100%) of such proceeds.

(ix) Mandatory Prepayment with Asset Sale Proceeds. Prior to the 2026 Senior Notes Discharge, other than with respect to Net Asset Sale Proceeds attributable to a Disposition permitted by Section 9.12(a), Section 9.12(b), Section 9.12(e), Section 9.12(f) or Section 9.12(h), upon receipt by the Borrower or its Affiliates of any Net Asset Sale Proceeds in excess of $25,000,000 for any individual Disposition or series of related Dispositions or $100,000,000 in the aggregate, then the Borrower shall apply an amount of such Net Asset Sale Proceeds as set forth in Section 3.04(c)(ix)(A), Section 3.04(c)(ix)(B), Section 3.04(c)(ix)(C) or any combination thereof within five (5) Business Days after the date of receipt of such Net Asset Sale Proceeds (or with respect to Section 3.04(c)(ix)(C), such other timeframe specified in Section 3.04(c)(ix)(C)):

(A) prior to any application of any such Net Asset Sale Proceeds as set forth in Section 3.04(c)(ix)(B), prepay the Borrowings in an amount equal to the lesser of (1) one hundred percent (100%) of the Net Asset Sale Proceeds and (2) the then outstanding Borrowings; provided that if any Net Asset Sale Proceeds remain after the Borrowings are fully prepaid, the Borrower shall apply such remaining Net Asset Sale Proceeds to cash collateralize or otherwise backstop any LC Exposure with such remaining Net Asset Sale Proceeds to the extent required by, and in accordance with, Section 2.08(j);

(B) to the extent any Net Asset Sale Proceeds remain after application as set forth in Section 3.04(c)(ix)(A), offer to prepay the 2026 Senior Notes in an aggregate principal amount equal to one hundred percent (100%) of the Net Asset Sale Proceeds; and/or

(C) so long as (1) no Default or Event of Default has occurred and is continuing and (2) on a pro forma basis (including after giving effect to the applicable Disposition and/or any reinvestment of such Net Asset Sale Proceeds) the Leverage Ratio is less than or equal to 3.00 to 1.00 (as the Leverage Ratio is recomputed on such date using (x) Total Net Debt outstanding on such date and (y) EBITDA for the four fiscal quarters (or, if applicable, the relevant annualized period determined in accordance with the definition thereof) ending on the last day of the fiscal quarter immediately preceding such date for which financial statements are available), reinvest such Net Asset Sale Proceeds in Oil and Gas Properties (including, for the avoidance of doubt, the acquisition of Oil and Gas Properties); provided that promptly following any determination by the Loan Parties of an election to invest Net Asset Sale Proceeds pursuant to this Section 3.04(c)(ix)(C), the Borrower shall, within thirty (30) days after the receipt of such Net Asset Sale Proceeds, deliver to the Administrative Agent a certificate of a Responsible Officer of the Borrower specifying that the Borrower intends to reinvest such Net Asset Sale Proceeds; provided further that if any such Net Asset Sale Proceeds are not reinvested within the 365-day period or 545-day period, as applicable, referenced in the definition of Net Asset Sale Proceeds, the Borrower shall be required to apply such Net Asset Sale Proceeds first, as set forth in Section 3.04(c)(ix)(A) and, to the extent any Net Asset Sale Proceeds remain after application as set forth in Section 3.04(c)(ix)(A), as set forth in Section 3.04(c)(ix)(B).

(x) Prepayment Notice. All prepayments made in accordance with Section 3.04(c)(vii) through Section 3.04(c)(ix) shall be made upon not less than eight (8) Business Days’ prior written notice to the Administrative Agent (or such shorter period as may be consented to by the Administrative Agent). Each such notice shall include the calculation of the amount of the applicable proceeds giving rise to the prepayment, as applicable, and refer to the section under this Agreement relating to such prepayment. In connection with any prepayment required under Section 3.04(c)(vii) through Section 3.04(c)(ix), in the event that the Borrower shall subsequently determine that the actual amount received exceeded the amount set forth in such notice, the Borrower shall promptly make an additional prepayment of the Borrowings and/or cash collateralization of the LC Exposure and/or prepayment of the 2026 Senior Notes in an amount equal to such excess, and the Borrower shall concurrently therewith deliver to the Administrative Agent a notice of prepayment demonstrating the calculation of such excess. Any notice of prepayment may provide that such prepayment is conditioned upon the satisfaction of one or more conditions precedent. The Borrower shall make any prepayments under Section 3.04(c)(vii) through Section 3.04(c)(ix) on the date set forth in the applicable prepayment notice.

(d) No Premium or Penalty. Prepayments permitted or required under this Section 3.04 shall be without premium or penalty, except as required under Section 5.02.

Section 3.05 Fees.

(a) Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the applicable Commitment Fee Rate on the actual daily amount of the unused amount of the Commitment of such Lender during the period from and including the Effective Date to but excluding the Termination Date. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the Termination Date, commencing on the first such date to occur after the Effective Date. All commitment fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case such commitment fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Margin used to determine the interest rate applicable to Term SOFR Loans on the actual daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, (ii)

to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the actual daily amount of the LC Exposure with respect to Letters of Credit issued by it (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure; provided that in no event shall such fee be less than $500 during any quarter, and (iii) to the Issuing Bank, for its own account, its standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such unpaid fees shall be payable on the Termination Date and any such fees accruing after the Termination Date shall be payable on demand. During the continuation of an Event of Default, to the extent the Majority Lenders have elected to charge default rate interest pursuant to Section 3.02(c)(ii), the fees payable pursuant to this Section 3.05(b) shall increase by 2.00% per annum over the then-applicable rate. Any other fees payable to the Issuing Bank pursuant to this Section 3.05(b) shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case such fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times set forth in the Fee Letters.

ARTICLE IV

PAYMENTS; PRO RATA TREATMENT; SHARING OF SET-OFFS

Section 4.01 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 5.01, Section 5.02, Section 5.03 or otherwise) prior to 12:00 noon, Houston, Texas time, on the date when due, in immediately available funds, without condition or deduction for any counterclaim, defense, recoupment or setoff. Fees, once paid, shall be fully earned and shall not be refundable under any circumstances absent manifest error. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices specified in Section 12.01, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Section 5.01, Section 5.02, Section 5.03 and Section 12.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

(b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payment on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in LC Disbursements of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section 4.01(c) shall not be construed to apply to (A) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of cash collateral provided for in Section 2.08(j), or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in LC Disbursements to any assignee or participant, other than an assignment to the Borrower or any Affiliate thereof (as to which the provisions of this Section 4.01(c) shall apply).

(d) The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Section 4.02 Presumption of Payment by the Borrower. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A notice of the Administrative Agent to any Lender with respect to any amount owing under this Section 4.02 shall be conclusive, absent manifest error.

Section 4.03 Deductions by the Administrative Agent; Defaulting Lenders.

(a) Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(a), Section 2.08(d), Section 2.08(e), Section 4.02, Section 5.03(f), Section 11.10 or Section 12.03(c), then the Administrative Agent may, in its sole discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent or the Issuing Bank to satisfy such Lender’s obligations to it under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its sole discretion.

(b) Payments to Defaulting Lenders. If a Defaulting Lender (or a Lender who would be a Defaulting Lender but for the expiration of the relevant grace period) as a result of the exercise of a set-off shall have received a payment in respect of its Revolving Credit Exposure which results in its Revolving Credit Exposure being less than its Applicable Percentage of the aggregate Revolving Credit Exposures, then no payments will be made to such Defaulting Lender until such time as such Defaulting Lender shall have complied with Section 4.03(c) and all amounts due and owing to the Lenders have been equalized in accordance with each Lender’s respective pro rata share of the Obligations. Further, if at any time prior to the acceleration or maturity of the Loans, the Administrative Agent shall receive any payment in respect of principal of a Loan or a reimbursement of an LC Disbursement while one or more Defaulting Lenders shall be party to this Agreement, the Administrative Agent shall apply such payment first to the Borrowing(s) for which such Defaulting Lender(s) shall have failed to fund its pro rata share until such time as such Borrowing(s) are paid in full or each Lender (including each Defaulting Lender) is owed its Applicable Percentage of all Loans then outstanding. After acceleration or maturity of the Loans, subject to the first sentence of this Section 4.03(b), all principal will be paid ratably as provided in Section 10.02(c).

(c) Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i) Fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 3.05(a).

(ii) The Commitment, the Maximum Credit Amount and the Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or the Majority Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 12.02); provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender shall require the consent of such Defaulting Lender; and provided, further, that any redetermination or affirmation of the Borrowing Base shall occur without the participation of a Defaulting Lender, but the Commitment (i.e., the Applicable Percentage of the Borrowing Base of a Defaulting Lender) may not be increased without the consent of such Defaulting Lender; provided, that, subject to Section 12.19, no such reallocation will constitute a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Bank or any Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender.

(iii) If any LC Exposure exists at the time a Lender becomes a Defaulting Lender then:

(A) all or any part of the LC Exposure of such Defaulting Lender shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (for the purposes of such reallocation the Defaulting Lender’s Commitment shall be disregarded in determining the Non-Defaulting Lender’s Applicable Percentage) but only to the extent (1) the sum of all Non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s LC Exposure does not exceed the total of all Non-Defaulting Lenders’ Commitments and (2) the sum of each Non-Defaulting Lender’s Revolving Credit Exposure plus its reallocated share of such Defaulting Lender’s LC Exposure does not exceed such Non-Defaulting Lender’s Commitment; provided further that, subject to Section 12.19, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation;

(B) if the reallocation described in clause (A) above cannot, or can only partially, be effected, then the Borrower shall within one Business Day following notice by the Administrative Agent cash collateralize for the benefit of the Issuing Bank only the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (A) above), or otherwise backstop such LC Exposure in such amounts and pursuant to such arrangements as are satisfactory to the Issuing Bank in its sole discretion, in accordance with the procedures set forth in Section 2.08(j) for so long as such LC Exposure is outstanding and the relevant Defaulting Lender remains a Defaulting Lender;

(C) if the Borrower cash collateralizes or backstops any portion of such Defaulting Lender’s LC Exposure pursuant to clause (B) above, then the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.05(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized or otherwise backstopped;

(D) if the LC Exposure of the Non-Defaulting Lenders is reallocated pursuant to clause (A) above, then the fees payable to the Lenders pursuant to Section 3.05(a) and Section 3.05(b) shall be adjusted in accordance with such Non-Defaulting Lenders’ Applicable Percentages; and

(E) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized nor backstopped pursuant to clause (A) or (B) above, then, without prejudice to any rights or remedies of the Issuing Bank or any other Lender hereunder, all commitment fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) and letter of credit fees payable under Section 3.05(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until such LC Exposure is reallocated and/or cash collateralized or otherwise backstopped; and

(iv) So long as such Lender is a Defaulting Lender, the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the Non-Defaulting Lenders and/or cash collateral or other backstop arrangement will be provided by the Borrower in accordance with Section 4.03(c), and participating interests in any such newly issued or increased Letter of Credit shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 4.03(c)(iii)(A) (and such Defaulting Lender shall not participate therein).

If a Bankruptcy Event or a Bail-In Action with respect to a Lender Parent of any Lender shall occur following the Effective Date and for so long as such event shall continue, the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless the Issuing Bank shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrower and the Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender and such Lender is no longer a Defaulting Lender, then the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date, if necessary, such Lender shall purchase at par such of the Loans and/or participations in Letters of Credit of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans and/or participations in Letters of Credit in accordance with its Applicable Percentage.

Section 4.04 Disposition of Proceeds. The Security Instruments contain an assignment by the Borrower and/or the Guarantors unto and in favor of the Administrative Agent for the benefit of the Secured Parties of all of the Borrower’s and/or each Guarantor’s interest in and to production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property. The Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Obligations and other obligations described therein and secured thereby. Notwithstanding the assignment contained in such Security Instruments, for so long as no Event of Default has occurred and is continuing, (a) the Administrative Agent and the Secured Parties agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Secured Parties, but the Secured Parties will instead permit such proceeds to be paid to the Loan Parties and (b) the Secured Parties hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to and retained by the Loan Parties.

ARTICLE V

INCREASED COSTS; BREAK FUNDING PAYMENTS; TAXES; ILLEGALITY

Section 5.01 Increased Costs.

(a) Changes in Law. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender or the Issuing Bank;

(ii) impose on any Lender or the Issuing Bank any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii) subject any Recipient under this Agreement or under any other Loan Document to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(iv) and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, the Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, the Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, the Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c) Certificates. A certificate of a Lender, the Issuing Bank or other Recipient setting forth the amount or amounts necessary to compensate such Lender, the Issuing Bank or other Recipient or its holding company, as the case may be, as specified in Section 5.01(a) or (b) shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Effect of Failure or Delay in Requesting Compensation. Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section 5.01 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided, further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 5.02 Break Funding Payments. In the event of (a) the payment of any principal of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default) (other than a payment required pursuant to Section 3.04(c)(vi)), (b) the conversion of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (c) the failure to borrow, convert, continue or prepay any Term SOFR Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 5.04, then, in any such event, the Borrower shall compensate each Lender for any loss, cost and expense incurred by it as a result of such event, including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 5.02 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 5.03 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or any Guarantor under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower or such Guarantor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5.03) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Borrower. The Borrower and each Guarantor shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, Other Taxes.

(c) Indemnification by the Borrower. The Borrower and each Guarantor shall jointly and severally indemnify each Recipient, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any penalties, interest and reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower or any Guarantor to a Governmental Authority pursuant to this Section 5.03, the Borrower or such Guarantor shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.03(e)(ii)(A), Section 5.03(e)(ii)(B) and Section 5.03(e)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing:

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income Tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, executed copies of IRS Form W-8ECI (or any successor form);

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor form); or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY (or any successor form), accompanied by IRS Form W-8ECI (or any successor form), IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9 (or any successor form), and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Recipient under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower or any Guarantor has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower and each Guarantor to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (f).

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.03 (including by the payment of additional amounts pursuant to this Section 5.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.03 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Survival. Each party’s obligations under this Section 5.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i) Defined Terms. For purposes of this Section 5.03, the term “Lender” includes the Issuing Bank and the term “applicable law” includes FATCA.

Section 5.04 Mitigation Obligations; Replacement of Lenders.

(a) Mitigation Obligations. If any Lender requests compensation under Section 5.01, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.01 or Section 5.03, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If (i) any Lender requests compensation under Section 5.01, (ii) the Borrower or any Guarantor is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender or indemnify any Lender pursuant to Section 5.03, (iii) any Lender becomes a Defaulting Lender, or (iv) any Lender becomes a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.04(b)), all its interests, rights (other than its existing rights to payments pursuant to Section 5.01 or Section 5.03) and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) the Administrative Agent shall have received the assignment fee (if any) specified in Section 12.04 (or waived such assignment fee), (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (C) in the case of any such assignment resulting from a claim for compensation under Section 5.01 or payments required to be made pursuant to Section 5.03, such assignment will result in a reduction in such compensation or payments (D) such assignment does not conflict with applicable laws and (E) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Notwithstanding the foregoing, a Lender shall not be required to make any such assignment and delegation if such Lender or any of its Affiliates is a Secured Swap Party with any outstanding Secured Swap Agreement, unless on or prior thereto, all such Swap Agreements have been terminated or novated to another Person and such Lender (or its Affiliate) shall have received payment of all amounts, if any, payable to it in connection with such termination or novation. Each party hereto agrees that (i) an assignment required pursuant to this Section 5.04(b) may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (ii) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided that any such documents shall be without recourse to or warranty by the parties thereto.

(c) Notwithstanding anything in this Section 5.04 to the contrary, (i) the Lender that acts as the Issuing Bank may not be replaced hereunder at any time it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such Lender (including the furnishing of a backstop standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to the Issuing Bank or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to the Issuing Bank) have been made with respect to such outstanding Letter of Credit and (ii) a Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 11.06.

Section 5.05 Illegality. If any Lender determines that any Governmental Requirement has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to the SOFR or Term SOFR, or to determine or charge interest rates based upon the SOFR or Term SOFR, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent), (a) any obligation of the Lenders to make or continue Term SOFR Loans or to convert ABR Loans to SOFR Loans, shall be suspended and (b) ) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the Term SOFR component of the Alternate Base Rate, if necessary to avoid such illegality, the interest rate applicable to ABR Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Alternate Base Rate”, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Term SOFR Loans to ABR Loans (the interest rate applicable to the ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Alternate Base Rate”), on the last day of the Interest Period thereof, if all affected Lenders may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such Term SOFR Loans to such day, and (ii) if necessary to avoid such illegality, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate without reference to clause (c) of the definition thereof, in each case, until the Administrative Agent is advised in writing by each affected Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 5.02.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.01 Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02):

(a) The Administrative Agent, the Arranger and the Lenders shall have received or shall, substantially concurrently with the Effective Date, receive all commitment, arrangement, upfront and agency fees and all other fees and amounts due and payable on or prior to the Effective Date, including pursuant to the Fee Letters, and to the extent invoiced at least one (1) Business Day prior to the Effective Date, reimbursement or payment of all reasonable and documented out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(b) The Administrative Agent shall have received a certificate of a Responsible Officer of the GP Pledgor, the Borrower and each Guarantor setting forth (i) resolutions of the members, board of directors, board of managers or other appropriate governing body with respect to the authorization of the GP Pledgor, the Borrower or such Guarantor to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of the GP Pledgor, the Borrower or such Guarantor, or of the manager, managing member, general partner or such other Person having authority to bind the GP Pledgor, the Borrower or such Guarantor, (A) who are authorized to sign the Loan Documents to which the GP Pledgor, the Borrower or such Guarantor is a party and (B) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of such authorized officers, and (iv) the articles or certificate of incorporation, by-laws, the limited liability company agreement, operating agreement, partnership agreement, certificate of formation or other applicable organizational documents of the GP Pledgor, the Borrower and such Guarantor (in each case, together with all amendments thereto, if any), certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on items covered in clauses (ii) and (iii) of such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary.

(c) The Administrative Agent shall have received a certificate from the jurisdiction of formation with respect to the existence, qualification and good standing of the GP Pledgor, the Borrower and each Guarantor.

(d) The Administrative Agent shall have received from each party hereto counterparts (in such number as may be requested by the Administrative Agent) of this Agreement signed on behalf of such party.

(e) The Administrative Agent shall have received duly executed Notes payable to each Lender that has, prior to the Effective Date, requested a Note in a principal amount equal to its Maximum Credit Amount dated as of the Effective Date.

(f) The Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of the Security Instruments required to be executed on the Effective Date, which are described on Exhibit E. In connection with the execution and delivery of the Security Instruments, the Administrative Agent shall be reasonably satisfied that the Security Instruments create first priority (and upon filing in the proper offices of the appropriate jurisdictions, perfected) Liens (provided that Excepted Liens identified in clauses (a), (b), (c), (d), and (f) of the definition thereof may exist, but subject to the provisos at the end of such definition) on at least 85% of the total value of the proved Oil and Gas Properties evaluated in the Initial Reserve Report.

(g) The Administrative Agent shall have received a customary opinion of Latham & Watkins LLP, special counsel to the Borrower, in form and substance reasonably satisfactory to the Administrative Agent.

(h) Subject to Section 8.19, the Administrative Agent shall have received a certificate of insurance coverage of the Borrower evidencing that the Loan Parties are carrying insurance in accordance with Section 7.12.

(i) The Administrative Agent shall have received (i) title information reasonably satisfactory to the Administrative agent setting forth the status of title to at least 85% of the total value of the proved Oil and Gas Properties evaluated in the Initial Reserve Report and (ii) the Initial Reserve Report accompanied by a certificate covering the matters described in Section 8.12(c).

(j) The Administrative Agent shall have received a certificate from a Financial Officer of the Borrower with respect to the solvency of the Loan Parties on a consolidated basis as of the Effective Date after giving effect to the Transactions, in form and substance reasonably satisfactory to the Administrative Agent.

(k) The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying (i) that the Loan Parties have received all consents and approvals required by Section 7.03 and (ii) as to the matters set forth in Section 6.01(p), Section 6.02(a) and Section 6.02(b).

(l) The Administrative Agent shall have received (i) the Financial Statements referred to in Section 7.04(a) and (ii) the pro forma cash flow model referred to in Section 7.04(b), with such cash flow model certified by a Responsible Officer of the Borrower as having been prepared in good faith based upon reasonable assumptions at the time of preparation.

(m) On the Effective Date, after giving effect to the Transactions (including, for the avoidance of doubt, the Effective Date Refinancing), none of the Loan Parties shall have any outstanding Debt for borrowed money other than Debt permitted pursuant to Section 9.02. The Administrative Agent shall have received appropriate UCC search certificates reflecting no prior Liens encumbering the Properties of the Loan Parties (other than those being assigned or released on or prior to the Effective Date or Liens permitted by Section 9.03) for Delaware and any other jurisdiction reasonably requested by the Administrative Agent, other than those Liens being assigned or released on or prior to the Effective Date or Liens permitted by Section 9.03. The Administrative Agent shall have received evidence reasonably satisfactory to it that all Liens on the Property of the Loan Parties (other than Liens permitted by Section 9.03) have been (or will be concurrently with the initial Borrowing on the Effective Date) released or terminated, and that duly executed recordable releases and terminations in forms reasonably acceptable to the Administrative Agent with respect thereto have been obtained by the Loan Parties.

(n) The Administrative Agent shall be satisfied that on the Effective Date, after giving effect to the Transactions contemplated to occur on the Effective Date, the unused Commitments shall be greater than or equal to 20% of the total Commitments.

(o) The Administrative Agent shall be satisfied with the environmental condition of the Loan Parties’ Properties.

(p) The Merger shall have been (or contemporaneously with the Effective Date shall be) consummated in accordance with the terms of the Merger Agreement and the Administrative Agent shall have received a true and complete executed copy of the Merger Agreement.

(q) The Administrative Agent and the Lenders shall have received, at least 3 Business Days prior to the date of this Agreement to the extent requested at least 5 Business Days prior to the date of this Agreement, (i) all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including but not restricted to the USA PATRIOT Act and (ii) a Beneficial Ownership Certification in relation to the Borrower or any Guarantor that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 12.02) at or prior to 5:00 p.m., Houston, Texas time, on June 7, 2022 (and, in the event such conditions are not so satisfied, extended or waived, the Commitments shall terminate at such time). For purposes of determining compliance with the conditions specified in this Section 6.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

Section 6.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (including the initial funding but excluding any conversion or continuation of Loans pursuant to Section 2.04), and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(b) The representations and warranties of the Borrower and the Guarantors set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects (except to the extent any such representations and warranties are limited by materiality, in which case, they shall be true and correct in all respects) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, such representations and warranties shall continue to be true and correct in all material respects (except to the extent any such representations and warranties are limited by materiality, in which case, they shall be true and correct in all respects) as of such specified earlier date.

(c) The receipt by the Administrative Agent of a Borrowing Request in accordance with Section 2.03 or a request for a Letter of Credit in accordance with Section 2.08(b), as applicable.

(d) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Excess Cash exists.

Each request for a Borrowing (other than a conversion or continuation of Loans) and each request for the issuance, amendment, renewal or extension of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in Section 6.02(a), (b), and (d).

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders, on the date of each Credit Event and on any other date upon which such representations and warranties are expressly made pursuant to any Loan Document, that:

Section 7.01 Organization; Powers. Each of the Loan Parties is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications could not reasonably be expected to have a Material Adverse Effect.

Section 7.02 Authority; Enforceability. The Transactions and each Borrowing or the issuance, amendment, renewal or extension of a Letter of Credit, as applicable, are within the Borrower’s and each Guarantor’s corporate or equivalent powers and have been duly authorized by all necessary corporate or equivalent action (including, without limitation, any action required to be taken by any other Person, whether interested or disinterested, in order to ensure the due authorization of the Transactions. Each Loan Document to which the Borrower and each Guarantor is a party has been duly executed and delivered by the Borrower and such Guarantor, as applicable, and constitutes a legal, valid and binding obligation of the Borrower and such Guarantor, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 7.03 Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including holders of its Equity Interests or any class of directors, managers or supervisors, as applicable, whether interested or disinterested, of the Borrower or any other

Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the Transactions, except such as have been obtained or made and are in full force and effect other than (i) the recording and filing of the Security Instruments as required by this Agreement (together with and any financing statements or other filings or recordings required under the Loan Documents) and (ii) those third party approvals or consents which, if not made or obtained would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Loan Documents, (b) will not violate in any material respect any applicable law or regulation, or violate the charter, bylaws or other organizational documents of the Loan Parties or any order of any Governmental Authority, and (c) will not violate or result in a default under any indenture, agreement or other instrument evidencing Material Debt binding upon the Loan Parties or any of their respective Properties, or give rise to a right thereunder to require any payment to be made by the Loan Parties and will not result in the creation or imposition of any Lien on any Property of the Loan Parties (other than, in each case, the Liens created by the Loan Documents).

Section 7.04 Financial Condition; No Material Adverse Change.

(a) Reference is made to the Parent’s audited consolidated balance sheets and statements of income, members’ equity and cash flows as of and for the fiscal year ending December 31, 2021 and filed with the SEC. Such financial statements of Parent present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent and the New Loan Parties as of such date and for such period in accordance with GAAP.

(b) The Borrower has heretofore furnished to the Lenders a reasonably satisfactory pro forma cash flow model and projections (including cash flow and outstanding Debt projections), of the Borrower and its Consolidated Restricted Subsidiaries as of the Effective Date, after giving effect to the Transactions contemplated to occur on the Effective Date, certified by a Responsible Officer as having been prepared in good faith based upon reasonable assumptions, it being understood that such projections, including any revenues and volumes attributable to the Oil and Gas Properties of the Loan Parties and production and cost estimates are necessarily based upon professional opinions, estimates and projections and that the Loan Parties do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.

(c) Since December 31, 2021, there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

(d) No Loan Party has on the Effective Date and thereafter any Material Debt (including Disqualified Capital Stock) or any contingent liabilities, off-balance sheet liabilities or partnerships, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the Financial Statements or otherwise disclosed in writing to the Administrative Agent.

Section 7.05 Litigation. There are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against the Loan Parties (i) not covered by insurance (except for normal deductibles and customary policy exclusions) that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any Loan Document or, except as set forth on Schedule 7.05, the Transactions.

Section 7.06 Environmental Matters. Except for such matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a) the Loan Parties and each of their respective Properties and operations thereon are, and to the Borrower’s knowledge, since December 31, 2021, have been in compliance with all applicable Environmental Laws;

(b) the Loan Parties have obtained all Environmental Permits required for their respective operations and each of their Properties, with all such Environmental Permits being currently in full force and effect, and none of the Loan Parties has received any written notice or otherwise has knowledge that any such existing Environmental Permit will be revoked or that any application for any new Environmental Permit or renewal of any existing Environmental Permit will be protested or denied;

(c) there are no claims, demands, suits, orders, inquiries, or proceedings concerning any violation of, or any liability (including as a potentially responsible party) under, any applicable Environmental Law that is pending or, to the Borrower’s knowledge, threatened in writing against the Loan Parties or any of their respective Properties;

(d) [reserved];

(e) except as permitted under applicable laws, there has been no Release or, to the Borrower’s knowledge, threatened Release, of Hazardous Materials at, on, under or from the Loan Parties’ Properties;

(f) no Loan Party has received any written notice asserting an alleged liability or obligation under any applicable Environmental Laws with respect to the investigation, remediation, abatement, removal, or monitoring of any Hazardous Materials at, under, or Released or threatened to be Released from any real properties offsite the Loan Parties’ Properties and, to the Borrower’s knowledge, there are no conditions or circumstances that would reasonably be expected to result in the receipt of such written notice;

(g) [reserved]; and

(h) the Loan Parties have provided to the Lenders complete and correct copies of all environmental site assessment reports, investigations, studies, analyses, and correspondence on environmental matters (including matters relating to any alleged non-compliance with or liability under Environmental Laws) that are in the Loan Parties’ possession or control and relating to their respective Properties or operations thereon.

Section 7.07 Compliance with the Laws and Agreements; No Defaults.

(a) Each Loan Party is in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b) No Default has occurred and is continuing.

Section 7.08 Investment Company Act. No Loan Party is an “investment company” or a company “controlled” by an “investment company,” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 7.09 Taxes. Each of the Loan Parties has timely filed or caused to be filed all income and other material Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which a Loan Party has set aside on its books adequate reserves in accordance with GAAP and (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Loan Parties and their Subsidiaries in respect of Taxes and other governmental charges are, in the reasonable opinion of the Borrower, adequate. No Tax Lien has been filed (other than Liens for Taxes not yet due and payable, or Liens for Taxes being contested in good faith by appropriate proceedings) and, to the knowledge of the Borrower, no claim is being asserted with respect to any such Tax or other such governmental charge.

Section 7.10 ERISA. No Loan Party sponsors, maintains, or contributes to, or has at any time in the six-year period preceding the Effective Date sponsored, maintained or contributed to, any Plan or Multiemployer Plan. Except as could not reasonably be expected to constitute a Material Adverse Effect, no ERISA Event has occurred.

Section 7.11 Disclosure; No Material Misstatements.

(a) The Borrower has disclosed or made available to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it, or any of the other Loan Parties is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the other reports, financial statements, certificates or other information furnished by or on behalf of the Loan Parties to the Administrative Agent or any Lender or any of their Affiliates in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished (including, with respect to the Information)), when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading as of the date made or deemed made; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time such financial information was prepared. To the knowledge of the Borrower, there are no statements or conclusions in any Reserve Report which are based upon or include materially misleading information or fail to take into account material information regarding the matters reported therein, it being understood that projections concerning volumes attributable to the Oil and Gas Properties of the Loan Parties and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections and that the Loan Parties do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.

(b) As of the Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

Section 7.12 Insurance. The Borrower has, and has caused all of the other Loan Parties to have, (a) insurance policies sufficient for the compliance by each of them with all material Governmental Requirements and all applicable material agreements and (b) insurance coverage in at least amounts and against such risk (including, without limitation, public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Loan Parties. Subject to Section 8.19, such insurance policies contain an endorsement naming the Administrative Agent and the Lenders as additional insureds in respect of such liability insurance policies and naming the Administrative Agent as lender loss payee with respect to Property loss insurance.

Section 7.13 Restriction on Liens. No Loan Party is a party to any agreement or arrangement, or subject to any order, judgment, writ or decree, which either (i) restricts or purports to restrict its ability to grant Liens to the Administrative Agent and the Lenders on or in respect of their Properties to secure the Obligations and the Loan Documents, or (ii) restricts any Restricted Subsidiary from paying dividends or making any other distributions in respect of its Equity Interests to the Borrower or any Restricted Subsidiary, or (iii) restricts any Loan Party from making loans or advances or transferring any Property to the Borrower or any Guarantor, or (iv) which requires the consent of or notice to other Persons in connection therewith; provided that the foregoing shall not apply to restrictions and conditions permitted under Section 9.16.

Section 7.14 Subsidiaries. Except as set forth on Schedule 7.14 or as disclosed in writing to the Administrative Agent (which shall promptly furnish a copy to the Lenders), which shall be a supplement to Schedule 7.14, (a) the Borrower has no Subsidiaries, (b) each Subsidiary is a Restricted Subsidiary, (c) each Restricted Subsidiary is a Material Subsidiary and (d) each Restricted Subsidiary is a Wholly-Owned Subsidiary. The Borrower has no Foreign Subsidiaries.

Section 7.15 Jurisdiction of Organization. As of the Effective Date, the Borrower’s jurisdiction of organization is Delaware and the name of the Borrower as listed in the public records of its jurisdiction of organization is Sitio Royalties Operating Partnership, LP.

Section 7.16 Properties; Titles, Etc.

(a) Each of the Loan Parties has good and defensible title to their respective Oil and Gas Properties evaluated in the most recently delivered Reserve Report and good title to all its material personal Properties, in each case other than Properties sold, transferred, leased or otherwise Disposed of in compliance with Section 9.12 from time to time, free and clear of all Liens except Liens permitted by Section 9.03. After giving full effect to the Excepted Liens, the Loan Party specified as the owner owns the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report, and the ownership of such Properties shall not in any material respect obligate the Loan Parties to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in the Loan Parties’ net revenue interest in such Property.

(b) All material leases and agreements necessary for the conduct of the business of the Loan Parties are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which could reasonably be expected to have a Material Adverse Effect.

(c) The rights and Properties presently owned, leased or licensed by the Loan Parties including, without limitation, all easements and rights of way, include all rights and Properties necessary to permit the Loan Parties to conduct their business in all material respects in the same manner as its business has been conducted prior to the Effective Date.

(d) All of the Properties of Loan Parties which are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent industry standards, except to the extent any failure to satisfy the foregoing could not reasonably be expected to have a Material Adverse Effect.

(e) Each of the Loan Parties owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual Property material to its business, and the use thereof by the Loan Parties does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Loan Parties either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the oil and gas minerals business, with such exceptions as could not reasonably be expected to have a Material Adverse Effect.

Section 7.17 Maintenance of Properties. Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the Oil and Gas Properties with respect to which the Loan Parties own any executive rights (and Properties unitized therewith) have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Governmental Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of such Oil and Gas Properties. Specifically in connection with the foregoing, except for those as could not be reasonably expected to have a Material Adverse Effect, (i) no such Oil and Gas Property is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (ii) none of the wells comprising a part of such Oil and Gas Properties (or Properties unitized therewith) is deviated from the vertical more than the maximum permitted by Governmental Requirements, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties). All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment with respect to which the Loan Parties own any executive rights and that are necessary to conduct normal operations are being or, in the case of such pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment the maintenance of which is performed by a third-party operator, the Borrower is using its commercially reasonable efforts to cause such items to be, and to the Borrower’s knowledge such items are, maintained in a state adequate to conduct normal operations (other than those the failure of which to maintain in accordance with this Section 7.17 could not reasonably be expected to have a Material Adverse Effect).

Section 7.18 Gas Imbalances, Prepayments. To the extent the Loan Parties take Hydrocarbons attributable or allocable to their Oil and Gas Properties in-kind, except as set forth on Schedule 7.18 or on the most recent certificate delivered pursuant to Section 8.12(c), on a net basis there are no gas imbalances, take or pay or other prepayments which would require the Loan Parties to deliver Hydrocarbons produced from their Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding one half bcf of gas (on an mcf equivalent basis) in the aggregate.

Section 7.19 Marketing of Production. To the extent the Loan Parties take Hydrocarbons attributable or allocable to their Oil and Gas Properties in-kind, except for contracts listed and in effect on the Effective Date on Schedule 7.19, and thereafter either disclosed in writing to the Administrative Agent or included in the most recently delivered Reserve Report (with respect to all of which contracts the Borrower represents that it or the other Loan Parties are receiving a price for all production sold thereunder which is computed substantially in accordance with the terms of the relevant contract and are not having deliveries curtailed substantially below the subject Property’s delivery capacity), no material agreements exist which are not cancelable on 60 days’ notice or less without penalty or detriment for the sale of production from the Loan Parties’ Hydrocarbons (including, without limitation, calls on or other rights to purchase, production, whether or not the same are currently being exercised) that (a) pertain to the sale of production at a fixed price and (b) have a maturity or expiry date of longer than six (6) months.

Section 7.20 Swap Agreements and Qualified ECP Counterparty. Schedule 7.20, as of the Effective Date, and after the Effective Date, each report required to be delivered by the Borrower pursuant to Section 8.01(f), as of the date of (or as of the date(s) otherwise set forth in) such report, sets forth, a true and complete list of all Swap Agreements of the Loan Parties, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the estimated net mark to market value thereof, all credit support agreements relating thereto other than the Loan Documents (including any margin required or supplied) and the counterparty to each such agreement. The Borrower is a Qualified ECP Counterparty.

Section 7.21 Use of Loans and Letters of Credit. The proceeds of the Loans and the Letters of Credit shall be used (a) for working capital, for exploration and production operations, and for other general company purposes of the Loan Parties, including the acquisition of Oil and Gas Properties, (b) to pay fees, costs and expenses associated with the Transactions and (c) on the Effective Date to fund the Effective Date Refinancing. The Loan Parties are not engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board). No part of the proceeds of any Loan or Letter of Credit will be used for any purpose which violates the provisions of Regulations T, U or X of the Board.

Section 7.22 Solvency. After giving effect to the Transactions and the other transactions contemplated hereby, (a) the aggregate assets (after giving effect to amounts that could reasonably be expected to be received by reason of indemnity, offset, insurance or any similar arrangement), at a fair valuation, of the Loan Parties, taken as a whole, exceed the aggregate Debt of the Loan Parties on a consolidated basis, (b) each of the Loan Parties has not incurred and does not intend to incur, and does not believe that it will incur, Debt beyond its ability to pay such Debt (after taking into account the timing and amounts of cash reasonably expected to be received by each of the Loan Parties and the amounts to be payable on or in respect of its liabilities, and giving effect to amounts that could reasonably be expected to be received by reason of indemnity, offset, insurance or any similar arrangement), as such Debt becomes absolute and matures and (c) each of the Loan Parties does not have (and does not have reason to believe that it will have thereafter) unreasonably small capital for the conduct of its business.

Section 7.23 International Operations. None of the Loan Parties own, and have not acquired or made any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to, any Oil and Gas Properties located outside of the geographical boundaries of the United States or the offshore state or federal waters of the United States of America.

Section 7.24 USA PATRIOT; AML Laws; Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures, if any, as it reasonably deems appropriate, in light of its business and international activities (if any), designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with the USA PATRIOT Act, Anti-Corruption Laws, AML Laws and applicable Sanctions. The Loan Parties, their Subsidiaries and their respective officers and employees, and to the knowledge of the Borrower, its directors and agents, are in compliance with the USA PATRIOT Act, Anti-Corruption Laws, AML Laws and applicable Sanctions in all material respects. None of (a) the Loan Parties, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Loan Parties, or any Subsidiary or other Affiliate that will act in any capacity in connection with or benefit from the credit facility established hereby, (i) is a Sanctioned Person or (ii) is in violation of AML Laws, Anti-Corruption Laws, or applicable Sanctions. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will cause a violation of AML Laws, Anti-Corruption Laws or applicable Sanctions. Neither the Loan Parties nor any of their Subsidiaries or any Guarantor, or, to the knowledge of such Borrower, any other Affiliate, has engaged in or intends to engage in any dealings or transactions with, or for the benefit of, any Sanctioned Person or with or in any Sanctioned Country.

Section 7.25 Affected Financial Institution(a) . No Loan Party is subject to the Write-Down and Conversion Powers of any Resolution Authority.

ARTICLE VIII

AFFIRMATIVE COVENANTS

The Borrower covenants and agrees with Lenders that on the Effective Date and thereafter, until Payment in Full:

Section 8.01 Financial Statements; Other Information. The Borrower will furnish to the Administrative Agent for delivery to each Lender:

(a) Annual Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 90 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2022, its audited consolidated balance sheet and related statements of operations, members’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing or otherwise acceptable to the Administrative Agent (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit (other than a “going concern” or other qualification or exception that results solely from (i) the Maturity Date or the maturity date of any other Debt being scheduled to occur within one year from the time such opinion is delivered, (ii) any potential inability to satisfy any financial covenant in this Agreement or in any other documentation governing Debt permitted under Section 9.02 on a future date or in a future period or (iii) the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiary)) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Restricted Subsidiaries on a consolidated basis in accordance with GAAP consistently applied (other than changes pursuant to Section 1.05). Notwithstanding the foregoing, the obligations set forth in this Section 8.01(a) may be satisfied with respect to the delivery of financial statements of the Borrower and its Consolidated Restricted Subsidiaries by furnishing to the Administrative Agent and each Lender: (A) Ultimate Parent’s audited consolidated balance sheet and related statements of operations, partners’ equity and cash flows as of the end of and for such year, setting forth in each case, where available, in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing or otherwise acceptable to the Administrative Agent (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit (other than a “going concern” or other qualification or exception that results solely from (A) (i) the Maturity Date or the maturity date of any other Debt permitted under Section 9.02 being scheduled to occur within one year from the time such opinion is delivered, (ii) any potential inability to satisfy any financial covenant in this Agreement or in any other documentation governing Debt permitted under Section 9.02 on a future date or in a future period or (iii) the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiary)) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of such Person and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied (other than changes pursuant to Section 1.05) and (B) concurrently with the financial information required by this clause (a), consolidating information that explains in reasonable detail the differences between the information relating to Ultimate Parent and its Consolidated Subsidiaries, on the one hand, and the information relating to the Borrower and its Consolidated Restricted

Subsidiaries, on the other hand. For the purpose of determining EBITDA of Ultimate Parent and its Consolidated Restricted Subsidiaries pursuant to this Section 8.01(a), each reference to the Borrower and its Consolidated Restricted Subsidiaries or the Borrower and/or its Restricted Subsidiaries in the definition of EBITDA and in the definition of Consolidated Net Income shall be deemed to be a reference to Ultimate Parent and its Consolidated Subsidiaries or to Ultimate Parent and/or its subsidiaries, as the case may be.

(b) Quarterly Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, commencing with the fiscal quarter ending September 30, 2022, its consolidated balance sheet and related statements of operations, members’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case, where available, in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and the Consolidated Restricted Subsidiaries on a consolidated basis in accordance with GAAP consistently applied (other than changes pursuant to Section 1.05), subject to normal year-end audit adjustments and the absence of footnotes. Notwithstanding the foregoing, the obligations set forth in this Section 8.01(b) may be satisfied with respect to the delivery of financial statements of the Borrower and its Consolidated Restricted Subsidiaries by furnishing to the Administrative Agent and each Lender: (A) Ultimate Parent’s consolidated balance sheet and related statements of operations, partners’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer as presenting fairly in all material respects the financial condition and results of operations of Ultimate Parent and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied (other than changes pursuant to Section 1.05), subject to normal year-end audit adjustments and the absence of footnotes, and (B) concurrently with the financial information required by this clause (b), consolidating information that explains in reasonable detail the differences between the information relating to Ultimate Parent and its Consolidated Subsidiaries, on the one hand, and the information relating to the Borrower and its Consolidated Restricted Subsidiaries, on the other hand. For the purpose of determining EBITDA of Ultimate Parent and its Consolidated Subsidiaries pursuant to this Section 8.01(b), each reference to the Borrower and its Consolidated Restricted Subsidiaries or the Borrower and/or its Restricted Subsidiaries in the definition of EBITDA and in the definition of Consolidated Net Income shall be deemed to be a reference to Ultimate Parent and its Consolidated Subsidiaries or Ultimate Parent and/or its subsidiaries, as the case may be.

(c) Certificate of Financial Officer — Compliance. Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), commencing with the delivery of financial statements for the fiscal quarter ending September 30, 2022, a certificate of a Financial Officer in substantially the form of Exhibit D hereto or otherwise acceptable to the Administrative Agent in its sole discretion (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 9.01, (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements most recently delivered pursuant to Section 8.01(a), (iv) (A) specifying each Material Subsidiary and each Immaterial Subsidiary (together with, in the event of a change from the last information delivered, a reasonably detailed explanation of the reason each such Subsidiary constitutes a Material Subsidiary or an Immaterial Subsidiary, as the case may be) and (B) to the extent necessary pursuant to the definition of “Material Subsidiary”, designating sufficient additional Restricted Subsidiaries as Material Subsidiaries so as to comply with the definition of “Material Subsidiary”, and (v) prior to the 2026 Senior Notes Discharge, setting forth a reasonably detailed calculation of Discretionary Cash Flow for the fiscal quarter most recently ended.

(d) Discretionary Cash Flow Utilizations. Prior to the 2026 Senior Notes Discharge, in the event the Borrower or any Restricted Subsidiary intends to effect a Discretionary Cash Flow Utilization, the Borrower shall provide two (2) Business Days’ (or such shorter period as the Administrative Agent may agree in its sole discretion) prior written notice of such intended Discretionary Cash Flow Utilization. Such notice shall include the details of such Discretionary Cash Flow Utilization and a Discretionary Cash Flow Utilization Certificate setting forth reasonably detailed calculations of Available Discretionary Cash Flow at such time (both before and after giving effect to such Discretionary Cash Flow Utilization); provided that (i) the Borrower shall not be required to deliver a Discretionary Cash Flow Utilization Certificate to the extent the calculation of Discretionary Cash Flow and the other information required to be included in the Discretionary Cash Flow Utilization Certificate are set forth in any public filing or press release of the Borrower or Ultimate Parent made available at least one (1) Business Day prior to the applicable Discretionary Cash Flow Utilization and written notice thereof is given to the Administrative Agent no later than three (3) Business Days (or such longer period as may be consented to by the Administrative Agent) after such Discretionary Cash Flow Utilization and (ii) until such time as the Borrower delivers financial statements pursuant to Section 8.01(b) for the fiscal quarter ending September 30, 2022, the Borrower shall be permitted to effect a Discretionary Cash Flow Utilization and shall deliver a Discretionary Cash Flow Utilization Certificate setting forth reasonably detailed calculations of Available Discretionary Cash Flow (both before and after giving effect to such Discretionary Cash Flow Utilization), which for such period shall utilize EBITDA as reported in the financial statements delivered to the Administrative Agent pursuant to Section 8.01(a) for the fiscal year ending December 31, 2021. For the avoidance of doubt, from and after the 2026 Senior Notes Discharge, this clause (d) shall not apply.

(e) Annual Cash Flow Forecast. Concurrently with any delivery of each Reserve Report pursuant to Section 8.12(a), (i) an annual cash flow forecast for the Loan Parties for the then-current fiscal year (prepared in a form customarily used by the Borrower’s senior management) and (ii) if requested by the Administrative Agent, such other customary information related to such cash flow forecast as may be so reasonably requested by the Administrative Agent.

(f) Certificate of Financial Officer – Swap Agreements. Concurrently with any delivery of financial statements under Section 8.01(a) and Section 8.01(b), a certificate of a Financial Officer, in form and substance satisfactory to the Administrative Agent, setting forth as of a recent date, a true and complete list of all Swap Agreements of the Loan Parties, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the estimated net mark-to-market value therefor, any new credit support agreements relating thereto (other than the Loan Documents) not listed on Schedule 7.20, any margin required or supplied under any credit support document, and the counterparty to each such agreement.

(g) Certificate of Insurer—Insurance Coverage. Concurrently with any delivery of financial statements under Section 8.01(a), a certificate of insurance coverage from each insurer with respect to the insurance required by Section 8.07, in form and substance reasonably satisfactory to the Administrative Agent, and, if requested by the Administrative Agent or any Lender, all copies of the applicable policies.

(h) Other Reports.

(i) Promptly upon receipt thereof by the Parent, TopCo or the Loan Parties (or the board of directors, sole managing member or other governing body of the Loan Parties), a copy of each notice or other correspondence received by the Parent, TopCo or the Loan Parties (or the board of directors, sole managing member or other governing body of the Loan Parties) from the SEC concerning any material investigation or other material inquiry by the SEC regarding financial or other operational results of the Loan Parties.

(ii) Promptly upon receipt thereof by the Parent, TopCo or the Loan Parties (or the board of directors, sole managing member or other governing body of the Loan Parties), a copy of each other report or letter submitted to any Loan Party by independent accountants in connection with any annual, interim or special audit made by them of the books of any Loan Party and the response of such party to such letter or report.

(iii) With respect to any period for which the financial statements of Ultimate Parent were delivered in lieu of the financial statements of the Borrower under Section 8.01(a) or Section 8.01(b), promptly upon receipt thereof by Ultimate Parent or the Loan Parties (or the board of directors, sole managing member or other governing body of the Loan Parties), a copy of each other report or letter submitted to Ultimate Parent by independent accountants in connection with any annual, interim or special audit made by them of the books of Ultimate Parent and the response of such party to such letter or report.

(i) SEC and Other Filings; Reports to Shareholders. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Ultimate Parent or the Loan Parties with the SEC, or with any national securities exchange, or distributed by Ultimate Parent or the Loan Parties to its shareholders generally, as the case may be.

(j) Notices Under Material Instruments. Promptly after the furnishing thereof, copies of any financial statement, report or notice (other than with respect to routine administrative matters) furnished to or by any Person pursuant to the terms of any preferred stock designation, indenture, loan or credit or other similar agreement evidencing Material Debt (including, without limitation, any Permitted Additional Debt Document), other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.

(k) Lists of Purchasers. To the extent the Loan Parties take any material amount of Hydrocarbons attributable or allocable to their Oil and Gas Properties in-kind, concurrently with the delivery of any Reserve Report to the Administrative Agent pursuant to Section 8.12, a list of all purchasers of Hydrocarbons with respect to which such in-kind deliveries are taken.

(l) Notice of Dispositions of Oil and Gas Properties and Liquidation of Swap Agreements. In the event any Loan Party intends to Dispose of any Oil and Gas Properties (other than the leasing of their Oil and Gas Properties or the Disposition of Hydrocarbons in the ordinary course of business) or any Equity Interests in any Restricted Subsidiary that owns Oil and Gas Properties, in each case in accordance with Section 9.12(d), at least ten (10) Business Days’ (or such shorter time as the Administrative Agent may agree in its sole discretion) prior written notice of such Disposition, the price thereof and the anticipated date of closing and any other material details thereof (including title information, reserve engineering information and legal descriptions) reasonably requested by the Administrative Agent or any Lender. In the event that any Loan Party receives any notice of early termination of any Swap Agreement to which it is a party from any of its counterparties, or any Swap Agreement to which any Loan Party is a party is Liquidated, prompt written notice of the receipt of such early termination notice or such Liquidation, (and in the case of a voluntary Liquidation of any Swap Agreement, no less than three (3) Business Days’ (or such shorter time as the Administrative Agent may agree in its sole discretion) prior written notice thereof), as the case may be, together with a reasonably detailed description or explanation thereof and any other details thereof requested by the Administrative Agent or any Lender.

(m) Notice of Casualty Events. Prompt written notice, and in any event within five Business Days (or such longer time as the Administrative Agent may agree in its sole discretion) of the Borrower becoming aware of the occurrence of any Casualty Event reducing (or constituting a Disposition of) the fair market value of the Property of the Loan Parties by an amount in excess of the greater of (x) $7,500,000 or (y) 5.0% of the then-effective Borrowing Base or the commencement of any action or proceeding that could reasonably be expected to result in a Casualty Event reducing (or constituting a Disposition of) the fair market value of the Property of the Loan Parties by an amount in excess of the greater of (x) $7,500,000 or (y) 5.0% of the then-effective Borrowing Base.

(n) Information Regarding the Borrower and Guarantors. (i) Five (5) days’ prior written notice (or such shorter time as the Administrative Agent may agree in its sole discretion) of any change (A) in the Borrower’s or any Guarantor’s corporate name or (B) in the Borrower’s or any Guarantor’s jurisdiction of organization, and (ii) prompt written notice of any change in the Borrower’s or any Guarantor’s federal taxpayer identification number.

(o) Production Report and Revenue Statements. Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a report setting forth the volume of production and sales attributable to production (and the prices at which such sales were made, the revenues derived from such sales, and the fees, expenses severance taxes and other deductions associated with such sales) with respect to the Oil and Gas Properties of the Loan Parties for each calendar month during the then current fiscal year to date through and including the last day of the fiscal quarter for which financial statements are being delivered, in each case in the form received from third parties or otherwise in the form ordinarily used by management of the Borrower. Without limiting the Borrower’s obligation to deliver the report required by this Section 8.01(o), it is understood and agreed that such report is derived in part from information received from third party operators of the Loan Parties’ Oil and Gas Properties, and as a result thereof, such report may be incomplete with respect to particular Oil and Gas Properties.

(p) Notices of Certain Changes. Promptly, but in any event within five (5) Business Days after the execution thereof, copies of any amendment, modification or supplement to (i) any Permitted Additional Debt Document or (ii) the certificate or articles of incorporation, bylaws, limited liability company agreement, any preferred stock designation or any other organic document of any Loan Party.

(q) Notice of Debt Incurrence. Written notice at least three (3) Business Days (or such shorter time as may be agreed to by the Administrative Agent in its sole discretion) prior to the incurrence of any Permitted Additional Debt (other than the incurrence of the 2026 Senior Notes on or substantially contemporaneously with the Third Amendment Effective Date but, in any event, no later than the first Business Day immediately following the Third Amendment Effective Date), the amount thereof, the intended use of proceeds thereof, the anticipated date of closing and available drafts of the offering memorandum (if any) and any other material documents relating to such Permitted Additional Debt.

(r) Other Requested Information. Promptly following any request therefor, (i) such other information regarding the operations, business affairs and financial condition of any Loan Party (including any Plan and any reports or other information required to be filed with respect thereto under the Code or under ERISA), or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender may reasonably request or (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the USA PATRIOT Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws.

Documents required to be delivered pursuant to Section 8.01(a), (b), (i) or (p) may be delivered electronically and if so delivered shall be deemed delivered on the date on which such documents are posted on the Borrower’s behalf on an Approved Electronic Platform or another relevant Internet or intranet website, if any, to which the Administrative Agent and each Lender have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent). Notwithstanding the foregoing, any delivery of reports or other information required by Section 8.01(a), (b), (i) or (p) shall be deemed to have been delivered on the date on which any such reports or other information have (A) been posted by or on behalf of Ultimate Parent on the Internet website of the SEC (http://www.sec.gov) or to EDGAR (or such other publicly accessible internet database that may be established and maintained by the SEC as a substitute for or successor to EDGAR) or (B) been posted on Ultimate Parent’s or the Borrower’s Internet website as previously identified to the Administrative Agent and the Lenders. The Administrative Agent shall have no obligation to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.

Section 8.02 Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against or affecting the Borrower or any other Loan Party not previously disclosed in writing to the Lenders or any material adverse development in any action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Lenders) that, in either case, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and

(c) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer setting forth the material details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 8.03 Existence; Conduct of Business. The Borrower will, and will cause each other Loan Party to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which its Oil and Gas Properties are located or the ownership of its Properties requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 9.11.

Section 8.04 Payment of Obligations. The Borrower will, and will cause each of the other Loan Parties to, pay its obligations, including Tax liabilities of the Loan Parties before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 8.05 Performance of Obligations under Loan Documents. The Borrower will pay the Loans and the other Obligations hereunder according to the terms hereof, and the Borrower will, and will cause each other Loan Party to, do and perform every act and discharge all of the obligations to be performed and discharged by them under the Loan Documents, including, without limitation, this Agreement, at the time or times and in the manner specified.

Section 8.06 Operation and Maintenance of Properties. Except, in each case, where the failure to comply could not reasonably be expected to have a Material Adverse Effect, the Borrower, at its own expense, will, and will cause each other Loan Party to:

(a) to the extent any Loan Party owns any executive rights with respect thereto, operate its Oil and Gas Properties and other material Properties or cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, including, without limitation, applicable proration requirements, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom;

(b) to the extent any Loan Party owns any executive rights with respect thereto, preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of such material Oil and Gas Properties and other material Properties, including, without limitation, all equipment, machinery and facilities;

(c) to the extent any Loan Party owns any executive rights with respect thereto, promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to such Oil and Gas Properties and will do all other things necessary to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder; and

(d) to the extent any Loan Party owns any executive rights with respect thereto, promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with customary industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in such Oil and Gas Properties and other material Properties.

(e) With respect to the Oil and Gas Properties referred to in this Section 8.06 that are operated by any Person other than any Loan Party, to the extent any Loan Party owns any executive rights with respect thereto, such Loan Party shall use commercially reasonable efforts to cause the operator of such Oil and Gas Properties to comply with this Section 8.06 with respect to the Oil and Gas Properties operated by it.

Section 8.07 Insurance. The Borrower will, and will cause each other Loan Party to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses. The lender loss payable clauses or provisions in said insurance policy or policies insuring any of the Collateral shall be endorsed in favor of and made payable to the Administrative Agent as its interests may appear and such policies in respect of such liability insurance shall contain an endorsement or other policy provisions naming the Administrative Agent and the Lenders as “additional insureds”. To the extent that the insurer will agree to do so, such policies will also provide that the insurer will endeavor to give at least 30 days prior notice of any cancellation to the Administrative Agent (subject to a shorter period of time for cancellation due to non-payment of premium). Notwithstanding any additional insured or lender loss payee designation on an insurance policy in favor of the Administrative Agent (for the benefit of the Lenders) and regardless of any initial routing of proceeds payable under an applicable insurance policy, the Borrower shall be given such proceeds for application to reinvestment or other permitted purposes hereunder unless an Event of Default has occurred and is continuing.

Section 8.08 Books and Records; Inspection Rights. The Borrower will, and will cause each other Loan Party to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each other Loan Party to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior written notice, to visit and inspect its Properties (provided that any such representative shall agree to comply with Borrower’s safety rules), to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that so long as no Event of Default has occurred and is continuing, the Borrower shall not be required to reimburse the Administrative Agent and the Lenders for more than one inspection during any fiscal year, in the aggregate.

Section 8.09 Compliance with Laws. The Borrower will, and will cause each other Loan Party to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property, except (other than with respect to Anti-Corruption Laws, applicable AML Laws and applicable Sanctions) where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures, if any, as it reasonably deems appropriate, in light of its business and international activities (if any), designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, AML Laws and applicable Sanctions.

Section 8.10 Environmental Matters.

(a) The Borrower shall, without cost or expense to the Administrative Agent, the Issuing Bank or the Lenders: (i) comply, and shall cause its Properties and operations and each other Loan Party and each other Loan Party’s Properties and operations to comply, with all applicable Environmental Laws, the breach of which could be reasonably expected to have a Material Adverse Effect; (ii) not Release or threaten to Release, and shall cause each Subsidiary not to Release or threaten to Release, any Hazardous Material on, under, about or from any Loan Party’s Properties or any other property offsite the Property to the extent caused by any Loan Party’s operations except in compliance with applicable Environmental Laws, the Release or threatened Release of which could reasonably be expected to have a Material Adverse Effect; and (iii) timely obtain or file, and shall cause each other Loan Party to timely obtain or file, all Environmental Permits, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of any Loan Party’s Properties, which failure to obtain or file could reasonably be expected to have a Material Adverse Effect.

(b) The Borrower will promptly, but in no event later than five days of the occurrence thereof, notify the Administrative Agent and the Lenders in writing of any threatened action, investigation or inquiry by any Governmental Authority or any threatened demand or lawsuit by any Person against any Loan Party or their respective Properties of which the Borrower has knowledge in connection with any Environmental Laws if the Borrower could reasonably anticipate that such action will result in liability (whether individually or in the aggregate) in excess of the greater of (x) $7,500,000 or (y) 5.0% of the then-effective Borrowing Base, not fully covered by insurance, subject to normal deductibles.

Section 8.11 Further Assurances.

(a) The Borrower at its sole expense will, and will cause each other Loan Party to, promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of any Loan Party in the Loan Documents, including the Notes, or to further evidence and more fully describe the collateral intended as security for the Obligations, or to correct any omissions in this Agreement or the Security Instruments, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the sole discretion of the Administrative Agent, in connection therewith.

(b) The Borrower hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Borrower or any other Guarantor where permitted by law. A carbon, photographic or other reproduction of the Security Instruments or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. The Borrower acknowledges and agrees that any financing statement may describe the Collateral as “all assets” of the applicable Borrower or Guarantor or words of similar effect as may be required by the Administrative Agent.

Section 8.12 Reserve Reports.

(a) On or before March 1st and September 1st of each year, commencing September 1, 2022, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report evaluating the proved Oil and Gas Properties of the Loan Parties as of the immediately preceding January 1st and July 1st, respectively. The Reserve Report as of January 1 of each year shall be prepared by one or more Approved Petroleum Engineers, and the July 1 Reserve Report of each year shall be prepared by one or more Approved Petroleum Engineers or by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate in all material respects and, except as otherwise specified therein, to have been prepared in all material respects in accordance with the procedures used in the immediately preceding January 1 Reserve Report.

(b) In the event of an Interim Redetermination, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate in all material respects and to have been prepared in accordance with the procedures used in the immediately preceding January 1 Reserve Report. For any Interim Redetermination requested by the Administrative Agent or the Borrower pursuant to Section 2.07(c), the Borrower shall provide such Reserve Report with an “as of” date as required by the Administrative Agent as soon as possible, but in any event no later than thirty (30) days following the receipt of such request.

(c) With the delivery of each Reserve Report, the Borrower shall provide to the Administrative Agent and the Lenders a certificate from a Responsible Officer certifying that in all material respects: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct in all material respects, it being understood and agreed that projections concerning volumes attributable to the Oil and Gas Properties of the Loan Parties and production and cost estimates contained in the Reserve Report are necessarily based upon professional opinions, estimates and projections and that the Loan Parties do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate, (ii) except as set forth on an exhibit to the certificate, the Loan Parties own good and defensible title to the Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 9.03, (iii) except as set forth on an exhibit to the certificate, to the extent the Loan Parties take Hydrocarbons attributable or allocable to their Oil and Gas Properties in-kind, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in Section 7.18 with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require any Loan Party to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor; (iv) to the extent Loan Parties take Hydrocarbons attributable or allocable to their Oil and Gas Properties in-kind, attached to the certificate is a list of all marketing agreements entered into subsequent to the later of the Effective Date or the most recently delivered Reserve Report which the Borrower could reasonably be expected to have been obligated to list on Schedule 7.19 had such agreement been in effect on the Effective Date and (v) attached thereto is a schedule of the Oil and Gas Properties evaluated by such Reserve Report that are Mortgaged Properties and demonstrating that the total value of such Mortgaged Properties as a percentage of the total value of the total proved Oil and Gas Properties evaluated in such Reserve Report is in compliance with Section 8.14(a).

Section 8.13 Title Information.

(a) On or before the delivery to the Administrative Agent and the Lenders of each Reserve Report required by Section 8.12(a), the Borrower will deliver title information in form and substance reasonably acceptable to the Administrative Agent covering enough of the Oil and Gas Properties evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report, so that the Administrative Agent shall have received together with title information previously delivered to the Administrative Agent, title information in form and substance reasonably acceptable to the Administrative Agent on at least 85% of the total value of the proved Oil and Gas Properties evaluated by such Reserve Report.

(b) If the Borrower has provided title information for additional Properties under Section 8.13(a), the Borrower shall, within sixty (60) days (or such longer period as the Administrative Agent may approve in its sole discretion) of notice from the Administrative Agent that title defects or exceptions exist with respect to such additional Properties, either (i) cure any such title defects or exceptions (including defects or exceptions as to priority) which are not permitted by Section 9.03 raised by such information, (ii) substitute acceptable Mortgaged Properties with no title defects or exceptions (provided that Excepted Liens of the type described in clauses (a), (b), (c), (d), and (f) of the definition thereof may exist, but subject to the provisos at the end of such definition) having an equivalent value or (iii) deliver title information in form and substance reasonably acceptable to the Administrative Agent so that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, title information in form and substance reasonably acceptable to the Administrative Agent on at least 85% of the total value of the proved Oil and Gas Properties evaluated by such Reserve Report.

(c) If the Borrower is unable to cure any title defect requested by the Administrative Agent or the Required Lenders to be cured within the 60-day period (or such longer period as the Administrative Agent may approve in its sole discretion) or the Borrower does not comply with the requirements to provide title information in form and substance reasonably acceptable to the Administrative Agent covering at least 85% of the total value of the proved Oil and Gas Properties evaluated in the most recent Reserve Report, such default shall not be a Default, but instead the Administrative Agent and/or the Required Lenders shall have the right to exercise the following remedy in their sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by the Administrative Agent or the Lenders. To the extent that the Administrative Agent or the Required Lenders are not reasonably satisfied with title to any Mortgaged Property after the 60-day period (or such longer period as the Administrative Agent may approve in its sole discretion) has elapsed, such unacceptable Mortgaged Property shall not count towards the 85% requirement, and the Administrative Agent may send a notice to the Borrower and the Lenders that the then outstanding Borrowing Base shall be reduced by an amount as determined by the Required Lenders to cause the Borrower to be in compliance with the requirement to provide title information in form and substance reasonably acceptable to the Administrative Agent on at least 85% of the total value of the proved Oil and Gas Properties. This new Borrowing Base shall become effective immediately after receipt of such notice.

Section 8.14 Additional Collateral; Additional Guarantors.

(a) In connection with each redetermination of the Borrowing Base, the Borrower shall review the Reserve Report and the list of current Mortgaged Properties (as described in Section 8.12(c)(v)) to ascertain whether the Mortgaged Properties represent at least 85% of the total value of the proved Oil and Gas Properties evaluated in the most recently completed Reserve Report after giving effect to exploration and production activities, acquisitions and Dispositions. In the event that the Mortgaged Properties do not represent at least 85% of such total value, then the Borrower shall, and shall cause the other Loan Parties to, grant, within thirty (30) days (or such longer period as the Administrative Agent may approve in its sole discretion) of delivery of the certificate required under Section 8.12(c), to the Administrative Agent as security for the Obligations a first-priority Lien (provided that Excepted Liens of the type described in clauses (a), (b), (c), (d), and (f) of the definition thereof may exist, but subject to the provisos at the end of such definition) on additional Oil and Gas Properties not already subject to a Lien of the Security Instruments such that after giving effect thereto, the Mortgaged Properties will represent at least 85% of such total value. All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, mortgages, security agreements and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. In order to comply with the foregoing, if any Restricted Subsidiary places a Lien on its Oil and Gas Properties pursuant to this Section 8.14(a) and such Restricted Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with Section 8.14(b).

(b) If (i) the Borrower or any Restricted Subsidiary creates or acquires any Material Subsidiary or (ii) any Restricted Subsidiary becomes a Material Subsidiary (whether pursuant to the definition of Material Subsidiary or otherwise), then the Borrower shall cause, or shall cause its Restricted Subsidiaries to, promptly, but in any event no later than ten (10) days after the date of creation or acquisition thereof or the date such Restricted Subsidiary becomes a Material Subsidiary, as the case may be (or such later date as the Administrative Agent may agree in its sole discretion): (A) cause such Restricted Subsidiary to become a Guarantor by executing and delivering to the Administrative Agent a duly executed supplement to the Guarantee Agreement (or such other document as the Administrative Agent shall deem appropriate for such purpose), (B) pledge all of the Equity Interests of such Restricted Subsidiary (including, without limitation, delivery of original stock certificates evidencing the Equity Interests of such Restricted Subsidiary, together with an appropriate undated stock power for each certificate duly executed in blank by the registered owner thereof, if applicable) and (C) execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent.

Section 8.15 ERISA Event. The Borrower will promptly furnish and will cause the other Loan Parties to promptly notify the Administrative Agent upon becoming aware of the occurrence of any ERISA Event that could reasonably be expected to result in material liability to any Loan Party. Such notice shall specify the nature of the ERISA Event, what action such Loan Party or the ERISA Affiliate is taking or proposes to take with respect thereto.

Section 8.16 Marketing Activities. To the extent the Loan Parties take Hydrocarbons attributable or allocable to their Oil and Gas Properties in-kind, the Borrower will not, and will not permit any of the other Loan Parties to, engage in marketing activities for any Hydrocarbons or enter into any contracts related thereto other than (a) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from their proved Oil and Gas Properties during the period of such contract, (b) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from proved Oil and Gas Properties of third parties during the period of such contract associated with the Oil and Gas Properties of the Loan Parties that any Loan Party has the right to market pursuant to joint operating agreements, unitization agreements or other similar contracts that are usual and customary in the oil and gas business and (c) other contracts for the purchase and/or sale of Hydrocarbons of third parties (i) which have generally offsetting provisions (i.e., corresponding pricing mechanics, delivery dates and points and volumes) such that no “position” is taken and (ii) for which appropriate credit support has been taken to alleviate the material credit risks of the counterparty thereto.

Section 8.17 Accounts.

(a) The Borrower shall, and shall cause each Guarantor to, cause each of its Deposit Accounts, Securities Accounts and Commodity Accounts at all times to be subject to a Control Agreement; provided that (a) no such Control Agreement shall be required for any Excluded Account and (b) with respect to the Deposit Accounts, Security Accounts and Commodity Accounts maintained by the New Loan Parties as of the Effective Date (the “Specified Bank Accounts”), the Borrower and the Guarantors shall have until September 5, 2022 (as such date may be extended by the Administrative Agent in its sole discretion) (the “Control Agreement Delivery Date”) to deliver Control Agreements covering such accounts.

(b) Borrower shall use commercially reasonable efforts to instruct all third parties from which any Loan Party receives, or is reasonably expected to receive, Cash Receipts by direct deposit, to make direct deposits of such Cash Receipts into (i) a Deposit Account of a Loan Party in which the Administrative Agent has been granted a first-priority Lien and is subject to a Control Agreement, (ii) prior to the Control Agreement Delivery Date, a Deposit Account of a New Loan Party or (iii) a Deposit Account of a Loan Party which is an Excluded Account (subject to any limitations on amounts described in the definition thereof).

Section 8.18 Unrestricted Subsidiaries. The Borrower:

(a) will cause the management, business and affairs of each of the Borrower and its Restricted Subsidiaries, on the one hand, and the Unrestricted Subsidiaries, on the other hand, to be conducted in such a manner (including by keeping separate books of account, furnishing separate financial statements of the Unrestricted Subsidiaries to creditors and potential creditors thereof and by not permitting Properties of the Borrower and its Restricted Subsidiaries, on the one hand, and the Unrestricted Subsidiaries, on the other hand, to be commingled) so that each Unrestricted Subsidiary will be treated as an entity separate and distinct from the Borrower and any Restricted Subsidiary;

(b) will not permit any of its Restricted Subsidiaries to, incur, assume or suffer to exist any guarantee by the Borrower or such Restricted Subsidiary of, or be or become liable for any Debt of any Unrestricted Subsidiary; and

(c) will not permit any Unrestricted Subsidiary to hold any Equity Interest in, or any Debt of, the Borrower or any Restricted Subsidiary.

Section 8.19 Post-Closing Matters. The Borrower shall deliver (or cause to be delivered) to the Administrative Agent the items listed on Schedule 8.19, in each case, on or before the dates specified in Schedule 8.19 (or such later date(s) as may be agreed to by the Administrative Agent in its reasonable discretion). Notwithstanding anything to the contrary in this Agreement or any other Loan Document, to the extent that any representation or warranty would be incorrect or any covenant would be breached, in either case, by the non-delivery of an item listed on Schedule 8.19 on a date prior to the date specified in Schedule 8.19 (or such later date(s) as may be agreed to by the Administrative Agent in its reasonable discretion), such incorrectness or breach is waived through the date specified in Schedule 8.19 (or such later date(s) as may be agreed to by the Administrative Agent in its reasonable discretion).

ARTICLE IX

NEGATIVE COVENANTS

The Borrower covenants and agrees with Lenders that, on the Effective Date and thereafter, until Payment in Full:

Section 9.01 Financial Covenants.

(a) Ratio of Total Net Debt to EBITDA. The Borrower will not permit, as of the last day of any fiscal quarter, commencing with the fiscal quarter ending September 30, 2022, the ratio of (A) Total Net Debt as of such day to (B) EBITDA for the period of four fiscal quarters (or, if applicable, the relevant annualized period determined in accordance with the definition thereof) ending on such day (the “Leverage Ratio”) to be greater than 3.50 to 1.00.

(b) Current Ratio. The Borrower will not permit, as of the last day of any fiscal quarter, commencing with the fiscal quarter ending September 30, 2022, its ratio of (i) consolidated current assets (including the unused amount of the total Commitments then available to be borrowed, but excluding non-cash assets under FASB ASC 815) to (ii) consolidated current liabilities (excluding non-cash obligations under FASB ASC 815 and current maturities under this Agreement and under the Bridge Loan Documents) (the “Current Ratio”) to be less than 1.00 to 1.00.

(c) Right to Cure. In the event the Borrower fails to comply with the requirements of Section 9.01(a) or Section 9.01(b) as of the last day of any fiscal quarter of the Borrower, then during the period from and including the first day after the last day of such fiscal quarter through and including the 10th Business Day after the date the compliance certificate for such fiscal quarter is required to be delivered pursuant to Section 8.01(c) (such period, the “Cure Period”), the Borrower shall be permitted to cure such failure to comply by requesting that the Leverage Ratio and/or the Current Ratio be recalculated by increasing EBITDA and/or the consolidated current assets for such fiscal quarter by an amount up to the cash proceeds received by the Borrower from a Specified Equity Contribution during the Cure Period (such amount, a “Cure Amount”); provided that (i) the Borrower delivers written notice to the Administrative Agent on or prior to the date of a timely delivered certificate required by Section 8.01(c) that it has elected to cure the failure to comply and clearly setting forth such Specified Equity Contribution in the computation required by clause (ii) of such Section 8.01(c); (ii) the amount of the Cure Amount added to EBITDA and/or the consolidated current assets shall not be greater than the amount required to cause the Borrower to be in compliance with Section 9.01(a) or Section 9.01(b), as applicable; (iii) any such increase pursuant to this Section 9.01(c) to EBITDA and/or the consolidated current assets for any fiscal quarter shall be applied solely for the purpose of determining compliance or non-compliance with Section 9.01(a) or Section 9.01(b) as of the last day of any Reference Period that includes such fiscal quarter and not for any other purpose under any Loan Document (including any determination of pro forma compliance with the Leverage Ratio for the purposes of making any Restricted Payment or Investment or any other purpose); (iv) (A) there shall be no more than two fiscal quarters during any period of four consecutive fiscal quarters for which the Borrower cures any Leverage Ratio or Current Ratio default by an equity cure and (B) there shall be no more than five fiscal quarters prior to the Maturity Date for which the Borrower cures any Leverage Ratio or Current Ratio default by an equity cure; (v) such increase in EBITDA and/or consolidated current assets shall be taken into account in calculating the Leverage Ratio or Current Ratio for any Reference Period that includes the last fiscal quarter of the four quarter period with respect to which such cure right was exercised; (vi) Total Net Debt as of the last day of any fiscal quarter for which the foregoing cure right is exercised shall not be deemed reduced by the amount of any Specified Equity Contribution made with respect to such fiscal quarter (even if the proceeds of such Specified Equity Contribution are actually used to repay Debt); (vii) for any period during which EBITDA is calculated on an annualized basis in accordance with the definition thereof, any Cure Amount shall be taken into account after multiplying EBITDA by the applicable annualization factor for such fiscal quarter (i.e. the Cure Amount shall not be annualized); and (viii) the same dollars of the Cure Amount may not be applied to both increase EBITDA and increase consolidated current assets if the Borrower elects to cure the failure to comply with both Section 9.01(a) and Section 9.01(b) in the same fiscal quarter (i.e. separate Cure Amounts shall be required for each such cure). If after giving effect to the foregoing recalculation, the Borrower would then be in compliance with Section 9.01(a) or

Section 9.01(b), as applicable, the Borrower shall be deemed to have satisfied the requirements of Section 9.01(a) or Section 9.01(b), as applicable, as of the relevant earlier required date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of such covenant that had occurred shall be deemed cured for the purpose of this Agreement and the other Loan Documents. Neither the Administrative Agent nor any Lender shall exercise the right to accelerate the Loans or terminate the Commitments and none of Administrative Agent, any Lender or any Secured Party shall exercise any right to foreclose on or take possession of the Collateral or exercise any other remedy pursuant to Section 10.02, the other Loan Documents or applicable law prior to the end of the applicable Cure Period solely on the basis of an Event of Default having occurred and continuing under Section 9.01(a) or Section 9.01(b) (except to the extent that the Borrower has confirmed in writing that it does not intend to provide a Specified Equity Contribution); provided that no Lender or Issuing Bank shall be required to make any extension of credit hereunder during the Cure Period unless the Borrower shall have received the Cure Amount.

Section 9.02 Debt. The Borrower will not, and will not permit any other Loan Party to, incur, create, assume or suffer to exist any Debt, except:

(a) the Obligations arising under the Loan Documents or the Secured Swap Agreements or any guarantee of or suretyship arrangement for the Obligations arising under the Loan Documents or the Secured Swap Agreements;

(b) Debt under Capital Leases not to exceed the greater of (x) $5,000,000 and (y) 2.5% of the then-effective Borrowing Base;

(c) Debt associated with worker’s compensation claims, bonds or surety obligations required by Governmental Requirements or by third parties in the ordinary course of business in connection with the operation of, or provision for the abandonment and remediation of, the Oil and Gas Properties;

(d) intercompany Debt between the Borrower and any Guarantor or between Guarantors to the extent permitted by Section 9.05(d); provided that such Debt is not held, assigned, transferred, negotiated or pledged (other than pursuant to a Security Instrument) to any Person other than the Borrower or one of the Guarantors; and, provided further, that any such Debt owed by either the Borrower or a Guarantor shall be subordinated to the Obligations on terms set forth in the Guarantee Agreement;

(e) endorsements of negotiable instruments for collection in the ordinary course of business;

(f) other unsecured Debt not to exceed (x) prior to the 2026 Senior Notes Discharge, $10,000,000 and (y) from and after the 2026 Senior Notes Discharge, the greater of (i) $10,000,000 and (ii) 7.5% of the then-effective Borrowing Base in the aggregate at any one time outstanding;

(g) unsecured senior notes or unsecured senior subordinated notes of the Borrower, including, the 2026 Senior Notes, and any guarantees thereof, including the 2026 Senior Notes Guaranty; provided that: (i) immediately after giving effect to the incurrence of any such Debt, on a pro forma basis, the Leverage Ratio shall not exceed 3.00 to 1.00 (as the Leverage Ratio is recomputed on such date using (A) Total Net Debt outstanding on such date and (B) EBITDA for the four fiscal quarters (or, if applicable, the relevant annualized period determined in accordance with the definition thereof) ending on the last day of the fiscal quarter immediately preceding such date for which financial statements are available (including, if applicable, the Financial Statements)); provided that this clause (i) shall not apply to the incurrence of any such Debt that constitutes a refinancing of the Bridge Loan Debt or other Debt incurred pursuant to this Section 9.02(g) to the extent that the aggregate principal amount of such refinancing Debt does not exceed the then outstanding principal amount of the refinanced Debt other than an increase in the principal amount as a result of fees and expenses related to the refinancing of such Debt; (ii) both immediately before and immediately after giving effect to the incurrence of such Debt and the use of proceeds thereof, no Event of Default has occurred and is continuing or would result therefrom; (iii) such Debt does not have any scheduled principal amortization in excess of 1.0% of the principal amount thereof per annum; (iv) such Debt does not have a scheduled maturity date or a scheduled date of mandatory Redemption in full sooner than (A) in the case of the 2026 Senior Notes, the date which is 91 days after the Final Maturity Date and (B) in the case of any other Debt, the date which is 180 days after the Final Maturity Date; (v) such Debt does not have any mandatory Redemption, tender or sinking fund provisions (other than (A) customary change of control Redemption or tender offer provisions, (B) Redemption or tender offer provisions related to the incurrence of Debt prohibited by the Loan Documents or the definitive documents governing such Debt to the extent any amounts (other than any such amounts constituting Obligations) required to be Redeemed are permitted by the terms of such Debt to be applied first to prepay the Loans and/or cash collateralize the LC Exposure in accordance with Section 2.08(j) of this Agreement and (C) customary asset sale and casualty event Redemption or tender offer provisions to the extent any amounts required to be Redeemed are permitted by the terms of such Debt to be applied first to prepay the Loans and/or cash collateralize the LC Exposure in accordance with Section 2.08(j) of this Agreement; (vi) no Loan Party or other Person guarantees such Debt unless such Loan Party or other Person has guaranteed the Obligations pursuant to the Guarantee Agreement; (vii) the terms of such Debt and any guarantees thereof: (A) are not materially less favorable to the Borrower and the Guarantors, taken as a whole, as market terms for issuers of similar size and credit quality given the then prevailing market conditions as reasonably determined by the Borrower and (B) do not require compliance with any financial maintenance covenant that is more restrictive on the Loan Parties than the financial maintenance covenants set forth in Section 9.01 of this Agreement; (viii) if such Debt is senior subordinated Debt, such Debt is expressly subordinate to the payment in full of all of the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent; (ix) the Borrower shall have complied with Section 8.01(q); and (x) the Borrowing Base shall be reduced pursuant to Section 2.07(f) and any mandatory prepayments required pursuant Section 3.04(c)(iii) shall have been made;

(h) Debt of any Loan Party consisting of obligations to pay insurance premiums;

(i) Debt in an aggregate amount not to exceed $1,000,000 representing deferred compensation (whether such deferred compensation is to be cash or stock-based compensation) of employees or directors of the Borrower or its Affiliates incurred in the ordinary course of business or Debt to current or former directors and employees of the Borrower or its Affiliates, their respective estates, spouses or former spouses, to finance the purchase or redemption of Equity Interests permitted by Section 9.04; and

(j) solely for the period from the First Amendment Effective Date through the first Business Day immediately following Third Amendment Effective Date, Bridge Loan Debt not to exceed, at any time, an aggregate principal amount of $250,000,000, provided that such amount shall be increased by an aggregate principal amount of Bridge Loan Debt up to $175,000,000 to the extent incurred within 30 days following the Second Amendment Effective Date so long as the entire amount of the proceeds are used by the Loan Parties to fund a portion of the purchase price of the Momentum Acquisition and related expenses (and only so long as the Loan Parties acquire not less than 95% of the value of the proved developed producing Momentum Assets), less the amount of principal payments made by the Loan Parties in respect of the Bridge Loan Debt following the First Amendment Effective Date but prior to such time of determination.

Section 9.03 Liens. The Borrower will not, and will not permit any other Loan Party to, create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

(a) Liens securing the payment of any Obligations;

(b) Excepted Liens;

(c) Liens securing purchase money Debt or Capital Leases permitted by Section 9.02(b) but only on the Property that is the subject of any such Debt or lease, accessions and improvements thereto, insurance thereon, and the proceeds of the foregoing;

(d) Liens encumbering insurance policies and the proceeds thereof securing the financing of premiums with respect thereto;

(e) (i) Liens on cash earnest money deposits or escrowed amounts made in connection with a binding purchase agreement to acquire Oil and Gas Properties, in each case to the extent such acquisition is permitted by this Agreement and (ii) Liens on or with respect to utility and similar deposits in the ordinary course of business;

(f) reserved; and

(g) Liens on Property not constituting Collateral and not otherwise permitted by the foregoing clauses of this Section 9.03; provided that the aggregate principal or face amount of all Debt secured under this Section 9.03(g) shall not exceed (A) prior to the 2026 Senior Notes Discharge, $10,000,000 or (B) from and after the 2026 Senior Notes Discharge, the greater of (x) $10,000,000 and (y) 5.0% of the then-effective Borrowing Base in the aggregate at any one time outstanding.

Section 9.04 Restricted Payments. The Borrower will not, and will not permit any other Loan Party to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its Equity Interest holders or make any distribution of its Property to its Equity Interest holders, except:

(a) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock);

(b) the Restricted Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests to the Borrower or any Guarantor;

(c) the Borrower may (i) if no Event of Default under Sections 10.01(a), (b), (h) or (i) exists immediately before and after giving effect to such Restricted Payment, declare and pay Permitted Tax Distributions and (ii) make distributions to any direct or indirect parent (including Ultimate Parent) to pay Public Company Compliance costs, operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including, without limitation, administrative, legal, accounting, and similar expenses payable to third parties), which are reasonable and customary and incurred in the ordinary course of business, plus any reasonable and customary indemnification claims made by directors or officers of Ultimate Parent, in each case to the extent such expenses and costs are directly attributable to the ownership or operations of Ultimate Parent, the Borrower and their respective Subsidiaries;

(d) the Borrower may make cash distributions with respect to its Equity Interests to the holders of its Equity Interests so long as

(i) such distribution is paid within 60 days after the date of declaration thereof,

(ii) as of the date of such declaration, if such distribution had been paid as of such date of declaration, both immediately before, and immediately after giving pro forma effect to, any such distribution, (A) no Event of Default would have occurred and be continuing, (B) no Borrowing Base Deficiency exists or would exist and (C) Liquidity would be equal to or greater than 10% of the total Commitments (i.e., the lesser of (1) the Aggregate Maximum Credit Amounts, (2) the Aggregate Elected Commitment and (3) the then effective Borrowing Base),

(iii) the Leverage Ratio is less than or equal to 3.00 to 1.00 (on a pro forma basis as the Leverage Ratio is recomputed on the date of such declaration using (A) Total Net Debt outstanding on such date and (B) EBITDA for the four fiscal quarters (or, if applicable, the relevant annualized period determined in accordance with the definition thereof) ending on the last day of the fiscal quarter immediately preceding such date for which financial statements are available (including, if applicable, the Financial Statements)), and

(iv) prior to the 2026 Senior Notes Discharge, (x) the Borrower shall have provided the notice and certificate required by Section 8.01(d) and (y) the amount of such distribution shall not exceed:

(A) if the Leverage Ratio calculated in the accordance with clause (iii) above, as of the last day of the most recently ended fiscal quarter for which financial statements are available, is less than 3.00 to 1.00 but greater than or equal to 1.00 to 1.00, an amount equal to (x) 65% of Discretionary Cash Flow at the time of such declaration minus (y) the aggregate amount of all other distributions made pursuant to this Section 9.04(d) during the then-current Discretionary Cash Flow Utilization Period;

(B) if the Leverage Ratio calculated in accordance with clause (iii) above, as of the last day of the most recently ended fiscal quarter for which financial statements are available, is less than 1.00 to 1.00, an amount equal to (x) 100% of Discretionary Cash Flow at the time of such declaration minus (y) the aggregate amount of all other distributions made pursuant to this Section 9.04(d) during the then-current Discretionary Cash Flow Utilization Period;

For the avoidance of doubt, from and after the 2026 Senior Notes Discharge, clause (iv) of this subsection (d) shall not apply.

(e) redemptions in whole or in part of any of its Equity Interests (A) for another class of its Equity Interests or the Equity Interests of its direct or indirect parent entity or (B) with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests; provided that such new Equity Interests contain terms and provisions at least as advantageous to the Lenders in all material respects to their interests as those contained in the Equity Interests redeemed thereby;

(f) Restricted Payments to repurchase Equity Interests from directors or employees of the Borrower or its Affiliates (or from the estate, family members, spouse or former spouse of directors or employees of the Borrower or its Affiliates) so long as the aggregate amount of repurchases and settlements under this Section 9.04(f) shall not exceed $10,000,000 per fiscal year;

(g) cash payments in lieu of the issuance of fractional shares of Equity Interests in connection with any dividend, option, split, warrant or combination thereof, or any transaction permitted hereunder; and

(h) during the Specified Unrestricted Period and thereafter until the Borrower delivers financial statements pursuant to Section 8.01(a) or Section 8.01(b), as applicable, in respect of the fiscal quarter in which the Fold In Date occurs, to the extent any Brigham Entity that is an Unrestricted Subsidiary (or any Brigham Entity that was an Unrestricted Subsidiary as of the last day of the fiscal quarter immediately preceding the fiscal quarter in which the Fold In Date occurred) pays a cash dividend or makes a cash distribution to the Borrower or any Consolidated Restricted Subsidiary (a “Brigham Unrestricted Subsidiary Distribution”), the Borrower may, within five (5) Business Days after receiving such Brigham Unrestricted Subsidiary Distribution, make one or more cash distributions to the holders of its Equity Interests in an aggregate amount not to exceed (i) the amount of such Brigham Unrestricted Subsidiary Distribution less (ii) any portion of such Brigham Unrestricted Subsidiary Distribution that was made for the purpose of funding a Permitted Tax Distribution in respect of the Brigham Entities that are Unrestricted Subsidiaries, so long as the conditions set forth in clauses (ii), (iii) and (iv) of Section 9.04(d) are satisfied with respect to each such distribution.

Section 9.05 Investments, Loans and Advances. The Borrower will not, and will not permit any other Loan Party to, make or permit to remain outstanding any Investments in or to any Person, except that the foregoing restriction shall not apply to:

(a) [Reserved];

(b) accounts receivable arising in the ordinary course of business;

(c) Cash Equivalents;

(d) Investments (i) made by the Borrower in or to any Person that, prior to or substantially concurrently with the consummation of such Investment, is a Guarantor, or (ii) made by any Restricted Subsidiary in or to the Borrower or any other Person that, prior to or substantially concurrently with the consummation of such Investment, is a Guarantor;

(e) subject to the limits in Section 9.06, Investments in, including by means of Permitted Equity Acquisitions, direct (or indirect through another Loan Party) ownership interests in Oil and Gas Properties and gathering systems related thereto or related to farm-out, farm-in, joint operating, joint venture or area of mutual interest agreements, gathering systems, pipelines or other similar arrangements which are usual and customary in the oil and gas exploration and production or oil and gas minerals business located within the geographic boundaries of the United States of America or the offshore state or federal waters of the United States of America;

(f) loans or advances to employees, officers, or directors of the Borrower or any of its Affiliates in the ordinary course of business of the Borrower, in each case only as permitted by applicable law, including Section 402 of the Sarbanes Oxley Act of 2002, but in any event not to exceed $5,000,000 in the aggregate at any time;

(g) Investments in stock, obligations or securities received in settlement of debts arising from Investments permitted under this Section 9.05 owing to the Borrower or any other Loan Party as a result of a bankruptcy or other insolvency proceeding of the obligor in respect of such debts or upon the enforcement of any Lien in favor of the Borrower or any other Loan Party; provided that the Borrower shall give the Administrative Agent prompt written notice in the event that the aggregate amount of all Investments held at any one time under this Section 9.05(g) exceeds $1,000,000;

(h) other Investments not to exceed the greater of (x) $10,000,000 and (y) 7.5% of the then-effective Borrowing Base in the aggregate at any time;

(i) additional Investments so long as (i) both immediately before, and immediately after giving pro forma effect to, any such Investment, (A) no Event of Default would have occurred and be continuing, (B) no Borrowing Base Deficiency exists or would exist and (C) Liquidity would be equal to or greater than ten percent (10%) of the total Commitments (i.e., the lesser of (1) the Aggregate Maximum Credit Amounts, (2) the Aggregate Elected Commitment and (3) the then effective Borrowing Base), and (ii) the Leverage Ratio is less than or equal to 3.00 to 1.00 (on a pro forma basis as the Leverage Ratio is recomputed on the date of such Investment using (A) Total Net Debt outstanding on such date and (B) EBITDA for the four fiscal quarters (or, if applicable, the relevant annualized period determined in accordance with the definition thereof) ending on the last day of the fiscal quarter immediately preceding such date for which financial statements are available (including, if applicable, the Financial Statements)); provided that Investments in any Unrestricted Subsidiary or any Person that is not a Subsidiary made pursuant to this Section 9.05(i) shall be permitted solely to the extent such Investments are made in cash;

(j) the acquisition by the Borrower of the Brigham Entities pursuant to the consummation of the Brigham Merger in accordance with the terms of the Brigham Merger Agreement;

(k) loans and advances to any direct or indirect parent in lieu of, and not in excess of, the amount of, Restricted Payments permitted to be made to such Person under Section 9.04(c));

(l) to the extent constituting Investments, (i) cash earnest money deposits or escrowed amounts made in connection with a binding purchase agreement to acquire Oil and Gas Properties, in each case to the extent such acquisition is permitted by this Agreement and (ii) utility and similar deposits in the ordinary course of business;

(m) additional Investments funded entirely by capital contributions received by the Borrower from the holders of its Equity Interests within sixty (60) days prior to the making of any such Investment (excluding any Specified Equity Contributions); provided that (i) no Default, Event of Default or Borrowing Base Deficiency exists immediately before or after giving effect to any such Investment and (ii) after making any such Investment, the Borrower has an unused amount of Commitments in an amount equal to or greater than ten percent (10%) of the total Commitments (i.e., the lesser of (A) the Aggregate Maximum Credit Amounts, (B) the Aggregate Elected Commitment and (C) the then effective Borrowing Base) and (iii) prior to making such Investment, the Borrower delivers a certificate of a Responsible Officer to the Administrative Agent certifying as to the foregoing matters in clauses (i) and (ii) of this proviso and attaching reasonably detailed evidence of the applicable capital contributions related to such Investment;

(n) prior to the 2026 Senior Notes Discharge, additional Investments, including by means of Permitted Equity Acquisitions, so long as (i) both immediately before, and immediately after giving pro forma effect to, any such Investment, (A) no Event of Default would have occurred and be continuing and (B) Liquidity is greater than ten percent (10%) of the total Commitments, (ii) the Leverage Ratio is less than or equal to 3.00 to 1.00 (on a pro forma basis as the Leverage Ratio is recomputed on the date of such Investment using (A) Total Net Debt outstanding on such date and (B) EBITDA for the four fiscal quarters (or, if applicable, the relevant annualized period determined in accordance with the definition thereof) ending on the last day of the fiscal quarter immediately preceding such date for which financial statements are available and (iii) the amount of such Investment(s) shall not exceed (x) the Cumulative Retained Discretionary Cash Flow Amount at the time of such Investment(s) less (y) the aggregate amount of all other Investments made pursuant to this Section 9.05(n) during the then-current Cumulative Retained Discretionary Cash Flow Utilization Period; provided that Investments in, including by means of Permitted Equity Acquisitions, any Unrestricted Subsidiary or any Person that is not a Subsidiary made pursuant to this Section 9.05(n) shall be permitted solely to the extent such Investments are made in cash or with Equity Interests of Ultimate Parent and/or the Borrower; and

(o) to the extent constituting Investments, (i) transaction expenses paid by the Borrower or any other Loan Party on behalf of any of the Brigham Entities in connection with the Brigham Merger and (ii) after the Brigham Merger Closing Date and during the Specified Unrestricted Period, other payments made by the Borrower or any other Loan Party on behalf of any of the Brigham Entities in an aggregate amount not to exceed $15,000,000.

Section 9.06 Nature of Business; International Operations. The Borrower will not, and will not permit any other Loan Party to, allow any material change to be made in the character of its business as an oil and gas minerals company (it being understood that any change in any Loan Party’s business that results in the portion of the total revenue of the Loan Parties directly attributable to the Loan Parties’ ownership of mineral interests, royalty interests and similar holdings to be less than ninety percent (90%) of the total revenue of the Borrower and the other Loan Parties for the prior four (4) consecutive fiscal quarters shall be deemed to constitute a material change in the character of its business) or (b) allow any Guarantor to cease to be a Wholly-Owned Subsidiary of the Borrower other than as a result of a sale of all of the Equity Interests of such Guarantor or a merger of such Guarantor permitted under Sections 9.11 or 9.12. From and after the Effective Date, the Borrower will not, and will not permit any other Loan Party to, (a) acquire or make any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to, any Oil and Gas Properties not located within the geographical boundaries of the United States of America or the offshore state or federal waters of the United States of America or (b) form or acquire any Foreign Subsidiaries. Each of the Borrower, the Parent, TopCo and the GP Pledgor shall at all times remain organized under the laws of the United States of America or any State, territory or possession thereof or the District of Columbia.

Section 9.07 [Reserved].

Section 9.08 Proceeds of Loans; OFAC. The Borrower will not permit the proceeds of the Loans or Letters of Credit to be used for any purpose other than those permitted under (and not prohibited by) Section 7.21. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulations T, U or X of the Board, in each case as now in effect or as the same may hereinafter be in effect. If requested by the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or such other form referred to in Regulation U, Regulation T or Regulation X of the Board, as the case may be. The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees, Affiliates and agents shall not use, directly or indirectly, the proceeds of any Borrowing or Letter of Credit, or lend, contribute, or otherwise make available such proceeds to any Subsidiary, other Affiliate, joint venture partner or other Person (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or AML Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or involving any goods originating in or with a Sanctioned Person or Sanctioned Country or (C) in any manner that would result in the violation of any Sanctions by any Person.

Section 9.09 ERISA Compliance. The Borrower will not, and will not permit any other Loan Party to, at any time, contribute to any Plan or Multiemployer Plan if it could reasonably be expected to result in a Material Adverse Effect or would result in a Lien under ERISA or Code Section 430.

Section 9.10 Sale or Discount of Receivables. Except for receivables obtained by the Borrower or any other Loan Party out of the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, the Borrower will not, and will not permit any other Loan Party to, discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

Section 9.11 Mergers, Etc. The Borrower will not, and will not permit any other Loan Party to, merge into or with or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person (whether now owned or hereafter acquired) (any such transaction, a “consolidation”), or liquidate or dissolve; provided, that so long as no Event of Default has occurred and is then continuing, (a) any Subsidiary may participate in a consolidation with the Borrower (provided that the Borrower shall be the survivor) or any other Guarantor (provided that a Guarantor shall be the survivor, or if a Guarantor is not the survivor, such Person shall become a Guarantor substantially concurrently with the consummation of such consolidation) and (b) any Person may merge into the Borrower or any Guarantor in connection with a Permitted Equity Acquisition or any other Investment permitted hereunder; provided that (i) if such merger involves the Borrower, the Borrower shall be the continuing or surviving Person and (ii) if such merger involves a Guarantor, a Guarantor shall be the continuing or surviving Person. Notwithstanding anything to the contrary contained herein, the restrictions contained in this Section 9.11 shall not apply to the merger of a newly formed wholly-owned Subsidiary of the Borrower with Brigham Holdings, with Brigham Holdings surviving such merger as a wholly-owned Subsidiary of the Borrower, in accordance with the terms of the Brigham Merger Agreement.

Section 9.12 Sale of Properties. The Borrower will not, and will not permit any other Loan Party to, Dispose of any Property (including the Liquidation of any Swap Agreement) except for:

(a) the sale of Hydrocarbons and the lease of Oil and Gas Properties, in each case in the ordinary course of business;

(b) farmouts in the ordinary course of business of Oil and Gas Properties consisting solely of undeveloped acreage or undrilled depths to which no proved reserves are attributed in the most recently delivered Reserve Report and assignments in connection with such farmouts or the abandonment, farmout, trade, exchange, lease, sublease or other Disposition in the ordinary course of business of Oil and Gas Properties not containing proved reserves and which are not included in the most recently delivered Reserve Report;

(c) the Disposition of equipment that is no longer necessary for the business of the Borrower or any such Loan Party or is replaced by equipment of at least comparable value and use;

(d) the (i) Disposition, other than as provided in clauses (a) through (c), of any Oil and Gas Property or any interest therein or any Restricted Subsidiary owning Oil and Gas Properties or (ii) Liquidation of any Swap Agreement; provided that (A) 75% of the consideration received in respect of such Disposition or Liquidation shall be cash and Cash Equivalents, or, solely with respect to Liquidations, other Swap Agreements permitted by Section 9.18; provided that, with respect to any Disposition, notwithstanding the foregoing requirement of this clause (A) (but, for the avoidance of doubt, subject to the other terms and conditions of this Section 9.12(d)), the Borrower and/or its Restricted Subsidiaries may exchange Hydrocarbon Interests for other Hydrocarbon Interests with the same or better reserve classification, reserve characteristics, reserve lives and decline profiles so long as (1) the aggregate Borrowing Base value, as determined by the Administrative Agent, of all proved Oil and Gas Properties of the Borrower and the Restricted Subsidiaries exchanged for such other proved Oil and Gas Properties during any period between two successive Scheduled Redeterminations does not exceed two percent (2%) of the Borrowing Base then in effect, (2) to the extent that a Borrowing Base Deficiency could result from an adjustment to the Borrowing Base resulting from such Disposition, after the consummation of such Disposition(s), the Borrower shall have received net cash proceeds, or shall have cash on hand, sufficient to eliminate any such potential Borrowing Base Deficiency pursuant to Section 3.04(c)(iii), and (3) substantially contemporaneously with the closing of any such exchange, the Borrower or the applicable Restricted Subsidiary shall, to the extent the Borrower is not then in compliance with Section 8.13, provide title information reasonably requested by the Administrative Agent with respect to, and, to the extent the Borrower is not then in compliance with Section 8.14, grant a first-priority Lien (provided that Excepted Liens of the type described in clauses (a), (b), (c), (d), and (f) of the definition thereof may exist, but subject to the provisos at the end of such definition) on, any proved Oil and Gas Properties acquired in such exchange pursuant to Security Instruments in form and substance reasonably satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes; (B) the consideration received in respect of such Disposition or Liquidation shall be equal to or greater than the fair market value of the Oil and Gas Property, interest therein, Restricted Subsidiary or Swap Agreement, as applicable, subject of such Disposition or Liquidation as reasonably determined by a Responsible Officer of the Borrower; (C) the Borrowing Base shall be reduced, effective immediately upon such Disposition or Liquidation, by an amount and to the extent required by Section 2.07(e); and (D) if any such Disposition is of a Restricted Subsidiary owning Oil and Gas Properties, such Disposition shall include all the Equity Interests of such Restricted Subsidiary;

(e) transfers of Properties from (i) the Borrower and/or its Restricted Subsidiaries to the Borrower and/or any Guarantor; provided that after giving effect thereto, the Loan Parties are in compliance with Section 8.14 without giving effect to any grace periods or times for compliance set forth in such section and (ii) any Restricted Subsidiary that is not a Guarantor to any other Restricted Subsidiary that is not a Guarantor;

(f) Casualty Events;

(g) Dispositions of the non-cash portion of consideration (other than any Oil and Gas Properties) received for any Disposition permitted by this Section 9.12; provided that the consideration received in respect of such Disposition shall be cash or Cash Equivalents and for fair market value;

(h) Restricted Payments permitted by Section 9.04 and Investments permitted by Section 9.05;

(i) [Reserved]; and

(j) Sales, transfers, leases and Dispositions of Properties (other than (i) Dispositions of any Oil and Gas Properties or any interest therein or any Restricted Subsidiary owning Oil and Gas Properties or (ii) Liquidations of Swap Agreements) having a fair market value not to exceed the greater of (x) $10,000,000 and (y) 7.5% of the then-effective Borrowing Base during any 12-month period.

The Borrower will not, and will not permit any Restricted Subsidiary, to sell, grant, issue or otherwise enter into any Production Payment and Reserve Sales, volumetric production payments, drillcos and other similar synthetic financings, or otherwise Dispose of Hydrocarbons in place that would require the Borrower or its Restricted Subsidiaries to deliver Hydrocarbons at some future time without then or thereafter receiving full prepayment therefor, which collectively provides consideration or is in an aggregate amount that exceeds $1,000,000.

Section 9.13 Environmental Matters. The Borrower will not, and will not permit any other Loan Party to, cause or knowingly permit any of its Property to be in violation of, or do anything or knowingly permit anything to be done which will subject any such Property to a Release or threatened Release of Hazardous Materials where such violations, Release or threatened Release could reasonably be expected to have a Material Adverse Effect.

Section 9.14 Transactions with Affiliates. Except for (i) payment of Restricted Payments expressly permitted by Section 9.04, (ii) Investments expressly permitted by Sections 9.05(f), (j) or (o), and (iii) during the Specified Unrestricted Period, Permitted Intercompany Activities, the Borrower will not, and will not permit any other Loan Party to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate (other than transactions between the Borrower and any Guarantor and transactions between Guarantors) unless such transaction is otherwise permitted under this Agreement and is upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate. Notwithstanding anything to the contrary contained herein, the restrictions set forth in this Section 9.14 shall not apply to (x) the acquisition permitted under Section 9.05(j) and (y) the merger permitted by the final sentence of Section 9.11.

Section 9.15 Subsidiaries. The Borrower will not, and will not permit any Restricted Subsidiary to, create or acquire any additional Restricted Subsidiary or designate an Unrestricted Subsidiary as a Restricted Subsidiary unless the Borrower gives written notice to the Administrative Agent of such creation or acquisition and complies with Section 8.14(a). The Borrower shall not, and shall not permit any Restricted Subsidiary to Dispose of any Equity Interests in any Restricted Subsidiary except in compliance with Section 9.12(d) or Section 9.12(e). Neither the Borrower nor any Restricted Subsidiary shall have any Foreign Subsidiaries and there shall be no Restricted Subsidiaries that are not Wholly-Owned Subsidiaries.

Section 9.16 Negative Pledge Agreements; Dividend Restrictions. The Borrower will not, and will not permit any other Loan Party to, create, incur, assume or suffer to exist any contract, agreement or understanding which in any way prohibits or restricts (or which requires the consent of or notice to other Persons in connection therewith): (a) the granting, conveying, creation or imposition of any Lien on any of its Property to secure the Obligations in favor of the Administrative Agent and the Lenders, (b) any Loan Party from paying dividends or making distributions in respect of its Equity Interests to the Borrower or any Guarantor, (c) paying any Debt owed to the Borrower or any other Loan Party, (d) making loans or advances to, or other Investments in, the Borrower or any other Loan Party, or (e) transferring any of its Property to the Borrower or any other Loan Party; provided that the foregoing shall not apply to restrictions and conditions under (A) this Agreement, the Security Instruments, the Bridge Loan Documents or the 2026 Senior Notes Documents, (B) agreements or arrangements evidencing or related to secured Debt permitted by Section 9.02 and Section 9.03, in each case only to the extent such restriction applies only to the Property securing such Debt, (C) customary restrictions and conditions contained in agreements relating to the Disposition of any Property or Equity Interests permitted under Section 9.12 pending such Disposition, in each case only to the extent such restrictions and conditions apply only to the Property or Equity Interests that is to be sold and (D) customary provisions in leases (other than any Oil and Gas Property) restricting the assignment thereof.

Section 9.17 Gas Imbalances, Take-or-Pay or Other Prepayments. To the extent the Loan Parties take Hydrocarbons attributable or allocable to their Oil and Gas Properties in-kind, the Borrower will not, and will not permit any Restricted Subsidiary to, allow gas imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties of the Borrower or any other Loan Party that would require the Borrower or such other Loan Party to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor exceeding one half bcf of gas (on an mcf equivalent basis) in the aggregate.

Section 9.18 Swap Agreements.

(a) The Borrower will not, and will not permit any other Loan Party to, enter into any Swap Agreements with any Person other than (i) (A) Swap Agreements in respect of commodities (including Swap Agreements in respect of commodity basis differentials) entered into not for speculative purposes which for the avoidance of doubt, are intended, at inception of execution, to hedge or manage any of the risks related to existing and or forecasted Hydrocarbon production of the Borrower or its Restricted Subsidiaries, (B) with an Approved Counterparty, (C) with a tenor not to exceed 60 months, and (D) the aggregate notional volumes for which (calculated independently for basis differential Swap Agreement volumes and other commodity Swap Agreement volumes) do not exceed, as of the date such Swap Agreement is executed, 85% of the reasonably projected production from total proved, developed, producing Oil and Gas Properties of the Loan Parties evaluated in the Initial Reserve Report or thereafter the Reserve Report most recently delivered pursuant to Section 8.12, for each month following the date such Swap Agreement is entered into, in each case for each of crude oil, natural gas liquids and natural gas, calculated separately and (ii) Swap Agreements in respect of interest rates with an Approved Counterparty effectively converting interest rates from floating to fixed, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrower and the other Loan Parties then in effect effectively converting interest rates from floating to fixed) do not exceed, as of the date such Swap Agreement is entered into, 75% of the then outstanding principal amount of the Borrower’s Debt for borrowed money which bears interest at a floating rate; provided that put option contracts that are not related to corresponding calls, collars or swaps and for which an upfront premium has been paid shall not be included in calculating such percentage threshold. In no event shall any Swap Agreement contain any requirement, agreement or covenant for the Borrower or any other Loan Party to post collateral or margin to secure their obligations under such Swap Agreement or to cover market exposures; provided, however, that the foregoing shall not prohibit or be deemed to prohibit the Secured Swap Obligations from being secured by the Security Instruments.

(b) If, on the last day of any fiscal quarter, the aggregate notional volumes of all Swap Agreements in respect of commodities to which the Borrower or any other Loan Party is a party for which settlement payments were calculated in such fiscal quarter exceeds 100% of the actual production of Hydrocarbons (for each of crude oil, natural gas liquids and natural gas, calculated separately) from the proved, developed, producing Oil and Gas Properties of the Loan Parties in such fiscal quarter (other than puts, floors, and basis differential swaps on volumes hedged by other Swap Agreements), then the Borrower shall, or shall cause the other Loan Parties to, Liquidate existing Swap Agreements within fifteen (15) Business Days (or such longer period as agreed by the Administrative Agent) after the end of such fiscal quarter, such that, after giving effect to such Liquidation, future hedging notional volumes will not exceed 100% of reasonably projected production of Hydrocarbons (for each of crude oil, natural gas liquids and natural gas, calculated separately) from the proved, developed, producing Oil and Gas Properties of the Loan Parties for the then-current fiscal quarter and any succeeding fiscal quarters.

Section 9.19 Amendments to Material Agreements; Amendment to Fiscal Year.

(a) The Borrower will not, and will not permit any other Loan Party to, amend, modify or supplement (or enter into any agreement that has the effect of amending, modifying or supplementing) any of its organizational documents in any manner that would be materially adverse to the Lenders.

(b) The Borrower will, and the Borrower will not permit any other Loan Party to, change its fiscal year to end on a day other than December 31 or change the method of determining its fiscal year.

Section 9.20 Amendments to Terms of Merger Agreement, Momentum Acquisition Agreement and Brigham Merger Agreement. The Borrower will not, and will not permit any other Loan Party to, amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Merger Agreement, the Momentum Acquisition Agreement or the Brigham Merger Agreement if the effect thereof would be materially adverse to the Lenders; provided that any direct or indirect amendment to the defined term “Assets” in the Momentum Acquisition Agreement that would result in the Loan Parties acquiring less than 95% of the value of the proved developed producing Momentum Assets, shall in each case be deemed materially adverse to the Lenders unless the Administrative Agent agrees in writing that such amendment is not materially adverse to the Lenders.

Section 9.21 Repayment of Permitted Additional Debt; Amendment to Terms of Permitted Additional Debt.

(a) The Borrower will not, and will not permit any other Loan Party to, call, make or offer to make any optional or voluntary Redemption of, or otherwise optionally or voluntarily Redeem (whether in whole or in part) any Permitted Additional Debt, except that:

(i) so long as no Event of Default or Borrowing Base Deficiency has occurred and is continuing or would result therefrom, the Borrower may Redeem any Permitted Additional Debt with (A) the net cash proceeds of any newly issued Permitted Additional Debt to the extent permitted to be incurred pursuant to Section 9.02(g) or (B) the net cash proceeds of any issuance or sale of, or in exchange for, Equity Interests (other than Disqualified Capital Stock) of the Borrower; and

(ii) the Borrower may Redeem any Permitted Additional Debt in cash so long as (1) both immediately before, and immediately after giving effect to, any such Redemption, (A) no Event of Default shall have occurred and be continuing, (B) no Borrowing Base Deficiency exists or would exist and (C) Liquidity would be equal to or greater than 10% of the total Commitments (i.e., the lesser of (x) the Aggregate Maximum Credit Amounts, (y) the Aggregate Elected Commitment and (z) the then effective Borrowing Base) and (2) the Leverage Ratio is less than or equal to 3.00 to 1.00 (on a pro forma basis after giving effect to such Redemption using (x) Total Debt outstanding on the date of such Redemption and (y) EBITDA for the four fiscal quarters (or, if applicable, the relevant annualized period determined in accordance with the definition thereof) ending on the last day of the fiscal quarter immediately preceding such date for which financial statements are available (including, if applicable, the Financial Statements)); provided that the Borrower may elect that compliance with the foregoing clauses (1) and (2) be determined on the date that irrevocable notice of such Redemption is given to the holders or lenders in respect of such Permitted Additional Debt instead of the date of such Redemption (in which case, for purposes of determining compliance with such clauses, such Redemption shall be deemed to have occurred on the date such notice is so given), so long as such Redemption is made within thirty (30) days after the date of such notice.

(b) The Borrower will not, and will not permit any other Loan Party to, amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Permitted Additional Debt or any Permitted Additional Debt Document if: (i) the effect thereof would be to shorten its maturity or average life or increase the amount of any scheduled payment of principal thereof or, other than with respect to the 2026 Senior Notes or any 2026 Senior Notes Document, increase the rate or shorten any period for payment of interest thereon other than customary elections of interest periods pursuant to the terms of any Permitted Additional Debt Document, (ii) in the case of Permitted Additional Debt other than Bridge Loan Debt, the effect thereof would be to cause the Borrower to violate the terms of Section 9.02(g), or (iii) in the case of Bridge Loan Debt, the effect thereof would (A) increase the principal amount thereof, (B) cause there to be any scheduled amortization thereof, (C) cause any Loan Party or other Person to guarantee such Bridge Loan Debt unless such Loan Party or other Person has guaranteed the Obligations pursuant to the Guarantee Agreement, (D) cause the terms of such Bridge Loan Debt to be more restrictive, taken as a whole, on the Loan Parties than the terms of this Agreement and the other Loan Documents (other than with respect to any mandatory prepayments, applicable fees, interest and other economic terms), or (E) cause any financial maintenance covenants in such Bridge Loan Documents to be more restrictive on the Loan Parties than the corresponding covenant in this Agreement or cause there to be any financial maintenance covenants in such Bridge Loan Documents that are not in this Agreement. Notwithstanding the foregoing to the contrary, the Loan Parties are permitted to enter into the Bridge Term Loan First Amendment on the Second Amendment Effective Date.

(c) With respect to any Permitted Additional Debt that is subordinated to the Obligations or any other Debt, the Borrower will not, and will not permit any other Loan Party to, designate any such Debt (other than obligations of the Loan Parties pursuant to the Loan Documents) as “Specified Senior Indebtedness” or “Specified Guarantor Senior Indebtedness” or give any such other Debt any other similar designation for the purposes of such Permitted Additional Debt Document related to such Permitted Additional Debt that is subordinated to the Obligations or any other Debt.

Section 9.22 Passive Holding Company Status of the Parent, TopCo and the GP Pledgor. Each of the Parent, TopCo and the GP Pledgor shall not directly operate any material business; provided that, for the avoidance of doubt, the following (and activities incidental thereto) shall not constitute the operation of a business and shall in all cases be permitted to the extent not otherwise restricted under the terms of this Agreement: (i) its direct and indirect ownership of the Equity Interests of its subsidiaries; (ii) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance; (iii) any issuance or sale of its Equity Interests (including, for the avoidance of doubt, performing activities in preparation for and consummating any such offering, issuance or sale, the making of any dividend or distribution on account of, or any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of, any shares of any class of its Equity Interests) and, in each case, the repurchase or redemption thereof; (iv) financing activities, including the issuance of securities, incurrence of Debt permitted by this Agreement (provided that no such Debt is secured by Liens on the Equity Interests of the Borrower other than the Liens in favor of the Administrative Agent for the benefit of the Secured Parties permitted under Section 9.03(a)), payment of dividends and making contributions to the capital of any other Loan Party or their respective Subsidiaries, and entrance into Swap Agreements permitted by this Agreement; (v) compliance with applicable law and legal, Tax and accounting and other administrative matters related thereto, including participating in Tax, accounting and other administrative matters as a member of any consolidated, unitary, combined or other similar group, and activities and filing Tax returns and paying Taxes and contesting any Taxes and other customary obligations related thereto in the ordinary course; (vi) performance of activities relating to its officers, directors, managers and employees and those of the Permitted Holders, the Borrower and/or its Subsidiaries, including providing indemnification to such officers, directors, managers or employees; (vii) holding any cash and Cash Equivalents; (viii) holding any other property received by it as a distribution from the Borrower or any of its Subsidiaries and making further distributions of such property; (ix) holding director and shareholder meetings, preparing organizational records, complying with its organizational documents and other organizational activities required to maintain its separate organizational structure or to comply with applicable Governmental Requirements, including preparing reports to Governmental Authorities or shareholders; (x) entering into and performance of obligations with respect to contracts and other arrangements in connection with the activities contemplated by this Section 9.22; and (xi) any activities incidental to the foregoing or customary for passive holding companies, including, for the avoidance of doubt, entering into transactions otherwise permitted under this Agreement for the direct benefit of the Loan Parties, ownership of immaterial properties and assets incidental to the business or activities described in the foregoing clause and payment of costs and expenses in connection with the business or activities described in the foregoing clauses.

Section 9.23 Debt of Brigham Entities. So long as the Brigham Entities are classified as Unrestricted Subsidiaries, the Borrower will not permit any of the Brigham Entities to incur, create, assume or suffer to exist any Debt, except:

(a) Debt incurred under the Brigham RBL Credit Agreement and the other Brigham Loan Papers; provided that (i) all such Debt under the Brigham RBL Credit Agreement shall be incurred under a single conforming commercial banking revolving borrowing base facility for oil and gas secured loan transactions with no differentiation among the lenders and all such Debt is pari passu in right of payment, pricing, maturity, security and liquidation thereof, (ii) the Brigham Borrowing Base is a Conforming Borrowing Base and the Debt incurred under the Brigham RBL Credit Agreement is incurred subject to the terms of a Conforming Borrowing Base and (iii) the Person acting as administrative agent under the Brigham RBL Credit Agreement is a commercial bank, has experience acting as administrative agent for commercial banking secured revolving reserved based oil and gas credit facilities, has the ability and capacity to evaluate, propose and administer the Brigham Borrowing Base under the Brigham RBL Credit Agreement and is not an Affiliate of the Borrower; and

(b) other Debt permitted under Sections 9.1(b), 9.1(d) and 9.1(f) of the Brigham RBL Credit Agreement (as in effect on the Fourth Amendment Effective Date) and Debt constituting a guarantee by any Brigham Entity of any Debt of one or more other Brigham Entities that is permitted under Sections 9.1(b), 9.1(d) and 9.1(f) of the Brigham RBL Credit Agreement (as in effect on the Fourth Amendment Effective Date).

ARTICLE X

EVENTS OF DEFAULT; REMEDIES

Section 10.01 Events of Default. One or more of the following events shall constitute an “Event of Default”:

(a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise;

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 10.01(a)) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days;

(c) any representation or warranty made or deemed made by or on behalf of the Borrower or any other Loan Party in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect (unless already qualified by materiality, in which case such applicable representation and warranty shall prove to have been incorrect in any respect) when made or deemed made;

(d) the Borrower or any other Loan Party shall fail to observe or perform any covenant, condition or agreement applicable to it contained in Section 8.01(n), Section 8.02, Section 8.03, Section 8.13, Section 8.14, Section 8.17, Section 8.18, Section 8.19 or in Article IX.

(e) the Borrower or any other Loan Party shall fail to observe or perform any covenant, condition or agreement applicable to it contained in this Agreement (other than those specified in Section 10.01(a), Section 10.01(b) or Section 10.01(d)) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after the earlier to occur of (i) notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender) or (ii) a Responsible Officer of the Borrower or such other Loan Party otherwise becoming aware of such default;

(f) the Borrower or any other Loan Party shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Debt, when and as the same shall become due and payable and such failure continues after the applicable grace or notice period, if any, specified in the relevant document for such Material Debt;

(g) any other event or condition occurs that results in any Material Debt becoming due prior to its scheduled maturity or that enables or permits (after giving effect to any applicable notice periods, if any, and any applicable grace periods) the holder or holders of any such Material Debt or any trustee or agent on its or their behalf to cause any such Material Debt to become due, or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity or require the Borrower or any other Loan Party to make an offer in respect thereof; provided that this paragraph (g) shall not apply to secured Debt that becomes due solely as a result of the sale or transfer of the property or assets securing such Debt, if such sale or transfer is permitted hereunder and under the documents providing for such Debt;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any other Loan Party or any of its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any other Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Borrower or any other Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 10.01(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any of the Borrower or any other Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) the Borrower or any other Loan Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) (i) one or more judgments for the payment of money in an aggregate amount in excess of the greater of (x) $22,500,000 and (y) 7.5% of the then-effective Borrowing Base (to the extent not covered by independent third party insurance as to which the insurer does not dispute coverage and is not subject to an insolvency proceeding) or (ii) any one or more non-monetary judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, shall be rendered against the Borrower, any other Loan Party or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any other Loan Party to enforce any such judgment;

(l) the Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, (i) cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against the Borrower or any other Loan Party party thereto, other than due to the action or inaction of the Administrative Agent, or shall be repudiated by any of them, or the Borrower, any other Loan Party or any of their Affiliates shall so state in writing or (ii) cease to create a valid and perfected Lien of the priority required thereby on any material portion of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or the Borrower, any other Loan Party or any of their Affiliates shall so state in writing;

(m) a Change in Control shall occur; or

(n) the Fold In is not consummated on or prior to June 30, 2023.

Section 10.02 Remedies.

(a) In the case of an Event of Default other than one described in Section 10.01(h) or Section 10.01(i), at any time thereafter during the continuance of such Event of Default, the Administrative Agent may with the consent of the Majority Lenders, and at the request of the Majority Lenders, shall, by written notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Notes and the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents (including, without limitation, the payment of cash collateral or the making of other backstop arrangements to secure the LC Exposure as provided in Section 2.08(j)), shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor; and in case of an Event of Default described in Section 10.01(h) or Section 10.01(i), the Commitments shall automatically terminate and the Notes and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and the other obligations of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents (including, without limitation, the payment of cash collateral or the making of other backstop arrangements to secure the LC Exposure as provided in Section 2.08(j)), shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor.

(b) In the case of the occurrence of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.

(c) All proceeds realized from the liquidation or other Disposition of Collateral or otherwise received after maturity of the Loans or the Notes, whether by acceleration or otherwise, shall be applied:

(i) first, to payment or reimbursement of that portion of the Obligations constituting fees, expenses and indemnities payable to the Administrative Agent in its capacity as such;

(ii) second, pro rata to payment or reimbursement of that portion of the Obligations constituting fees, expenses and indemnities payable to the Lenders;

(iii) third, pro rata to payment of accrued interest on the Loans;

(iv) fourth, pro rata to payment of (A) principal outstanding on the Loans; (B) reimbursement obligations in respect of Letters of Credit pursuant to Section 2.08(e) (and cash collateralization or backstopping of LC Exposure hereunder); (C) Secured Swap Obligations owing to Secured Swap Parties; and (D) Secured Cash Management Obligations owing to Secured Cash Management Providers;

(v) fifth, pro rata to any other Obligations; and

(vi) sixth, any excess, after all of the Obligations shall have been paid in full in cash, shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

(vii) provided that, for the avoidance of doubt, Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from the Borrower and any other Guarantors to preserve the allocation to Obligations otherwise set forth above in this Section 10.02(c).

ARTICLE XI

THE AGENTS

Section 11.01 Appointment; Powers.

(a) Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. Except with respect to Section 11.14, the provisions of this Article are solely for the benefit of the Administrative Agent, the other Agents, the Lenders and the Issuing Bank, and neither the Borrower nor any Guarantor shall have rights as a third party beneficiary of any of such provisions.

(b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Secured Swap Party and a potential Secured Cash Management Provider) and the Issuing Bank hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the Issuing Bank for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Borrower and the Guarantors to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 11.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof granted under the Security Instruments, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article XI and Article XII (including Section 12.03(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

Section 11.02 Duties and Obligations of Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law; rather, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties), (b) the Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except as provided in Section 11.03, (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower or any of its Affiliates, that is communicated to, obtained or in the possession of, the Administrative Agent, Arranger or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, (d) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Instruments, (v) the value or the sufficiency of any Collateral or (vi) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent and (e) shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 12.02 and 10.02) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or as to those conditions precedent expressly required to be to the Administrative Agent’s satisfaction, (vi) the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrower and the Subsidiaries or any other obligor or guarantor, or (vii) any failure by the Borrower or any other Person (other than itself) to perform any of its obligations hereunder or under any other Loan Document or the performance or observance of any covenants, agreements or other terms or conditions set forth herein or therein. For purposes of determining compliance with the conditions specified in Article VI, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed closing date specifying its objection thereto.

Section 11.03 Action by Administrative Agent. The Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any debtor relief law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any debtor relief law, and in all cases the Administrative Agent shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless it shall (a) receive written instructions from the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) specifying the action to be taken and (b) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions as aforesaid and any action taken or failure to act pursuant thereto by the Administrative Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, then the Administrative Agent shall take such action with respect to such Default as shall be directed by the requisite Lenders in the written instructions (with indemnities) described in this Section 11.03; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Administrative Agent be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, the Loan Documents or applicable law. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02), and otherwise the Administrative Agent shall not be liable for any action taken or not taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith INCLUDING ITS OWN ORDINARY NEGLIGENCE, except for its own gross negligence or willful misconduct.

Section 11.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon and each of the Borrower, the Lenders and the Issuing Bank hereby waives the right to dispute the Administrative Agent’s record of such statement, except in the case of gross negligence or willful misconduct by the Administrative Agent. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Administrative Agent.

Section 11.05 Subagents. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding Sections of this Article XI shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgement that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 11.06 Resignation of Administrative Agent.

(a) Subject to the appointment and acceptance of a successor Administrative Agent as provided in this Section 11.06, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Majority Lenders shall have the right, in consultation with the Borrower, to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation as the retiring Administrative Agent (or such earlier day as shall be agreed by the Majority Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor Administrative Agent. After the Administrative Agent’s resignation hereunder, the provisions of this Article XI and Section 12.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

(b) With effect from the Resignation Effective Date (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Bank under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Bank directly, until such time, if any, as the Majority Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 5.03(e) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 11.06). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article XI and Section 12.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

Section 11.07 Administrative Agent as Lender. The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

Section 11.08 No Reliance. Each Lender and the Issuing Bank expressly acknowledges that none of the Administrative Agent nor the Arranger has made any representation or warranty to it, and that no act by the Administrative Agent or the Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of the Borrower, any other Loan Party or of any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Arranger to any Lender or the Issuing Bank as to any matter, including whether the Administrative Agent or the Arranger have disclosed material information in their (or their Related Parties’) possession. Each Lender and the Issuing Bank represents to the Administrative Agent and the Arranger that it has, independently and without reliance upon the Administrative Agent, the Arranger, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower, any other Loan Party and their Subsidiaries, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower or any other Loan Party. Each Lender and the Issuing Bank represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or Issuing Bank for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or the Issuing Bank, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and the Issuing Bank agrees not to assert a claim in contravention of the foregoing. Each Lender and the Issuing Bank represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or the Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

Section 11.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower or any of its Subsidiaries, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 12.03) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 12.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 11.10 Withholding Tax. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting the provisions of Section 5.03(a) or Section 5.03(c), each Lender and the Issuing Bank shall, and does hereby, indemnify the Administrative Agent, and shall make payable in respect thereof within 30 days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the Internal Revenue Service or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not property executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender or the Issuing Bank by the Administrative Agent shall be conclusive absent manifest error. Each Lender and the Issuing Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the Issuing Bank under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 11.10. The agreements in this Section 11.10 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

Section 11.11 Authority of Administrative Agent to Release Collateral and Liens. Each Lender and the Issuing Bank, and by accepting the benefits of the Collateral, each Secured Swap Party and each Secured Cash Management Provider, hereby irrevocably authorizes the Administrative Agent to release (or evidence the release of) any Collateral that is permitted to be sold or released pursuant to the terms of the Loan Documents and to release (or evidence the release of) the GP Pledgor or any Guarantor from the Guarantee Agreement pursuant to the terms thereof. Each Lender and the Issuing Bank hereby authorizes the Administrative Agent to execute and deliver to the Borrower, at the Borrower’s sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents reasonably requested by the Borrower in connection with any Disposition of Property to the extent such Disposition is permitted by the terms of Section 9.12 or is otherwise authorized by the terms of the Loan Documents.

Upon request by the Administrative Agent at any time, the Majority Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release the GP Pledgor or any Guarantor from its obligations under the Guarantee Agreement pursuant to this Section 11.11. The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by Borrower or any Guarantor in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

Section 11.12 [Reserved].

Section 11.13 Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Majority Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which the Borrower or any Guarantor is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Majority Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any Disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Majority Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Majority Lenders contained in Section 12.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

Section 11.14 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Guarantor, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Guarantor, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 11.15 Recovery of Erroneous Payments.

(a) If the Administrative Agent notifies a Lender, Issuing Bank or any Person who has received funds on behalf of a Lender or Issuing Bank (any such Lender, Issuing Bank or other such recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof) (provided, that, without limiting any other rights or remedies (whether at law or in equity), the Administrative Agent may not make any such demand under this clause (a) with respect to an Erroneous Payment unless such demand is made on or prior to ten (10) Business Days of the date of receipt of such Erroneous Payment by the applicable Payment Recipient), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender or Issuing Bank shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting the immediately preceding clause (a), each Lender or Issuing Bank, or any Person who has received funds on behalf of a Lender or Issuing Bank, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Issuing Bank, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i) (A) in the case of immediately preceding subclauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding subclause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender or Issuing Bank shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 11.15(b).

(c) Each Lender or Issuing Bank hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Issuing Bank under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Issuing Bank from any source, against any amount due to the Administrative Agent under Section 11.15(a) or under the indemnification provisions of this Agreement.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with Section 11.15(a), from any Lender or Issuing Bank that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), each party hereto agrees that, irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or Issuing Bank under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower (or on behalf of the Borrower) for the purpose of paying, prepaying, repaying, discharging or otherwise satisfying any Obligations.

(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and each Payment Recipient hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations, agreements and waivers under this Section 11.15 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(h) For the avoidance of doubt, and notwithstanding anything in this Section 11.15 to the contrary, the existence of an Erroneous Payment as between the Administrative Agent and any Payment Recipient shall not affect the termination of this Agreement or the Commitments and/or the repayment, satisfaction or discharge of Obligations under any Loan Document to the extent that the Borrower (or another Person on behalf of the Borrower) has actually paid such amounts to such accounts and at such times, in each case as specified in a payoff letter executed by the Administrative Agent and the Borrower.

ARTICLE XII

MISCELLANEOUS

Section 12.01 Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 12.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic communication, as follows:

(i)	if to the Borrower, to it at:

1401	Lawrence Street
Suite	1750
Denver,	Colorado 80202
Attention:	Chief Financial Officer
Email:	carrie.osicka@kimmeridge.com

(ii)	if to the Administrative Agent, to it at:

Bank	of America, N.A.
Agency	Management
Two	Bryant Park, 7th Floor
Mail	Code: NY1-540-07-10
New	York, New York 10036-6712
Attention:	Lisa Berishaj
Telephone:	646.556.2314
Fax:	704.683.9134
Email:	lisa.berishaj@bofa.com

for payments and requests for credit extensions, continuations and conversions, to:

Bank	of America, N.A.
900	W. Trade Street
Mail	Code: NC1-026-06-04
Charlotte,	NC 28255-0001
Attention:	Zachary Vestal
Telephone:	980.386.0720
Facsimile:	704.208.3198
Electronic	Mail: zachary.vestal@bofa.com

(iii)	if to Bank of America, N.A. in its capacity as the Issuing Bank, to it at:

Bank	of America, N.A.
Trade	Operations

1 Fleet Way

Mail	Code: PA6-580-02-30
Scranton,	PA 18507
Telephone:	570.496.9619
Facsimile:	800.755.8740
Electronic	Mail: tradecleintserviceteamus@bofa.com

(iv) if to any other Lender or the Issuing Bank, to it at its address (or facsimile number) set forth in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

(v) Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through Approved Electronic Platforms, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Electronic Communications.

(i) Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communications (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II, Article III, Article IV and Article V unless otherwise agreed by the Administrative Agent, the Issuing Bank and the applicable Lender. The Administrative Agent, the Issuing Bank or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(ii) Unless the Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (A), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (A) and (B) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) Change of Address, Etc. Any party hereto may change its address, facsimile number, telephone number or email address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(d) Posting of Communications.

(i) The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Bank by posting the Communications on any Approved Electronic Platform.

(ii) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, the Issuing Bank and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, the Issuing Bank and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(iii) THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY OTHER AGENT, ANY ARRANGER OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, THE ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES, CLAIMS, LIABILITIES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM OF THE LOAN PARTIES, ANY LENDER, THE ISSUING BANK OR ANY OTHER PERSON OR ENTITY.

(iv) Each Lender and the Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and Issuing Bank agrees (A) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (B) that the foregoing notice may be sent to such email address.

(v) Each of the Lenders, the Issuing Bank and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(vi) Nothing herein shall prejudice the right of the Administrative Agent, any Lender or the Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

(e) Reliance by Administrative Agent, Issuing Bank and Lenders. The Administrative Agent, the Issuing Bank and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices and applications for Letters of Credit) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the Issuing Bank, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 12.02 Waivers; Amendments.

(a) No failure on the part of the Administrative Agent, the Issuing Bank or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Subject to Section 3.03, neither this Agreement nor any provision hereof nor any Security Instrument nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Majority Lenders or by the Borrower and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall (i) increase the Commitment or the Maximum Credit Amount of any Lender without the written consent of such Lender, (ii) increase the Borrowing Base without the written consent of each non-Defaulting Lender (provided that no Lender’s Applicable Percentage of the Borrowing Base may be increased without such Lender’s written consent), decrease or maintain the Borrowing Base without the consent of the Required Lenders, or modify Section 2.07 in any manner that would increase the Borrowing Base without the consent of each Lender; provided that (A) a Scheduled Redetermination may be postponed by the Majority Lenders and (B) a reduction of the Borrowing Base pursuant to Section 2.07(f) may be waived or reduced with the consent of the Required Lenders, (iii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, or reduce any other Obligations hereunder or under any other Loan Document, without the written consent of each Lender affected thereby (other than default rate interest provided under Section 3.02(c)(ii) which may be amended, reduced or waived by the Majority Lenders), (iv) postpone the scheduled date of payment or prepayment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or any other Obligations hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone or extend the Termination Date without the written consent of each Lender affected thereby (other than mandatory prepayments required by Section 3.04(c)(ii) or Section 3.04(c)(iii) which may be reduced or waived by the Required Lenders), (v) change Section 4.01(b) or Section 4.01(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (vi) waive or amend Section 3.04(c)(i), Section 6.01, Section 8.14, Section 10.02(c) or Section 12.14 or change the definition of the terms “Domestic Subsidiary”, “Foreign Subsidiary” or “Subsidiary”, without the written consent of each Lender; provided, further, that any waiver or amendment to the terms of Section 12.14, this proviso in this Section 12.02(b)(vi) or Section 12.02(b)(vii) shall also require the written consent of each Secured Swap Party and each Secured Cash Management Provider, and any amendment or waiver to the terms of Section 10.02(c) shall also require the written consent of each Secured Swap Party or Secured Cash Management Provider adversely affected thereby, (vii) amend or otherwise modify any Security Instrument in a manner that results in the Secured Swap Obligations or Secured Cash Management Obligations secured by such Security Instrument no longer being secured thereby on an equal and ratable basis with the principal of the Loans, or amend or otherwise change the definition of “Secured Swap Agreement,” “Secured Swap Obligations” or “Secured Swap Party”, without the written consent of each Secured Swap Party adversely affected thereby, or the definition of “Secured Cash Management Agreement,” “Secured Cash Management Obligations” or “Secured Cash Management Provider,” without the written consent of each Secured Cash Management Provider adversely affected thereby, (viii) release the GP Pledgor or any Guarantor (except , in each case, as set forth in this Agreement or in the Guarantee Agreement) or release all or substantially all of the Collateral (other than as provided in Section 11.11), or reduce the percentage set forth in Section 8.13(a) to less than 85%, without the written consent of each Lender, (ix) change any of the provisions of this Section 12.02(b) or the definitions of

“Required Lenders” or “Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender, (x) subordinate, or have the effect of subordinating, the Obligations hereunder to any other Debt or other obligation (other than as expressly permitted hereunder) without the written consent of each Lender or (xi) subordinate, or have the effect of subordinating, the Liens securing the Obligations to Liens securing any other Debt or other obligation (other than as expressly permitted hereunder) without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or the Issuing Bank, as the case may be. Notwithstanding the foregoing, (A) any supplement to Schedule 7.14 (Subsidiaries), Schedule 7.18 (Gas Imbalances; Other Prepayments), Schedule 7.19 (Marketing Agreements) and Schedule 7.20 (Swap Agreements) shall, in each case, be effective simply by delivering to the Administrative Agent a supplemental schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders, (B) any Security Instrument may be supplemented to add additional collateral or join additional Persons as Guarantors with the consent of the Administrative Agent, (C) the Borrower and the Administrative Agent may amend this Agreement or any other Loan Document without the consent of the Lenders in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Document and (D) the Administrative Agent (or other applicable Credit Party) and the Borrower may enter into any amendment, modification or waiver of this Agreement or any other Loan Document or enter into any agreement or instrument to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Mortgaged Property or Property that becomes Mortgaged Property to secure the Obligations for the benefit of the Lenders or as required by any Governmental Requirement to give effect to, protect or otherwise enhance the rights or benefits of any Lender under the Loan Documents without the consent of any Lender.

Section 12.03 Expenses, Indemnity; Damage Waiver.

(a) The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (limited, in the case of legal expenses, to the reasonable and documented out-of-pocket fees, charges and disbursements of one firm of primary legal counsel and one firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions)), and including, without limitation, other reasonable and documented expenses for outside consultants for the Administrative Agent, the reasonable travel, photocopy, mailing, courier, telephone and other similar expenses, and the cost of environmental non-invasive assessments and audits and surveys and appraisals, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Administrative Agent as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented costs, expenses, Taxes, assessments and other charges incurred by the Administrative Agent or any Lender in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein, (iii) all reasonable and documented out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal, reinstatement or extension of any Letter of Credit or any demand for payment thereunder, (iv) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender (limited, in the case of legal expenses, to the reasonable and documented fees, charges and disbursements of one firm of primary legal counsel and one firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for the Administrative Agent, the Issuing Bank and the Lenders (and in the case of an actual or perceived conflict of interest, of another firm of counsel for such affected parties)), in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section 12.03, or in connection with the Loans made or Letters of Credit issued hereunder, including, without limitation, all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit

(b) THE BORROWER SHALL INDEMNIFY THE ADMINISTRATIVE AGENT, THE ARRANGER, THE ISSUING BANK AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND DEFEND AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, PENALTIES, LIABILITIES AND RELATED REASONABLE AND DOCUMENTED EXPENSES (LIMITED, IN THE CASE OF LEGAL EXPENSES, TO THE FEES, CHARGES AND DISBURSEMENTS OF ONE FIRM OF PRIMARY LEGAL COUNSEL AND ONE FIRM OF LOCAL COUNSEL IN EACH APPROPRIATE JURISDICTION FOR ALL INDEMNITEES (AND, IN THE CASE OF AN ACTUAL OR PERCEIVED CONFLICT OF INTEREST, OF ANOTHER FIRM OF COUNSEL FOR SUCH AFFECTED INDEMNITEES)), INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, (ii) THE FAILURE OF THE BORROWER OR ANY OTHER LOAN PARTY TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (iii) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF THE BORROWER OR ANY GUARANTOR SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (iv) ANY LOAN OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREFROM, INCLUDING, WITHOUT LIMITATION, (A) ANY REFUSAL BY THE ISSUING BANK TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT, OR (B) THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE NON-COMPLIANCE, NON-DELIVERY OR OTHER

IMPROPER PRESENTATION OF THE DOCUMENTS PRESENTED IN CONNECTION THEREWITH, (v) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, (vi) THE OPERATIONS OF THE BUSINESS OF THE LOAN PARTIES BY THE LOAN PARTIES, (vii) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS, (viii) ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY OR ANY OF THEIR PROPERTIES OR OPERATIONS, INCLUDING THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF HAZARDOUS MATERIALS ON OR AT ANY OF THEIR PROPERTIES, (ix) THE BREACH OR NON-COMPLIANCE BY THE BORROWER OR ANY SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY, (x) THE PAST OWNERSHIP BY THE BORROWER OR ANY SUBSIDIARY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (xi) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF HAZARDOUS MATERIALS ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER OR ANY SUBSIDIARY OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY ANY LOAN PARTY, (xii) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR (xiii) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, OR (xiv) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM (A) THE GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE, (B) A MATERIAL BREACH IN BAD FAITH OF SUCH INDEMNITEE’S FUNDING OBLIGATIONS UNDER THIS AGREEMENT OR (C) A DISPUTE SOLELY BETWEEN OR AMONG INDEMNITEES AND NOT INVOLVING ANY ACT OR OMISSION OF THE BORROWER OR ANY OF ITS SUBSIDIARIES OR ANY OF THEIR RESPECTIVE AFFILIATES (OTHER THAN ANY CLAIMS AGAINST AN INDEMNITEE IN ITS CAPACITY OR FULFILLING ITS ROLE AS THE ADMINISTRATIVE AGENT, AN AGENT OR ARRANGER WITH RESPECT TO THIS AGREEMENT). THIS SECTION 12.03(B) SHALL NOT APPLY WITH RESPECT TO TAXES OTHER THAN ANY TAXES THAT REPRESENT LOSSES, CLAIMS, DAMAGES, PENALTIES, LIABILITIES AND RELATED REASONABLE AND DOCUMENTED EXPENSES FROM ANY NON-TAX CLAIM.

(c) To the extent that the Borrower for any reason fails to indefeasibly pay any amount required to be paid by it to the Administrative Agent, the Arranger or the Issuing Bank, or any of the Related Parties of any of the foregoing Persons, under Section 12.03(a) or Section 12.03(b), each Lender severally agrees to pay to the Administrative Agent, the Arranger or the Issuing Bank, or such Related Party, as the case may be, such Lender’s Applicable Percentage (as in effect on the date reimbursement or indemnification is sought under this Section 12.03) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Arranger or the Issuing Bank in its capacity as such or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or the Issuing Bank with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 2.02(e).

(d) To the extent permitted by applicable law (i) the Borrower shall not assert, and the Borrower hereby waives, any claim against any Indemnitee for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), and no Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby and thereby, and (ii) no party hereto shall assert, and each such party hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this clause (d)(ii) shall relieve the Borrower of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(e) All amounts due under this Section 12.03 shall be payable not later than ten days after written demand therefor.

Section 12.04 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void), and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in Section 12.04(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in Section 12.04(b)(ii), any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, participations in Letters of Credit and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Borrower; provided that no consent of the Borrower shall be required if such assignment is to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, to any other assignee; provided, further that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to an assignee that is a Lender immediately prior to giving effect to such assignment; and

(C) the Issuing Bank (such consent not to be unreasonably withheld, conditioned or delayed) provided that no consent of the Issuing Bank shall be required for an assignment to an assignee that is a Lender immediately prior to giving effect to such assignment.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500 (unless waived by the Administrative Agent); and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and the Guarantors and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

(iii) Subject to the acceptance and recording thereof pursuant to Section 12.04(b)(iv), from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 5.01, Section 5.02, Section 5.03 and Section 12.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.04(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.04(c).

(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Maximum Credit Amount of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive (absent manifest error), and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice. In connection with any changes to the Register, if necessary, the Administrative Agent will reflect the revisions on Annex I and forward a copy of such revised Annex I to the Borrower, the Issuing Bank and each Lender.

(v) Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 12.04(b) and any written consent to such assignment required by Section 12.04(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.08(d), Section 2.08(e), Section 2.05(b), Section 4.02, Section 12.03(c) or Section 12.04(e) below, the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 12.04(b).

(c) Any Lender may, without the consent of, or notice to, the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to Section 12.02(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Section 5.01, Section 5.02 and Section 5.03 (subject to the requirements and limitations therein, including the requirements under Section 5.03(e) (it being understood that the documentation required under Section 5.03(e) shall be delivered to the participating Lender and the information)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.04(b); provided that such Participant (A) agrees to be subject to the provisions of Section 5.04 as if it were an assignee under Section 12.04(b) and (B) shall not be entitled to receive any greater payment under Section 5.01 or Section 5.03, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 5.04(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 4.01(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b) of the Proposed United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender, and this Section 12.04(d) shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Bank or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this clause (e), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Section 12.05 Survival; Revival; Reinstatement.

(a) All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement and in the other Loan Documents or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until Payment in Full. The provisions of Section 5.01, Section 5.02, Section 5.03, Section 12.03 and Article XI shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.

(b) To the extent that any payments on the Obligations or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the Lenders’ Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Administrative Agent and the Lenders to effect such reinstatement.

Section 12.06 Integration; ENTIRE AGREEMENT; Effectiveness.

(a) This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(b) Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 12.07 Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 12.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including, without limitation, obligations under Swap Agreements) at any time owing, by such Lender, the Issuing Bank or any such Affiliate, to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or any other Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the Issuing Bank or their respective Affiliates, irrespective of whether or not such Lender, the Issuing Bank or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender or the Issuing Bank different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so setoff shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 4.03 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Bank, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the Issuing Bank and their respective Affiliates under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Bank or their respective Affiliates may have. Each Lender and the Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 12.09 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT IN THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.

(c) EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 12.01 OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 12.01 (OR ITS ASSIGNMENT AND ASSUMPTION), SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

(d) WAIVER OF JURY TRIAL. EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.09.

Section 12.10 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 12.11 Confidentiality; Material Non-Public Information. Each of the Administrative Agent, the Arranger, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors, its auditors and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 12.11, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or bona fide prospective counterparty (or its advisors) to any Swap Agreement relating to the Borrower and its obligations, (g) on a confidential basis to (1) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided for herein or (2) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of identification numbers with respect to the credit facilities provided for herein, (h) with the consent of the Borrower or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 12.11 or (ii) becomes available to the Administrative Agent, the Arranger, the Issuing Bank, any Lender or any Affiliate of the foregoing Persons on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section 12.11, “Information” means all information received from the Borrower, any of its Affiliates, or any of its or their Related Parties or any Subsidiary relating to the Borrower’s, any of its Affiliates’, any of its or their Related Parties’ or any Subsidiary’s businesses, other than any such information that is available to the Administrative Agent, the Arranger, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrower, any of its Affiliates or any of its or their Related Parties or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 12.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each Lender acknowledges that the Information furnished to it pursuant to this Agreement or the other Loan Documents may include material non-public information concerning the Borrower and its Affiliates and its or their Related Parties or its or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.

All information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement or the other Loan Documents will be syndicate-level information, which may contain material non-public information about the Borrower and its Related Parties or their respective securities. Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws.

Section 12.12 Interest Rate Limitation. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (ii) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the stated term of the Loans evidenced by the Notes until Payment in Full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.12 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.12.

Section 12.13 EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

Section 12.14 Collateral Matters; Swap Agreements; Cash Management Agreements. The benefit of the Security Instruments and of the provisions of this Agreement relating to any Collateral securing the Obligations shall also extend to and be available to Secured Swap Parties and Secured Cash Management Providers on a pro rata basis (but subject to the terms of the Loan Documents, including, without limitation, provisions thereof relating to the application and priority of payments to the Persons entitled thereto) in respect of Secured Swap Obligations and Secured Cash Management Obligations. Except as provided in Section 12.02(b), no Secured Swap Party or Secured Cash Management Provider shall have any voting rights under any Loan

Document as a result of the existence of any Secured Swap Obligation or Secured Cash Management Obligation owed to it. Except with respect to the exercise of setoff rights in accordance with Section 12.08 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof.

Section 12.15 No Third Party Beneficiaries. This Agreement, the other Loan Documents, and the agreement of the Lenders to make Loans and the Issuing Bank to issue, amend, renew or extend Letters of Credit hereunder are solely for the benefit of the Borrower, and no other Person (including, without limitation, any Subsidiary of the Borrower, any obligor, contractor, subcontractor, supplier or materialsman) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Administrative Agent, the Issuing Bank or any Lender for any reason whatsoever. There are no third party beneficiaries other than to the extent contemplated by the last sentence of Section 12.04(a).

Section 12.16 USA PATRIOT Act Notice. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower and the Guarantors, which information includes the name and address of the Borrower and the Guarantors and other information that will allow such Lender to identify, the Borrower and the Guarantors in accordance with the USA PATRIOT Act.

Section 12.17 Non-Fiduciary Status. The arranging and other services regarding this Agreement provided by the Administrative Agent, the Arranger, and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arranger, and the Lenders, on the other hand. The Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. The Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; the Administrative Agent, the Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and neither the Administrative Agent, the Arranger nor any Lender has any obligation to the Borrower, or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents. The Administrative Agent, the Arranger and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Administrative Agent, the Arranger, or any Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, the Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 12.18 Flood Insurance Provisions. Notwithstanding any provision in this Agreement or any other Loan Document to the contrary, in no event is any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) included in the definition of “Mortgaged Property” and no Building or Manufactured (Mobile) Home is hereby encumbered by this Agreement or any other Loan Document.

Section 12.19 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 12.20 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 12.21 Releases.

(a) Release Upon the Release Date. Upon the Release Date, any security interest and any guarantee granted pursuant to the Loan Documents in respect of the Collateral or the Obligations shall be released; provided that, the Administrative Agent shall take any action reasonably requested by the Borrower in order to effect or evidence the foregoing, in each case, without recourse or warranty by the Administrative Agent and at the sole expense of the Borrower.

(b) Further Assurances. If any of the Collateral shall be sold, transferred or otherwise Disposed of by the Borrower or any other Loan Party in a transaction permitted by this Agreement or any other Loan Document, then the Administrative Agent, at the request and sole expense of the Borrower, shall promptly execute and deliver to the Borrower all releases or other documents reasonably necessary or desirable for the release of the Liens created by the applicable Security Instrument on such Collateral. A Guarantor shall be released from its obligations under this Agreement and the other Loan Documents in the event that all of the Equity Interests of such Guarantor shall be sold, transferred or otherwise Disposed of in a transaction permitted by this Agreement and the Administrative Agent, at the request and sole expense of the Borrower, shall promptly execute and deliver to the Borrower all releases or other documents reasonably necessary or desirable to evidence the release of, or otherwise release, such Guarantor from its obligations under the Loan Documents.

Section 12.22 Electronic Execution; Electronic Records; Counterparts.

(a) This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Borrower, on behalf of itself and the other Loan Parties, and each Credit Party agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Each of the Arranger, each Agent and each Credit Party may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, neither the Administrative Agent nor the Issuing Bank is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent or the Issuing Bank has agreed to accept such Electronic Signature, each of the Arranger, each Agent and each Credit Party shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Credit Party without further verification and (ii) upon the request of any Credit Party, any Electronic Signature shall be promptly followed by such manually executed counterpart.

(b) Neither the Administrative Agent nor the Issuing Bank shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s or the Issuing Bank’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent and the Issuing Bank shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

(c) Each of the Borrower, on behalf of itself and the other Loan Parties, and each Credit Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement and/or any other Loan Document based solely on the lack of paper original copies of this Agreement and/or such other Loan Document, and (ii) any claim against any Agent, Arranger, Credit Party and/or any of their respective Related Parties for any liabilities arising solely from any Agent’s, Arranger’s or Credit Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

Section 12.23 Assignment and Assumption from KMF Land to Borrower; Amendment and Restatement; Existing Credit Agreement.

(a) On the Effective Date, (i) KMF Land hereby irrevocably assigns, transfers and conveys all of its rights, duties, liabilities and obligations as the borrower under the Existing Loan Documents to the Borrower, and the Borrower hereby irrevocably accepts such assignment from KMF Land and agrees to be bound by all of the terms, conditions and provisions of, and assumes all of the rights, duties, liabilities and obligations of KMF Land as the borrower under the Existing Loan Documents, in each case to the extent amended, restated and superseded in connection with the transactions contemplated hereby with the same force and effect as if originally named the “Borrower” under the Existing Credit Agreement (and, for the avoidance of doubt, KMF Land shall cease to be the “Borrower” thereunder), (ii) this Agreement shall not constitute a novation, discharge, rescission, extinguishment or substitution of the parties’ rights and obligations as to payment of the “Loans”, “Letters of Credit” and the “Obligations” (as each such term is defined in the Existing Credit Agreement) or evidence payment of all or any portion of any of KMF Land’s or any of the other Existing Loan Parties’ obligations and liabilities under the Existing Credit Agreement and such amendment and restatement shall operate to renew, amend, modify, and extend all of the rights, duties, liabilities and obligations of the Existing Loan Parties under the Existing Credit Agreement and under the Existing Loan Documents, which rights, duties, liabilities and obligations as to payment of the “Loans”, “Letters of Credit” and the “Obligations” (as each such term is defined in the Existing Credit Agreement) are hereby renewed, amended, modified and extended, and shall not act as a novation thereof, (iii) the “Loans”, “Letters of Credit” and the “Obligations” (as each such term is defined in the Existing Credit Agreement) shall remain outstanding and be continued as the same indebtedness as Loans, Letters of Credit and other Obligations hereunder and shall bear interest and be subject to such other fees as set forth in this Agreement and (iv) the Liens securing the Obligations under and as defined in the Existing Credit Agreement and the rights, duties, liabilities and obligations of the Borrower and the Guarantors as to payment of the “Loans”, “Letters of Credit” and other “Obligations” (as each such term is defined in the Existing Credit Agreement) and the Existing Loan Documents to which they are a party shall not be extinguished but shall be carried forward and shall secure such Obligations and rights, duties, obligations and liabilities as amended, renewed, extended and restated hereby.

(b) Any obligations under the “Fee Letters” as defined in the Existing Credit Agreement shall be of no further force and effect and such “Fee Letters” are hereby terminated. Any “Note” as defined in the Existing Credit Agreement shall be deemed for all purposes superseded and replaced by the Note (if any) issued to the applicable Lender under this Agreement, without further action required by any payee thereof, and all “Notes” under the Existing Credit Agreement shall be of no further force and effect.

(c) KMF Land represents and warrants that, immediately prior to the Effective Date, there are no claims or offsets against, or defenses or counterclaims to, its obligations (or the obligations of any Guarantor) under the Existing Credit Agreement or any of the other Existing Loan Documents. Borrower represents and warrants that, as of the Effective Date, there are no claims or offsets against, or defenses or counterclaims to, its obligations (or the obligations of any Guarantor) under the Existing Credit Agreement or any of the other Existing Loan Documents.

(d) Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, any Lender may exchange, continue or roll over all or a portion of its Loans in connection with the amendment and restatement of the Existing Credit Agreement on the Effective Date and any other refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.

(e) For the avoidance of doubt, any basket which permits a certain amount of a given type of transaction over any period of time (however denominated), without being deemed to prohibit any transaction occurring prior to the Effective Date, shall be reset such that such basket provision shall cover only time periods from the Effective Date until the Maturity Date.

(f) For the avoidance of doubt, as of the Effective Date, no Person shall be a party to this Agreement or any other Loan Document in any capacity other than in any capacity in which such Person executes this Agreement or any other Loan Document.

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